Exhibit 10.56

SUBLEASE

by and between

EVOFEM, INC.,

a Delaware corporation

as Sublandlord

and

WomanCare Global Trading Inc.

a Delaware corporation

as Subtenant

Dated: January 30, 2015

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5.	Leasing Covenants		19
	5.1	Delivery; FF&E; Surrender	19
	5.2	Insurance	19
	5.3	Default; Remedies	20
	5.4	Signage	20
	5.5	Parking	20
	5.6	Refurbishment Allowance	21

6.	Miscellaneous		21
	6.1	Defined Terms	21
	6.2	Attorneys’ Fees	21
	6.3	Further Assurances	21
	6.4	Interpretation	21
	6.5	Execution	21
	6.6	Assignment of Overlease	21
	6.7	Overlandlord’s and Overtenant’s Consent	21
	6.8	Financial Statements	22

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SUBLEASE

This SUBLEASE (the “Sublease”) is entered into as of January 30, 2015 (the “Execution Date”) by and between EVOFEM INC., a Delaware corporation (“Sublandlord”), and WOMANCARE GLOBAL TRADING INC. a Delaware corporation (“Subtenant”).

W I T N E S S E T H

WHEREAS, Relational Investors LLC is the tenant (“Overtenant”) under that certain lease dated as of June 1, 2004 between Kilroy Realty, L.P., a Delaware limited partnership (“Overlandlord”) and Relational Advisors LLC, and Relational Investors, LLC as amended by that certain (i) First Amendment to Office Lease dated as of July 23, 2004, (ii) Release Agreement dated December 22, 2005, (iii) Second Amendment to Office Lease (“Second Amendment”) dated May 1, 2014, and (iv) Third Amendment to Office Lease (“Third Amendment”) dated December 31, 2014 (collectively, the “Overlease”). A copy of the Overlease is attached hereto as Exhibit S-A;

WHEREAS, Relational Advisors LLC assigned its rights and interests under the Overlease to Overtenant pursuant to that certain Confidential Separation Agreement, effective as of November 10, 2005;

WHEREAS, pursuant to the Overlease, Overlandlord demised to Overtenant the “Premises” (as defined and described in the original Overlease) located in the “Building” (as defined and described in the Overlease);

WHEREAS, pursuant to the Second Amendment, the Overlease with respect to the portion of the original Premises consisting of the “Expiration Space” (as defined and described in the Second Amendment) expired as of November 30, 2014, and as of December 1, 2014, the “Premises” under the Overlease became solely the “Remaining Premises” (as defined and described in the Second Amendment, and more particularly in Section 2.1 thereof), consisting of approximately 15,784 rentable (14,414 usable) square feet of space located at 12400 High Bluff Drive, Suite 600, San Diego, California 92130;

WHEREAS, Sublandlord is the sub-tenant under that certain Office Sublease dated as of January 30, 2015 by and between Overtenant and Sublandlord (“Office Sublease”) whereby Sublandlord has subleased from Overtenant all of the Remaining Premises, and Overlandlord has consented to the Office Sublease. A copy of the Office Sublease is attached hereto as Exhibit S-B.

WHEREAS, Subject to the Overlease and the Office Sublease, Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, subject to the terms of this Sublease, a portion of the Remaining Premises (herein referred to as the “Subpremises”). The description of the Subpremises have been agreed upon by the parties and may be adjusted pursuant to Section 1.5.

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NOW, THEREFORE, in consideration of the mutual covenants contained in this Sublease, and for valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows.

1. Sublease of Subpremises; Sublease Term; Shared Occupancy.

1.1 Sublease of Subpremises. Subject to the terms and conditions of this Sublease, Sublandlord subleases the Subpremises to Subtenant, and Subtenant subleases the Subpremises from Sublandlord, for the Sublease Term.

Pursuant to the Second Amendment, Overlandlord has the obligation to demise the Subpremises from the Expiration Space (as defined in the Second Amendment). Subtenant acknowledges that, pursuant to Section 2.3 of the Second Amendment, Overlandlord’s space planner/architect is to measure the rentable square feet of the Subpremises following such demising, and that the determination of Overlandlord’s space planner/architect will be conclusive and binding. Except as expressly set forth otherwise herein, Base Subrent and all other obligations hereunder that are based on the rentable square footage of the Subpremises shall be retroactively adjusted to reflect the results of such measurement. Without limiting any other provisions of this Sublease, the Office Sublease or the Overlease, Subtenant also acknowledges that the construction work to be performed by Overlandlord pursuant to the Second Amendment may involve noise, dust and other disturbances to Subtenant, and that Subtenant will have no rent abatement or other claims against Sublandlord relating to same.

1.2 Sublease Term. Subject to the terms hereof (including, but not limited to, Section 1.3 below), the “Sublease Term” shall (a) commence on the date (the “Sublease Commencement Date”) that is the later of: (i) February 1, 2015, or (ii) one (1) business day after the date when Overlandlord delivers to Overtenant and Sublandlord a consent to this Sublease executed by Overlandlord and Overtenant in accordance with Section 6.7 hereof and (b) expire upon the expiration date of the Overlease (i.e., March 31, 2020) (the “Sublease Expiration Date”). Subtenant acknowledges and agrees that Overtenant has no obligation to, and does not intend to, exercise the options to extend the current term of the Overlease set forth in Section 4.2 of the Second Amendment.

1.3 Delivery Date. The Subpremises shall be delivered to the Subtenant on the Sublease Commencement Date; provided, however, that prior to the Sublease Commencement Date and so long as (i) Overlandlord and Overtenant have executed a consent to this Sublease in accordance with Section 6.7 hereof, and (ii) Subtenant has delivered the insurance certificate in accordance with Section 5.2 hereof, Subtenant and its contractors and consultants shall be permitted to enter the Subpremises with no obligation to pay Subrent until the Sublease Commencement Date except as set forth below, to install cabling, equipment, telecommunications, computers and furniture (collectively, “Fixturizing”) and to use the Subpremises for conduct of Subtenant’s business in accordance with this Sublease. The first date on which the Subpremises is first accessed under this Section 1.3 shall be the “Early Access Date”. Subtenant shall hold Overtenant and Sublandlord harmless from and indemnify, protect and defend Overtenant and Sublandlord from and against any Claim relating to or arising out of any loss or damage to the Building, or Subpremises, or any injury to any persons, that results from Subtenant’s access to the Premises pursuant to this Section 1.3. Additionally, if Subtenant uses the Subpremises for

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conducting Subtenant’s business prior to the Sublease Commencement Date, then Subtenant hereby agrees that it shall abide by the terms and conditions set forth in this Sublease during that time as if the Sublease Term had commenced; provided, however, that during the period prior to the Sublease Commencement Date, in lieu of the Base Subrent set forth in Section 2.1 below, Subtenant shall pay to Sublandlord an amount equal to One Thousand Dollars ($1,000.00) per month, divided by the number of days of such person’s occupancy, for each person who occupies the Subpremises during such period.

1.4 Shared Occupancy. Notwithstanding anything in this Sublease to the contrary, Sublandlord shall have the right to occupy the Remaining Premises not included in the Sublease Premises and to share portions of the Sublease Premises with Subtenant. Sublandlord and Subtenant shall share use the conference rooms, kitchens, patios and similar areas within the Remaining Premises, subject to availability and Sublandlord’s reasonable requirements relating to same. Sublandlord and Subtenant and their employees and invitees shall have a right to walk through the Subpremises and the rest of the Remaining Premises to the extent reasonably necessary to get to and from the Subpremises to the remainder of the Building and (z) Subtenant shall have the right to use portions of the Computer Room and the conduits serving same to the extent reasonably necessary in connection with Subtenant’s information systems provided that such use doesn’t interfere with or otherwise adversely affect Overtenant’s and Sublandlord’s use of the Computer Room and doesn’t result in any additional costs or expenses to Sublandlord.

While acknowledging that the Subpremises and the remainder of the Remaining Premises will not be separated by a demising wall or other such physical barrier, Sublandlord and Subtenant each agrees to respect and maintain the privacy and confidentiality of the other party’s business and to reasonably cooperate with the other party in implementing any reasonable security measures, procedures or protocols intended to ensure such privacy and confidentiality.

1.5 Shared Occupancy. On or around the anniversary of the Sublease Commencement Date Sublandlord and Subtenant shall meet and confer and negotiate in good faith whether based upon their individeual needs for the following year there will be a change in the description of the Subpremises and a corresponding change in Base Subrent and Additional Consideration set forth in Sections 2.1 and 2.2 below. In the event the parties cannot come to agreement regarding any proposed change in the Subpremises either party may terminate this Sublease with 90 days advance written notice.

2. Subrent. Subtenant agrees to pay Sublandlord rent under this Sublease (the “Subrent”) in the following amounts at the following times, prorated daily for partial periods:

2.1 Base Subrent. Subject to the last sentence of Section 1.3 above, Subtenant shall pay “Base Subrent” to Sublandlord for the Subpremises in monthly installments from and after the Sublease Commencement Date through the Expiration Date, in the corresponding amount for each such month (each a “Lease Month”) set forth on Exhibit S-C attached hereto.

2.2 Additional Subrent. From and after the Sublease Commencement Date through the Expiration Date, Subtenant shall pay to Sublandlord, as “Additional Subrent,” one half of all amounts (other than the Base Rent) payable to Overlandlord under the Overlease, including but not limited to Tenant’s Share of Direct Expenses thereunder. Notwithstanding anything in the

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foregoing to the contrary, Additional Subrent shall exclude any charges to the extent such charges arise from (i) goods or services provided to or work performed for the benefit of Sublandlord, or (ii) the willful misconduct of Sublandlord. Subtenant shall pay each such item of Additional Subrent at least three (3) business days before the Overlease and the Office Sublease requires Sublandlord to make such payment to Overlandlord.

2.3 Additional Consideration. Concurrently with Subtenant’s execution of this Sublease, Subtenant shall pay to Sublandlord as additional consideration for the Sublease the amount of Two Hundred Fifty Thousand Dollars ($250,000) (“Additional Consideration”). In the event Subtenant commits a default with respect to any provision of this Sublease, including the filing of a voluntary petition under Title 11 of the United States Code (i.e., the Bankruptcy Code), or otherwise becomes a debtor in any case or proceeding under the Bankruptcy Code, as now existing or hereinafter amended, or any similar law or statute, Sublandlord may (but shall not be required to) apply all or any portion of the Additional Consideration and such proceeds shall constitute Sublandlord’s property (and not Subtenant’s property or the property of the bankruptcy estate of Subtenant) and Sublandlord may then use, apply or retain all or any part of the Additional Consideration (1) for the payment of any sum which is in default, (2) to reimburse Sublandlord for costs incurred by Sublandlord in connection with this Sublease (including, without limitation, any brokerage commissions and attorneys’ fees), (3) for the payment of any other amount which Sublandlord may spend or become obligated to spend by reason of Subtenant’s default, (4) to compensate Sublandlord for any loss or damage which Sublandlord may suffer by reason of Subtenant’s default or (5) as prepaid rent to be applied against Subtenant’s Base Subrent obligations for the last month of the Sublease Term and the immediately preceding month(s) of the Sublease Term until the Additional Consideration is exhausted. If any portion of the Additional Consideration is so used or applied, Subtenant shall, within ten (10) days after demand therefor, pay Sublandlord as increased Additional Consideration an amount to cause the aggregate amount of the unused portion of the Additional Consideration and the increase thereof to equal Two Hundred Fifty Thousand Dollars ($250,000), and such additional amounts shall become part of the Additional Consideration. Sublandlord shall not be required to keep the Additional Consideration separate from its general funds. The Additional Consideration or any remaining amount thereof held by Sublandlord, after any use, application or retention of same by Sublandlord permitted by this Section 2.3, shall be returned to Subtenant or, at Sublandlord’s option, to the last assignee of Subtenant’s interest hereunder, within sixty (60) days following (a) the expiration of the Sublease Term or (b) any earlier termination of this Sublease, provided that the Office Sublease and the Overlease have also been terminated, Overlandlord and Overtenant have fully released Sublandlord and all guarantors of the Office Sublease and the Overlease from liability under the Office Sublease and the Overlease and such guarantees and Overtenant and Overlandlord have returned to Sublandlord all deposits and other amounts due Sublandlord under the terms of the Office Sublease and the Overlease.

Pursuant to the Office Sublease the Stated Amount (as defined therein) of the Sublandlord’s Letter of Credit provided by the Sublandlord to the Overtenant can be reduced on the Adjustment Dates (as defined therein). Promptly following each Adjustment Date under the Office Sublease, Sublandlord shall return to Subtenant a portion of the Additional Consideration

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equal to one-half of the amount of the reduction in the Stated Amount of the Sublandlord’s Letter of Credit under the Office Sublease on each Adjustment Date.

The use, application or retention of the Additional Consideration and/or the proceeds or any portion thereof, shall not prevent Sublandlord from exercising any other rights or remedies provided under this Sublease, it being intended that Sublandlord shall not be required to apply any amount of the Additional Consideration, and such use, application or retention of any portion of the Additional Consideration shall not operate as a limitation on any recovery to which Sublandlord may otherwise be entitled. No trust relationship is created herein between Sublandlord and Subtenant with respect to the Additional Consideration.

Sublandlord and Subtenant acknowledge and agree that in no event or circumstance shall the Additional Consideration, and any increase thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the Additional Consideration is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Notwithstanding the foregoing, to the extent California Civil Code Section 1950.7 in any way: (a) is applicable to this Sublease or the Additional Consideration; or (b) controls Sublandlord’s rights to apply the Additional Consideration to any amounts due under the Sublease or any damages Sublandlord may suffer following termination of this Sublease, then Subtenant fully and irrevocably waives the benefits and protections of Section 1950.7 of the California Civil Code, it being agreed that Sublandlord may recover from the Additional Consideration all of Sublandlord’s damages under this Sublease and California law including, but not limited to, any damages accruing upon the termination of this Sublease in accordance with this Sublease and Section 1951.2 of the California Civil Code.

3. Incorporation of Overlease.

3.1 General. The Overlease, as it relates to the Subpremises, is incorporated by reference in this Sublease, except as follows.

3.1.1 Defined Terms. Wherever the Overlease refers to a term in the left-hand column of the following table, this Sublease shall be deemed to refer to the adjacent term in the right-hand column of the table. All other defined terms in the Overlease shall be deemed appropriately modified, as necessary to reflect the circumstances of this Sublease.

Each Reference to:	Shall be Deemed Replaced by a Reference to:
Additional Rent	Additional Subrent

Base Rent	Base Subrent

Landlord	Sublandlord; except:

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Each Reference to:	Shall be Deemed Replaced by a Reference to:
“Landlord” shall be deemed replaced by a reference to “Sublandlord, Overtenant and Overlandlord” for purposes of the following provisions: (1) Section 6.6, (2) the fourth sentence of Section 7.1, (3) Section 10.5, (4) the first sentence of Section 11.1, (5) Article 28 and (6) Section 29.32.

“Landlord” shall be replaced with “Sublandlord or Overtenant or Overlandlord” for purposes of the following provisions: (1) Section 5.3, and (2) Section 10.1.

“Landlord” shall be deemed replaced by “Overlandlord” for purposes of the following provisions: (1) Section 4.2.4, (2) Section 4.2.5.1, (3) Section 4.2.5.2, (4) Section 4.2.5.4, (5) the last sentence of Section 4.4.2, (6) Section 4.5.1, (7) Section 4.5.2, (8) Article 6, (9) the first sentence of Section 7.1, (10) Section 10.2, (11) Section 11.1 except for the reference in the first sentence thereof, (12) Section 11.2, (13) Article 23, (14) Section 29.15, (15) 29.26, (16) Section 29.30 except for the reference in the first sentence thereof, and (17) Section 29.34.

Landlord Parties	Sublandlord, Overtenant and Overlandlord Parties

Lease	Sublease; except: “Lease” shall be replaced by “Sublease, Office Sublease and Overlease” for purposes of Section 29.28.

Lease Expiration Date	Sublease Expiration Date

Lease Term	Sublease Term

Lease Commencement Date	Sublease Commencement Date (except for purposes of Sections 4.2.4 and 4.2.5)

Premises	Subpremises

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Each Reference to:	Shall be Deemed Replaced by a Reference to:
Sublease	Sub-Sublease

Tenant	Subtenant

Tenant Parties	Subtenant Parties

In addition to the foregoing replacements, to the extent any capitalized terms used in the Overlease are defined herein, such terms shall be given the meanings ascribed to them in this Sublease.

3.1.2 Exclusions. The following Sections, Articles, Exhibits and Amendments of the Overlease shall not be incorporated herein by reference or otherwise apply to this Sublease: the preamble of the Overlease, Sections 1.2, 2.2, 4.2.5.5, 4.2.7, 4.6, 6.7 and 7.2 and Articles 18, 21, 22 and 23, Exhibits B, G and H, the First Amendment to Office Lease and Sections 2.2, 3.1(a), 3.1(c), 3.2, 4.2, 5.2, 9, 11 and Exhibit B to the Second Amendment.

3.1.3 Amendments for Purposes of Sublease Incorporation of Overlease. For purposes of incorporation herein, only, the following amendments are made to the Overlease.

A. The following sections of the “Summary of Basic Lease Information” in Section 1 of the Overlease are hereby amended and restated in their entirety as follows:

TERMS OF SUBLEASE	DESCRIPTION
1. Date:	January 30, 2015

2. Subpremises:

2.2 Subpremises:	As determined by parties and subject to adjustment pursuant to Section 1.5.

3. Sublease Term (Article 2):

3.1 Length of Time:	Approximately five (5) years and two (2) months.

3.2 Sublease Commencement Date:	The date that is the later of: (i) February 1, 2015, or (ii) one (1) business day after the date when Overtenant delivers to Sublandlord a consent to this Sublease executed by Overlandlord and Overtenant in accordance with Section 6.7 of the Office Sublease and Section 6.7 of this Sublease.

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3.3 Sublease Expiration Date:	March 31, 2020.

4. Base Subrent (Article 3):	As set forth on Exhibit S-C to the Sublease.

5. Base Year:	2015.

6. Tenant’s Share:	Approximately 7.5536%.

8. [Intentionally Omitted]

9. Parking Pass Ratio (Article 28, as amended by Paragraph 8 of the Second Amendment):	Four and one-half (4 1⁄2) parking passes for every 1,000 rentable square feet of the Subpremises, fourteen (14) of which may be for use on reserved covered parking spaces individually designated for particular employees of Subtenant and the balance of which may be for use on non-reserved parking spaces, all as more particularly set forth in Article 28 and the Second Amendment. Notwithstanding anything to the contrary contained herein, Overtenant shall, retain the exclusive rights granted to it pursuant to the Office Sublease, and Subtenant shall have the right to use approximately one half of the remaining available parking passes and reserved spaces as may be allocated by Sublandlord in its reasonable discretion, or as otherwise agreed to between Sublandlord and Subtenant

10. Address of Subtenant (Section 29.18):

Prior to Sublease Commencement Date:

WomanCare Global Trading Inc.

8910 University Center Lane,

Suite 120

San Diego, CA 92122

Attention: Karen Jordan

After Sublease Commencement Date:

WomanCare Global Trading Inc.

12400 High Bluff, Suite 600

San Diego, California 92130

Attention: Karen Jordan

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11. Addresses of Sublandlord, Overtenant and Overlandlord:

11.1 Address of Sublandlord:	Prior to Sublease Commencement Date:

EvoFem Inc. 8910 University Center Lane, Suite 120 San Diego, CA 92122 Attention: Chief Financial Officer

After Sublease Commencement Date:

EvoFem Inc. 12400 High Bluff, Suite 600 San Diego, California 92130 Attention: Chief Financial Officer

with copy to:

K&L Gates LLP 1 Park Plaza, Twelfth Floor Irvine, CA 92614 Attn: Adam C. Lenain

11.2 Address of Overtenant	Prior to Sublease Commencement Date: Relational Investors LLC 12400 High Bluff, Suite 600 San Diego, California 92130 Attention: Jay Sitlani

After Sublease Commencement Date:

Relational Investors LLC 12400 High Bluff, Suite 600 San Diego, California 92130 Attention: Jay Sitlani

11.3 Address of Overlandlord:	Kilroy Realty Corporation 12200 West Olympic Boulevard, Suite 200 Los Angeles, California 90064 Attention: Legal Department with copies to: Kilroy Realty Corporation

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12200 West Olympic Boulevard,
Suite 200
Los Angeles, California 90064
Attention: Mr. John Fucci

And

Kilroy Realty Corporation
3611 Valley Centre Drive, Suite 250
San Diego, California 92130
Attention: Mr. Brian Galligan

And

Allen Matkins Leck Gamble & Mallory
LLP
1901 Avenue of the Stars, Suite 1800
Los Angeles, California 90067
Attention: Anton N. Natsis, Esq.

B. Section 1.1.1 is hereby amended by deleting the following phrase: “and in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”)” in its entirety.

C. Section 2.1 is hereby amended by deleting the following parentheticals: (i) “(i.e., December 15, 2004)”, (ii) “(i.e., November 30, 2005)”, and (iii) “(i.e., December 1st)”, in their entirety.

D. Article 3 is hereby amended by (i) deleting the phrase “in advance on or before the first day of each and every calendar month during the Lease Term” and replacing it with “in advance on or before the third to last day of the preceding calendar month for each and every Sublease Month during the Sublease Term”; and (ii) deleting the last two sentences in the article.

E. Section 4.2.4 is hereby amended by deleting the second proviso in clause (iii).

F. The first sentence of Section 4.4.1 is hereby amended and restated in its entirety as follows: “Sublandlord shall give to Subtenant following the end of each Expense Year, but in no event later than thirty (30) days after Sublandlord receives the corresponding statement from Overtenant under the Office Sublease or Overlandlord under the Overlease, a statement (the “Statement”) which shall state in general major categories the Building Direct Expenses incurred or accrued for the Base Year or such preceding Expense Year, as applicable, and which shall indicate the amount of Excess.”

G. The first sentence of Section 4.4.2 is hereby amended and restated in its entirety as follows: “In addition, Sublandlord shall give Subtenant a yearly expense estimate statement (the “Estimate Statement”), but in no event later than thirty (30) days after Sublandlord

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receives the corresponding statement from Overtenant under the Office Sublease or Overlandlord under the Overlease, which shall set forth in general major categories, Overlandlord’s commercially reasonable estimate (the “Estimate”) of what the total amount of Building Direct Expenses for the then-current Expense Year shall be and the estimated excess (the “Estimated Excess”) as calculated by comparing the Building Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Building Direct Expenses for the Base Year.”

H. Section 6.3 is hereby amended by deleting, in its entirety, the final sentence in the Section.”

I. Section 8.1 is hereby amended by deleting the last sentence in the Section in its entirety.

J. Section 8.5 is hereby amended by deleting the following phrase in its entirety “, and/or (ii) remove any “Above Building Standard Tenant Improvements,” as that term is defined in Section 2.4 of the Tenant Work Letter, located within the Premises and replace the same with then existing “Building Standard Tenant Improvements,” as that term is defined in Section 23 of the Tenant Work Letter”.

K. The first sentence of Section 10.1 is hereby amended and restated in its entirety as follows: “To the extent not prohibited by law and except as otherwise expressly provided herein to the contrary, Subtenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Subpremises from any cause whatsoever and agrees that the Overtenant and Overlandlord, their partners, subpartners and their respective officers, agents, servants employees, and independent contractors (collectively, “Overtenant Parties and Overlandlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Subtenant or other persons claiming through Subtenant.”

L. Section 10.3.2(ii) is hereby amended by deleting the following phrase: “the “Tenant Improvements,” as that term is defined in Section 2.1 of the Tenant Work Letter” in its entirety.

M. Section 10.4 is hereby amended and restated in its entirety as follows:

10.4 Form of Policies. The minimum limits of policies of insurance required of Subtenant under this Sublease shall in no event limit the liability of Subtenant under this Sublease. Such insurance shall (i) name the Sublandlord, the Overtenant, the Overlandlord, and any other party the Sublandlord, Overtenant, or Overlandlord so specify that has a material financial interest in the Project, as an additional insured, including Overlandlord’s managing agent, if any; (ii) specifically cover the liability assumed by Subtenant under this Sublease, including, but not limited to, Subtenant’s obligations under 10.1 of the Overlease; (iii) be issued by an insurance company having a rating of not less than A-X in Best’s Insurance Guide or which is otherwise acceptable to Sublandlord, Overtenant and Overlandlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Sublandlord, Overtenant and Overlandlord is excess and is non-contributing with any insurance requirement of Subtenant; (v) be in form and content

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reasonably acceptable to Sublandlord, Overtenant and Overlandlord; and (vi) provide that said insurance shall not be cancelled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Sublandlord, Overtenant and Overlandlord and any mortgagee of Overlandlord, the identity of whom has been provided to the Subtenant in writing. Subtenant shall deliver certificates of said policy or policies to the Sublandlord, Overtenant and the Overlandlord prior to the Execution Date and at least thirty (30) days before the expiration dates thereof. In the event Subtenant shall fail to procure such insurance, or to deliver such policies or certificates, Sublandlord, or Overtenant, or Overlandlord may, at their option, after written notice to the Subtenant and Subtenant’s failure to obtain such insurance within five (5) days thereafter, procure such policies for the account of the Subtenant, and the cost thereof shall be paid to Sublandlord, Overtenant or Overlandlord, as the case may be, within thirty (30) days after delivery to Subtenant of bills therefor.

N. Section 14.2 is hereby amended by replacing each reference to Landlord with Overtenant and Landlord, and adding the following to the last paragraph in the Section:

“Sublandlord and Subtenant hereby acknowledge Woman Care Global’s right to occupy portions of the Subpremises shall be subject and subordinate to the provisions of the Office Sublease and the Overlease, and if the Office Sublease shall be terminated or if Subtenant is in default hereinafter (after expiration of any applicable notice and cure period), Woman Care Global’s right to occupy a portion of the Subpremises shall be immediately cancelled at the sole option of Overtenant.”

O. Article 16 is hereby amended by deleting the first sentence of the Section in its entirety and replacing it with the following:

“If Tenant holds over after the expiration of the Sublease Term or an earlier termination thereof, with or without the express or implied consent of the Sublandlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term. If Sublandlord or Subtenant holds over after the expiration of the Sublease Term or due to an earlier termination of the Office Sublease, Subrent shall be payable at a monthly rate equal to 150% of the Subrent applicable under the last rental period of the Sublease Term under the Office Sublease; provided, however, if Subtenant holds over after the Sublease Expiration Date of the Office Sublease such that Overtenant or Sublandlord will be deemed to be holding over under the Office Sublease or the Overlease, Subtenant will be responsible as Subrent due pursuant to this Sublease for any rent due under the Office Sublease and the Overlease for the Subpremises as a result of such holdover, such rent to include any applicable increases in rent pursuant to Article 16 of the Overlease.”

P. The first sentence of Article 27 is hereby amended and restated in its entirety as follows:

“Sublandlord, Overtenant and Overlandlord reserve the right at all reasonable times (during Building Hours with respect to items (i) and (ii) below) and upon at least twenty four (24) hours prior written notice to Subtenant (except in the case of an emergency) to enter the Subpremises to (i) inspect them; (ii) show the Subpremises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers, or during the last

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twelve (12) months of the Sublease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Subpremises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment.”

Q. Section 29.18 is hereby amended by (1) deleting the second sentence in the Section in its entirety and replacing it with the following: “Any Notice shall be sent, transmitted, or delivered, as the case may be, to Subtenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Subtenant may from time to time designate in a Notice to Sublandlord, or to Sublandlord at the address set forth in Section 11.1 of the Summary, or to such other places as the Sublandlord may from time to time designate in a Notice to Subtenant.” and (2) deleting the final sentence of the Section and replacing it with the following: “Any notices to the Overtenant or the Overlandlord shall be sent, transmitted or delivered, as the case may be, to the address listed in Section 11.2 or 11.3 as applicable of the Summary or to such other places as the Sublandlord, Overtenant, or Overlandlord may from time to time designate in a Notice to Subtenant.”

R. Section 29.24 is hereby amended and restated in its entirety as follows:

“Sublandlord and Subtenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Sublease, and that they know of no real estate broker or agent who is entitled to a commission in connection with this Sublease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent occurring by, through, or under the indemnifying party.

3.1.4 Other. In addition, this Sublease does not incorporate by reference any other terms of the Overlease that, by their nature or purpose, are inapplicable or inappropriate to the subleasing of the Subpremises.

3.1.5 Dispute Resolution. Wherever the Overlease provides a dispute resolution procedure or a procedure to determine any matter relevant to this Sublease, and provided Subtenant is not in default of any provision of this Sublease, Overtenant, Sublandlord and Subtenant shall reasonably cooperate in exercising Sublandlord’s rights under or otherwise complying with such procedure pursuant to the Office Sublease and the Overlease, and Overtenant’s rights shall be Overtenant, Sublandlord and Subtenant’s joint rights unless Overtenant assigns all of its rights to Sublandlord. All out of pocket costs (including, but not limited to, attorneys’ fees and costs) reasonably incurred by Overtenant, Sublandlord and Subtenant in complying with such procedure shall be shared equally between Overtenant, Sublandlord and Subtenant unless Overtenant assigns all of its rights to Sublandlord in which case they shall be paid or reimbursed by Sublandlord and Subtenant. Subtenant shall have no separate right to invoke such procedure as between Sublandlord and Overtenant.

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3.1.6 Representations and Warranties. To the extent Overlandlord makes any representations and warranties in the Overlease: (a) Sublandlord represents and warrants to Subtenant that Sublandlord is not actually aware of any breach of such representations and warranties; and (b) if any such representations and warranties are breached, then Subtenant shall have no claim against Sublandlord except to the extent of an equitable allocation of any payment, settlement, or rent offset that Sublandlord and Subtenant may obtain from Overlandlord because of such breach. References herein to Sublandlord’s “knowledge” shall refer only to the current actual knowledge of Sublandlord, without duty of investigation or further inquiry.

Further, Sublandlord represents and warrants the Subpremises, including the improvements, fixtures, and furnishings therein, shall be broom clean on the earlier of the Early Access Date and the Sublease Commencement Date.

3.1.7 Interaction of Sublease and Overlease. Wherever this Sublease conflicts with an incorporated term of the Office Sublease or the Overlease, as incorporated in this Sublease, this Sublease shall govern, but wherever reasonably possible such a conflict shall be resolved by treating Subtenant’s and Sublandlord’s obligations under all three documents as cumulative.

3.1.8 Notices. Except as otherwise provided herein, the time limits contained in the Overlease for the giving of notices, curing defaults, making payments, or demands or performing any act, condition or covenant (i) on Overtenant’s part, are changed for the purpose of incorporation herein by reference by shortening the same in each instance by five (5) business days, so that Subtenant shall have less time to observe or perform under this Sublease than Sublandlord under the Office Sublease and Overtenant under the Overlease; provided, however, in no event shall Subtenant have less than two (2) business days to so observe or perform any such act, condition or covenant, and (ii) on Overlandlord’s and Overtenant’s part, are changed for the purpose of incorporation herein by reference by lengthening the same in each instance by three (3) business days, so that Overtenant and Sublandlord shall have more time to observe or perform under this Sublease than Overlandlord under the Overlease. If Sublandlord or Subtenant receives any notice or demand from Overtenant or Overlandlord relating to this Sublease or the Subpremises, said party shall promptly give a copy thereof to the other.

3.2 Compliance with Overlease. Subtenant agrees, solely for the benefit of Sublandlord, to be bound by, and to fully comply with all obligations of Sublandlord arising under, the Office Sublease, and all obligations of the Overtenant under the Overlease, including, but not limited to, all obligations relating to the surrender of the Subpremises to Overlandlord upon the expiration or earlier termination of the Office Sublease or the Overlease, except to the extent that this Sublease requires Sublandlord to perform any obligation under the Overlease (including Sublandlord’s payment of Sublandlord’s Rent under the Office Sublease and Overtenant’s payment of Rent under the Overlease, except as provided otherwise herein). Subtenant shall do nothing that violates the Office Sublease or the Overlease.

3.3 Abatement Rights. Subtenant may not assert against Overtenant or Sublandlord any right to abate rent that may exist under the Overlease, but if any such right becomes relevant for the Subpremises, then Sublandlord, at Subtenant’s request, shall use reasonable efforts to pursue such abatement. Subtenant shall be entitled to an abatement against Subrent only equal to the lesser of (a) the dollar amount of the abatement that Sublandlord actually recovers on behalf of

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Subtenant to the extent such abatement arises from Overlandlord’s acts and omissions and is allocated to the Sublease Term or (b) the amount of Subtenant’s Subrent for the portion of the Sublease Term that such abatement affects.

3.4 Payment of Sublandlord’s Rent. Except to the extent this Sublease requires Subtenant to pay portions of same directly to Overlandlord, and provided that Subtenant complies with its payment obligations and material nonmonetary obligations under this Sublease (including payment of all Subrent and Additional Consideration when and as due), Sublandlord shall pay Overtenant all rent required by the Office Sublease (“Sublandlord’s Rent”) within the applicable cure periods under the Office Sublease. This does not limit any express obligation of Subtenant in this Sublease to reimburse Sublandlord for any such rent or pay any other sum.

3.5 Rights and Benefits Under Overlease. To the extent not covered specifically in this Sublease and to the extent that they apply to the Subpremises, Subtenant shall have all the rights, privileges, and benefits granted to or conferred upon Overtenant as Tenant under the Overlease, and Sublandlord as Subtenant under the Office Sublease, provided Subtenant’s exercise of such rights, privileges, and benefits shall not cause Overtenant to be in default under the Overlease, or Sublandlord to be in default under the Office Sublease.

3.6 Additional Costs. To the extent Subtenant requires services beyond those provided for in this Sublease, Subtenant shall contract directly with and pay Overlandlord for such services. Such services may include additional cleaning; freight car service; and loading dock security services (the “Additional Services”). Subtenant shall indemnify Sublandlord and Overtenant for any costs associated with the Additional Services. If Overlandlord refuses to deal directly with Subtenant about Additional Services, then Sublandlord and Overtenant shall have no liability to Subtenant. Overtenant and Sublandlord shall have no responsibility for Overlandlord’s failure to provide Additional Services except as this Sublease expressly provides.

3.7 Overlandlord’s Performance. Wherever the Overlease (as incorporated by reference in this Sublease) or the Office Sublease would require Overtenant or Sublandlord to provide any benefit or service, Subtenant shall be entitled to receive such benefit or service directly from Overlandlord under the Overlease, and Overtenant and Sublandlord shall have no obligation to provide such benefit or service. Overtenant and Sublandlord shall have no liability to Subtenant, and Subtenant’s obligations under this Sublease shall not be reduced, restricted, diminished, or deferred, if Overlandlord fails to provide any service or benefit required under the Overlease, or to perform any obligation under the Overlease, unless both: (a) Subtenant is not in default under this Sublease; and (b) Overlandlord’s failure results from Overtenant’s default under the Overlease or Sublandlord’s default under the Office Sublease. Overtenant shall have no liability to Subtenant for Sublandlord’s default under the Office Sublease.

3.8 Preservation of Overlease and Office Sublease. Subject to any provision of this Sublease to the contrary, so long as Subtenant is not in default under this Sublease, Sublandlord shall, with respect to all periods within the Sublease Term: (a) preserve the Office Sublease and the Overlease and keep the Office Sublease and the Overlease in full force and effect; (b) not, without Subtenant’s written consent, agree to any amendment to the Office Sublease or the Overlease that would materially adversely affect Subtenant; (c) perform all its obligations under the Office Sublease and the Overlease, except any obligations Sublandlord contests in good faith

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in accordance with Sublandlord’s rights under the Office Sublease or the Overlease; and (d) pay Overtenant or Overlandlord any sums payable to Overtenant or Overlandlord on account of Sublandlord entering into the Office Sublease or this Sublease. Following any amendment of the Office Sublease or the Overlease the definition of “Office Sublease” or “Overlease” as applicable shall be deemed modified to reflect such amendment. Sublandlord shall continue to have the sole right to exercise any and all rights, privileges, and remedies under the Office Sublease and the Overlease provided such exercise does not materially and adversely affect the rights of Subtenant pursuant to this Sublease.

3.9 Consents. Wherever the Office Sublease requires Overtenant’s, or the Overlease requires Overlandlord’s, consent to any action or matter (including any such consent that would be required to be obtained from Overtenant or Overlandlord if such action or matter arose under the Office Sublease or the Overlease respectively), Subtenant must obtain Sublandlord’s Overtenant’s and Overlandlord’s consent to such action or matter. If Overtenant, Sublandlord or Overlandlord, consents to any action or matter requiring their consent but not otherwise expressly referred to in this Sublease, then neither Overtenant nor Sublandlord shall unreasonably withhold, condition or delay its consent to such action or matter.

3.10 Representations and Warranties. Sublandlord represents and warrants the Office Sublease is the entire agreement between Sublandlord and Overtenant relating to the Remaining Premises and is in full force and effect, and neither Sublandlord nor Overtenant is in default under the Office Sublease. Subtenant represents and warrants to Sublandlord that Subtenant has reviewed and is fully familiar with the Overlease, Office Sublease and the Subpremises. Except as this Sublease provides, neither party makes any representation or warranty about the Overlease, the Office Sublease, the Subpremises or any other matter.

4. Interaction of Estates; Effect on Overlandlord and Overtenant.

4.1 Priorities. This Sublease is unconditionally subject and subordinate to: (i) the Office Sublease as amended from time to time in compliance with this Sublease; (ii) the Overlease, as amended from time to time in compliance with the Office Sublease and this Sublease; (iii) all estates and interests to which the Office Sublease or the Overlease is subject and subordinate, including any and all underlying ground leases and mortgages affecting Overtenant’s and Overlandlord’s estate, all as amended or entered into from time to time; and (iv) all the terms, conditions and covenants of items “i” “ii” and “iii.” If, pursuant to the Overlease, Overlandlord or Overlandlord’s ground lessor(s) or mortgagee(s) request(s) additional documentation (consistent with such limitations and requirements, if any, as the Office Sublease or the Overlease provides) to confirm the foregoing subordination, then Subtenant shall promptly execute it.

4.2 Event of Default. Upon an Event of Default, as such term is defined in the Office Sublease or the Overlease, Overtenant and Overlandlord respectively may enforce the provisions of this Sublease, including collection of rent.

4.3 Termination of Overlease, Reentry or Repossession. In the event of termination of the Overlease for any reason, or in the event of any reentry or repossession of the Subpremises by Overlandlord, Overlandlord may, at its option, either (i) terminate this Sublease or (ii) take over

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all of the right, title and interest of Sublandlord, as sublessor, under such Sublease, in which case Subtenant shall attorn to Overlandlord, but nevertheless Overlandlord shall not (1) be liable for any previous act or omission of Overtenant or Sublandlord under the Office Sublease (without limiting Overlandlord’s obligation to cure a default under the Office Sublease or this Sublease by Sublandlord that existed prior to the attornment and which continues after such attornment, to the extent such default is readily curable by Overlandlord once Subtenant has attorned to Overlandlord, and provided that in no event shall Overlandlord be liable to Subtenant for any damages that the Subtenant may have incurred by reason of a prior default by Sublandlord under this Sublease), (2) be subject to any defense or offset previously accrued in favor of the Subtenant against Sublandlord (without limiting Overlandlord’s obligation to cure a default under this Sublease by Sublandlord that existed prior to the attornment and which continues after such attornment, to the extent such default is readily curable by Overlandlord once Subtenant has attorned to Overlandlord, and provided that in no event shall Overlandlord be liable to Subtenant for any damages that Subtenant may have incurred by reason of a prior default by Sublandlord under this Sublease), or (3) be bound by any previous modification of this Sublease made without Overlandlord’s written consent, or by any previous prepayment by Subtenant of more than one month’s rent. This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee, ground lessor or beneficiary, affecting any mortgage now or hereafter in force against the Building or Project (an “Underlying Mortgage”) in order to make such subordination effective. Subtenant, however, shall within ten (10) days of written notice from Overlandlord, execute a commercially reasonable certificate or document that Overlandlord may reasonably request to effectuate, evidence or confirm such subordination, and failure to do so shall be an Event of Default under this Sublease. Notwithstanding the forgoing, the mortgagee, ground lessor or beneficiary of an Underlying Mortgage may elect, at any time by notice given to Subtenant, to subordinate such Underlying Mortgage to this Lease, and no further instrument of subordination shall be required to make such subordination of the Underlying Mortgage effective. Subtenant, however, shall execute promptly any certificate or document requested to effectuate, evidence or confirm such subordination, and failure to do so shall be an Event of Default under this Sublease.

4.4 No Effect on Overlease, Overlandlord. Notwithstanding anything to the contrary in this Sublease, including Overlandlord’s consent to this Sublease: (a) Overlandlord shall have no obligations of any kind to Subtenant; and (b) the Overlease remains in full force and effect between Overlandlord and Overtenant. Nothing in this Sublease (except upon termination of the Overlease if Overlandlord exercises its right to require Subtenant to recognize and attorn to Overlandlord) shall create any privity or contractual or landlord-tenant relationship of any kind between Overlandlord and Subtenant but Overlandlord shall be a third party beneficiary of Subtenant’s obligations under this Sublease that correspond to obligations of Sublandlord under the Overlease, and shall be entitled to enforce this Sublease.

4.5 Termination of Overlease. If the Overlease terminates for any reason, then, as between Sublandlord and Subtenant, the Sublease Term shall automatically terminate two minutes before such termination unless Overlandlord elects or agrees otherwise in writing. Sublandlord’s and Subtenant’s obligations, as between Sublandlord and Subtenant, under this Sublease shall automatically and immediately cease and terminate upon any such expiration of the Sublease Term, but this shall not limit (1) either party’s obligations and liability that accrued before the

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date of, or as a result of, such termination or (2) Sublandlord’s and Subtenant’s obligations to vacate the Remaining Premises and Subpremises respectively and return the Remaining Premises and Subpremises to Overlandlord in the condition required by the Overlease.

4.6 Termination of Office Sublease, Reentry or Repossession. In the event of termination of the Office Sublease for any reason, or in the event of any reentry or repossession of the Subpremises by Overtenant wherein Overlandlord has elected not to act, Overtenant may, at its option, either (i) terminate this Sublease or (ii) take over all of the right, title and interest of Sublandlord, as sublessor, under such Sublease, in which case Subtenant shall attorn to Overtenant, but nevertheless Overtenant shall not (1) be liable for any previous act or omission of Overtenant or Sublandlord under the Office Sublease (without limiting Overtenant’s obligation to cure a default under the Office Sublease or this Sublease by Sublandlord that existed prior to the attornment and which continues after such attornment, to the extent such default is readily curable by Overtenant once Subtenant has attorned to Overtenant, and provided that in no event shall Overtenant be liable to Subtenant for any damages that the Subtenant may have incurred by reason of a prior default by Sublandlord under this Sublease), (2) be subject to any defense or offset previously accrued in favor of the Subtenant against Sublandlord (without limiting Overtenant’s obligation to cure a default under this Sublease by Sublandlord that existed prior to the attornment and which continues after such attornment, to the extent such default is readily curable by Overtenant once Subtenant has attorned to Overtenant, and provided that in no event shall Overtenant be liable to Subtenant for any damages that Subtenant may have incurred by reason of a prior default by Sublandlord under this Sublease), or (3) be bound by any previous modification of this Sublease made without Overtenant’s written consent, or by any previous prepayment by Subtenant of more than one month’s rent. This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee, ground lessor or beneficiary, affecting any Underlying Mortgage in order to make such subordination effective. Subtenant, however, shall within ten (10) days of written notice from Overtenant, execute a commercially reasonable certificate or document that Overtenant may reasonably request to effectuate, evidence or confirm such subordination, and failure to do so shall be an Event of Default under this Sublease.

4.7 No Effect on Office Sublease, Overtenant. Notwithstanding anything to the contrary in this Sublease, including Overtenant’s consent to this Sublease: (a) Overtenant shall have no obligations of any kind to Subtenant; and (b) the Overlease remains in full force and effect between Overlandlord and Overtenant. Nothing in this Sublease (except upon termination of the Office Sublease if Overtenant exercises its right to require Subtenant to recognize and attorn to Overtenant) shall create any privity or contractual or landlord-tenant relationship of any kind between Overtenant and Subtenant but Overtenant shall be a third party beneficiary of Subtenant’s obligations under this Sublease that correspond to obligations of Sublandlord under the Office Sublease or the Overlease, and Overtenant shall be entitled to enforce this Sublease.

4.8 Termination of Office Sublease. If the Office Sublease terminates for any reason, then, as between Sublandlord and Subtenant, the Sublease Term shall automatically terminate two minutes before such termination unless Overtenant elects or agrees otherwise in writing. Sublandlord’s and Subtenant’s obligations, as between Sublandlord and Subtenant, under this Sublease shall automatically and immediately cease and terminate upon any such expiration of the Sublease Term, but this shall not limit (1) either party’s obligations and liability that accrued

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before the date of, or as a result of, such termination or (2) Sublandlord’s and Subtenant’s obligations to vacate the Remaining Premises and Subpremises respectively and return the Remaining Premises and Subpremises to Overtenant in the condition required by the Office Sublease.

5. Leasing Covenants.

5.1 Delivery; FF&E; Surrender. Sublandlord shall deliver to Subtenant, and Subtenant shall accept, the Subpremises in its current “AS IS” condition and Sublandlord shall have no obligation, either as to payment or performance, to remodel or renovate the Subpremises or any portion thereof for Subtenant’s use. Sublandlord makes no representation or warranty as to the number of rentable square feet that constitute the Subpremises. Sublandlord shall deliver the Subpremises to the Subtenant vacant other than the furniture, fixtures and equipment Sublandlord may include at Sublandlord’s discretion or by separate agreement with Subtenant, (the “FF&E”). Any remodeling or renovation of the Subpremises required for Subtenant’s use thereof shall be the sole responsibility of Subtenant. Subtenant shall not perform any work or alterations in preparing the Subpremises for occupancy, or otherwise during the Sublease Term of this Sublease, without the prior written consent of Sublandlord, Overtenant and Overlandlord.

If the Subpremises are not tendered to Subtenant in the condition required hereby on or before the Sublease Commencement Date, for any reason whatsoever (other than Sublandlord’s willful, intentional and wrongful refusal to deliver such space and subject to the provisions of this Sublease), Sublandlord shall not be liable for any damage thereby, this Sublease shall not be void or voidable thereby, and the Sublease Term shall not commence until Sublandlord tenders possession thereof to Subtenant in the condition required hereby.

During the Sublease Term and subject to the rights of the Overtenant pursuant to the Office Sublease, Subtenant shall be entitled to use the FF&E allowed by the Sublandlord in its discretion or otherwise agreed upon by Sublandlord and Subtenant for no consideration other than the payment of the Sublease Rent. Subtenant acknowledges that no representations with respect to the condition of any of the FF&E have been made or will be made to Subtenant.

At the end of the Sublease Term Subtenant shall remove from the Subpremises all of Subtenant’s furniture, belongings, personal property, trash, debris, and all other movable items of any kind in accordance with the Overlease and shall perform, at its sole cost and expense, all other obligations under the Overlease relating to the surrender of the Subpremises. Without in any way limiting Subtenant’s obligations under Section 3.2 above or the other provisions of this Sublease, Subtenant acknowledges that it will be solely responsible for any holdover rent, indemnification obligations or other penalties or obligations under the Overlease arising from Subtenant’s failure to timely surrender the Subpremises and/or perform any other obligations under the Overlease relating to the surrender of the Subpremises.

5.2 Insurance. Subtenant shall provide all insurance required by Article 10 of the Overlease, as incorporated in this Sublease, for the Subpremises during the Sublease Term and shall deliver to Sublandlord upon execution of this Sublease and at least thirty (30) days before expiration of each insurance policy, certificates of such insurance. Such certificates shall: (a) designate Sublandlord, Overtenant and Overlandlord as additional insureds; and (b) provide that the

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insurance they evidence shall not be cancelled or terminated without thirty (30) days prior written notice to Sublandlord, Overtenant and Overlandlord. A copy of Subtenant’s initial certificate of insurance is attached hereto as Exhibit S-D.

5.3 Default; Remedies. Notwithstanding anything to the contrary in this Sublease, if Subtenant defaults in performing any obligation under this Sublease or commits a default under this Sublease, or the Office Sublease, including the terms of the Overlease as incorporated in this Sublease, then Subtenant shall remedy such default within the applicable cure period (if any as amended by the Sublease), which period shall automatically commence to run against Subtenant at the same time it commences to run against Sublandlord provided that (in the case of a default by Subtenant under the Overlease) Sublandlord gives Subtenant, with reasonable promptness after receipt by Sublandlord, a copy of Overlandlord’s notice of default. An “Event of Default” shall exist if (a) Subtenant fails to so remedy any such default, (b) an Event of Default occurs under the Overlease as a result of any breach, default or act by Subtenant, or (c) an Event of Default occurs under the Overlease as incorporated into this Sublease. If Subtenant fails to perform its obligations under this Sublease (including the Overlease as incorporated by reference), then Sublandlord shall be entitled to exercise against Subtenant all remedies provided for in the Overlease (as incorporated by reference) in the case of Sublandlord’s default under the Overlease, and any other remedies available at law or in equity. If an Event of Default occurs, then Sublandlord shall be entitled to exercise against Subtenant all remedies provided for in the Overlease (as incorporated by reference) in the case of Sublandlord’s Event of Default under the Overlease, and any other remedies available at law or in equity. To the extent that Subtenant’s default under this Sublease causes Sublandlord to incur liability to Overtenant or Overlandlord, or Overtenant to incur liability to Overlandlord or any loss, cost, damage or expense to Overlandlord, including payment of any holdover rent or other damages to Overlandlord, Subtenant shall indemnify, defend, and hold harmless Overtenant and Sublandlord against all such liability, loss, cost, damage, and expense, including the payment of reasonable attorneys’ fees.

5.4 Signage. Subtenant’s sublease of the Sublease Premises includes only some of Sublandlord’s rights under the Office Sublease and the Overlease to signage, subject to the terms and conditions of the Office Sublease and the Overlease and provided that Overtenant shall have the right to continue to be listed on one name strip in the Building’s directory during the period set forth in the Office Sublease. Sublandlord agrees to reasonably cooperate with Subtenant in connection with providing Subtenant with one name strip in the Building’s directory; provided, however, any costs associated with modifications to such signage or costs or fees payable to Sublandlord, Overtenant or Overlandlord in connection therewith shall be Subtenant’s sole cost and expense.

5.5 Parking. Except as set forth in the following sentence, Subtenant’s sublease of the Subpremises includes only a portion of Sublandlord’s parking rights under the Office Sublease, subject to the terms and conditions of the Office Sublease and the Overlease. Notwithstanding the foregoing, Overtenant shall, during the period set forth in the Office Sublease, retain the exclusive right to the use of the three (3) parking spaces numbered 1 through 3 as of the date of this Sublease.

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5.6 Refurbishment Allowance. Subtenant’s sublease of the Subpremises includes none of Sublandlord’s remaining rights under the Office Sublease and the Overlease to the “Refurbishment Allowance” referred to in Section 7 of the Second Amendment.

6. Miscellaneous.

6.1 Defined Terms. Capitalized terms used herein but not defined herein shall have the meanings given to them in the Overlease (as such terms may be modified by this Sublease). Exhibit S-E attached hereto provides a list of the terms defined in this Sublease.

6.2 Attorneys’ Fees. If this Sublease is the subject of any litigation (including litigation to enforce an indemnity), then the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys’ fees.

6.3 Further Assurances. Each party shall execute and deliver such further documents, and perform such further acts, as may be reasonably necessary to achieve the intent of the parties as expressed in this Sublease. In the case of the Overlandlord and Sublandlord, they agree to execute such documents as Subtenant’s lenders may reasonably require to preserve the lenders’ rights to access Subtenant’s personal property under certain circumstances (i.e., Landlord’s Consent to Removal of Personal Property.) Each party shall deliver reasonable estoppel certificates within ten days after request by the other party.

6.4 Interpretation. Although the first draft of this Sublease was prepared by Sublandlord, this Sublease shall not be construed against whichever party was the “drafter” of this Sublease. Wherever either party agrees not to unreasonably withhold consent to any matter, such consent shall not be unreasonably conditioned or delayed. The word “include” and its variants shall in each case be interpreted as if followed by the words: “without limitation.”

6.5 Execution. This Sublease shall not be effective in any way (or create any obligations of any kind) unless and until it has been executed and delivered by both parties and approved by Overtenant and Overlandlord. This Sublease or any amendment hereto may be executed by facsimile transmission or by email. Any party executing this Sublease or any amendment hereto by facsimile transmission or by email covenants to promptly deliver original executed counterparts of this Sublease (or amendment hereto) to the other party. This Sublease may be executed in counterparts.

6.6 Assignment of Overlease. If Overtenant assigns the Overlease, then Sublandlord shall simultaneously assign this Sublease to the same assignee and require such assignee to assume Overtenant’s obligations under this Sublease, and Overtenant shall be released from all of its obligations hereunder.

6.7 Overlandlord’s and Overtenant’s Consent. This Sublease shall be of no force or effect unless and until consented to by Overtenant and Overlandlord (which consent shall be deemed to include any consent to the sublease of parking spaces required under Article 28 of the Overlease, consent to the use of the Subpremises by employees of Subtenant’s affiliates as set forth in Section 3.10 hereof, and by Overtenant’s or Overlandlord’s executing either: (a) the Overtenant’s or Overlandlord’s respective Consent, provided that such standard form of sublease consent is

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unconditional (other than a condition requiring execution by Overtenant, Sublandlord or Subtenant) and irrevocable and does not require Subtenant or Sublandlord to make any payment or assume any material obligation not expressly required by this Sublease or by the express terms of the Office Sublease or the Overlease. Sublandlord shall promptly submit this fully executed Sublease to Overtenant and Overlandlord for their individual consent. Sublandlord shall promptly notify Subtenant if and when Overtenant or Overlandlord’s consent has been obtained. Sublandlord and Subtenant each agrees to execute the Overtenant’s and the Overlandlord’s consent if required by its terms. Notwithstanding anything to the contrary in this Sublease, Subtenant shall not enter into possession of the Subpremises unless and until Overtenant and Overlandlord shall have consented to this Sublease. Nothing in this paragraph shall expand Overlandlord’s or Overtenant’s right to withhold consent to this Sublease beyond any such rights as Overlandlord may have under the Overlease, or Overtenant under the Office Sublease.

6.8 Financial Statements. Prior to the Sublease Commencement Date Subtenant shall furnish to Sublandlord, Overtenant and Overlandlord its most current and most recent complete fiscal year financial statements for their review. Such financial statements shall be the financial statements Subtenant prepares for its own purposes.

No Further Text on This Page.

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IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the Execution Date.

SUBLANDLORD

EVOFEM, INC., a Delaware corporation

/s/ Saundra Pelletier
By: Saundra Pelletier, CEO
Date Executed: January 30, 2015

/s/ Chad Putnam
By: Chad Putnam, CFO
Date Executed: January 30, 2015

SUBTENANT

WOMANCARE GLOBAL TRADING INC., a Delaware corporation

/s/ Saundra Pelletier
By: Saundra Pelletier, CEO
Date Executed: January 30, 2015

/s/ Karen Jordan
By: Karen Jordan, VP Finance
Date Executed: January 30, 2015

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Attachments:

Exhibit S-A	-	Overlease

Exhibit S-B	-	Office Sublease

Exhibit S-C	-	Subrent Schedule

Exhibit S-D	-	Subtenant’s Initial Certificate of Insurance

Exhibit S-E	-	Sublease Defined Terms

Sublease -WomanCare Global Trading 12400 High Bluff Drive	24

EXHIBIT S-A

OVERLEASE

[Attached]

Sublease -WomanCare Global Trading 12400 High Bluff Drive	Exhibit S-A

OFFICE LEASE

KILROY REALTY

DEL MAR CORPORATE CENTRE

KILROY REALTY, L.P.,

a Delaware limited partnership,

as Landlord,

and

RELATIONAL ADVISORS LLC,

a Delaware limited liability company,

acting on behalf of Series B thereof,

and

RELATIONAL INVESTORS LLC,

a Delaware limited liability company,

acting on behalf of Series A thereof,

collectively, as Tenant.

KILROY REALTY 12400 High Bluff [Relational Advisors/Relational Investors]

(i)	KILROY REALTY 12400 High Bluff [Relational Advisors/Relational Investors]

(ii)	KILROY REALTY 12400 High Bluff [Relational Advisors/Relational Investors]

INDEX

Page(s)
Accountant	21
Additional Notice	25
Additional Rent	11
Advocate Arbitrators	9
Affiliate	42
Alterations	27
Applicable Laws	54
Award	10
Bank Prime Loan	54
Base Building	28
Base Rent	10
Base Year	11
BOMA	6
Brokers	61
BS/BS Exception	26
Building Common Areas,	5
Building Common Areas	5
Building Hours	22
Building Structure	26
Building Systems	26
Building-Top Sign	52
CC&Rs	22
CD	49
Comparable Area	8
Comparable Buildings	8
Comparable Deals	7
Comparable Term	8
Control,	42
Cosmetic Alterations	27
Direct Expenses	11
Early Term Sublease	40
Eligibility Period	25
Environmental Laws	64
Estimate	19
Estimate Statement	19
Estimated Excess	19
Excess	18
Exercise Notice	8
Expense Year	11
Force Majeure	59
Hazardous Material(s)	64
Holidays	22
HVAC	22
Initial Notice	25

(iii)	KILROY REALTY 12400 High Bluff [Relational Advisors/Relational Investors]

Page(s)
Interest Rate	54
Landlord	1
Landlord Default	25
Landlord Parties	30
Landlord Repair Notice	34
Landlord Response Date	9
Landlord Response Notice	9
Landlord’s Option Rent Calculation	9
Lease	1
Lease Commencement Date	6
Lease Expiration Date	6
Lease Term	6
Lease Year	6
Lines	63
Mail	60
Market Rent	7
Neutral Arbitrator	10
Nondisturbance Agreement	45
Notices	60
Objectionable Name	52
Operating Expense Budget	18
Operating Expenses	12
Option Rent	7
Option Term	7
Option Term TI Allowance	8
Original Improvements	33
Other Improvements	65
Outside Agreement Date	9
Premises	5
Project Common Areas	5
Project Common Areas,	5
Project Monument Sign	52
Proposition 13	17
Provider	66
Renovations	62
Rent Concessions	8
Rent	11
Repair Period Notice	35
Rescission	9
Review Period	20
Security Deposit	48
Sign Specifications	52
Statement	18
Subject Space	38
Summary	1

(iv)	KILROY REALTY 12400 High Bluff [Relational Advisors/Relational Investors]

Page(s)
Tax Expenses	16
Telecornmunications Equipment	50
Tenant	1
Tenant Work Letter	5
Tenant’s Option Rent Calculation	9
Tenant’s Share	18
Tenant’s Signage	51
Transfer	41
Transfer Notice	38
Transfer Premium	40
Transferee	38
Transfers	38

(v)	KILROY REALTY 12400 High Bluff [Relational Advisors/Relational Investors]

DEL MAR CORPORATE CENTRE

OFFICE LEASE

This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between KILROY REALTY, L.P., a Delaware limited partnership (“Landlord”), and RELATIONAL ADVISORS LLC, a Delaware limited liability company, acting on behalf of Series B thereof, and RELATIONAL INVESTORS LLC, a Delaware limited liability company, acting on behalf of Series A thereof (collectively, as “Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

	TERMS OF LEASE	DESCRIPTION

1.	Date:	June 1, 2004.

2.	Premises:

	2.1 Building:	That certain six (6)-story, “Class-A” office building (the “Building”), located at 12400 High Bluff Drive, San Diego, California 92130, which Building contains 208,961 rentable (193,766 usable) square feet of space.

	2.2 Premises:	32,792 rentable (30,675 usable) square feet of space, consisting of the entire sixth (6th) floor of the Building, together with the adjacent exterior balcony on the sixth (6th) floor of the Building, which Premises is commonly known, collectively, as Suite 600, as further set forth in Exhibit A to the Office Lease.

	2.3 Project:	The Building is the primary component of that certain single building office project known as “Del Mar Corporate Centre,” as further set forth in Section 1.1.2 of this Lease.

3.	Lease Term (Article 2):

	3.1 Length of Term:	Approximately nine (9) years and eleven (11) months.

	3.2 Lease Commencement Date:	December 15, 2004.

KILROY REALTY 12400 High Bluff [Relational Advisors/Relational Investors]

	3.3 Lease Expiration Date:	November 30, 2014.

	3.4 Option Term(s):	Two (2) five (5)-year option(s) to renew, as more particularly set forth in Section 2.2 of this Lease.

4.	Base Rent (Article 3):

Lease Year	Annualized Base Rent*	Monthly Installment of Base Rent*	Monthly Rental Rate per Rentable Square Foot*
1	$1,357,590.00	$113,132.50	$3.450
2	$1,398,318.00	$116,526.50	$3.554
3	$1,440,267.00	$120,022.25	$3.660
4	$1,483,476.00	$123,623.00	$3.770
5	$1,527,981.00	$127,331.75	$3.883
6	$1,573,821.00	$131,151.75	$3.999
7	$1,621,035.00	$135,086.25	$4.119
8	$1,669,665.00	$139,138.75	$4.243
9	$1,719,756.00	$143,313.00	$4.370
10	$1,771,350.00	$147,612.50	$4.501

*	The initial Annual Base Rent (and Monthly Installment of Base Rent) was calculated by multiplying the initial Monthly Rental Rate per Rentable Square Foot by the number of rentable square feet of space in the Premises. In all subsequent Lease Years, the calculation of Annual Base Rent (and Monthly Installment of Base Rent) reflects an annual increase of three percent (3.0%). Notwithstanding the calculations identified above, (i) in each instance the resulting Monthly Installment of Base Rent was rounded up or down, as applicable, to the nearest twenty-five cents ($0.25), (ii) the Annual Base Rent is, therefore, an amount equal to exactly twelve (12) times such rounded Monthly Installment of Base Rent amount, and (iii) the Monthly Rental Rate per Rentable Square Foot is, for all years following the first (1st) Lease Year, only an approximation for reference purposes only.

5.	Base Year (Article 4):	Calendar year 2005.

6.	Tenant’s Share (Article 4):	15.6929%.

7.	Permitted Use (Article 5):	Tenant shall use the Premises solely for general office use and uses incidental thereto to the extent the same comply with applicable laws and zoning and are consistent with the character of the Project as a first-class office building Project.

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8.	Security Deposit (Article 21):	$113,132,50.

9.	Parking Pass Ratio (Article 28):

Four and one-half (4 1⁄2) parking passes for every 1,000 rentable square feet of the Premises, of which (i) twenty-five (25) passes shall be for the use of individually designated reserved covered parking spaces, and (ii) the remaining passes shall be for the use of non-reserved parking spaces, all as more particularly set forth in Article 28.

10.	Address of Tenant (Section 29.18):

Prior to Lease Commencement Date:

Relational Advisors, LLC

11975 El Camino Real, Suite 300

San Diego, California 92130

Attention: James J. Zehentbauer

                 Managing Member

and

Relational Advisors, LLC

11975 El Camino Real, Suite 300

San Diego, California 92130

Attention: Lisa Marsh

                 Administrative Manager

with a copy to:

Charles Marvin III, Esq.

120 Birmingham Drive, Suite 200

Cardiff, California 92207

After Lease Commencement Date:

Relational Advisors, LLC

12400 High Bluff, Suite 600

San Diego, California 92130

Attention: James J. Zehenbaurer

                 Managing Member

and

Relational Advisors, LLC

12400 High Bluff, Suite 600

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San Diego, California 92130 Attention: Lisa Marsh Administrative Manager with a copy to: Charles Marvin III, Esq. 120 Birmingham Drive, Suite 200 Cardiff, California 92207

11.	Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.

12.	Broker(s) (Section 29.24):	Colliers International 4660 La Jolla Village Drive, Suite 200 San Diego, California 92122 Attention: Thomas T. Nicholas

13.	Tenant Improvement Allowance (Section 2 of Exhibit B):	$2,103,462.00 (which amount was calculated based upon (i) $65.00 per Rentable Square Foot for each of the 32,792 Rentable Square Feet of space in the Premises, less (ii) the sum of $28,018.00, which represents the cost of the pre-stocked drywall and metal studs previously paid for by Landlord, which is currently located on the sixth (6th) floor of the Building, and which shall be utilized in the construction of the Tenant Improvements).

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ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 Premises, Building, Project and Common Areas.

1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions (the “TCCs”) herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such TCCs by it to be kept and performed and that this Lease is made upon the condition of such performance. The outline of the Premises is set forth in Exhibit A attached hereto; provided, however, the parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair, subject only to punchlist items, latent defects and Landlord’s obligations set forth in Article 7 of this Lease.

1.1.2 The Building and The Project. The Premises are a part of the building set forth in Section 2.1 of the Summary (the “Building”). The Building is part of a three (3)-building office project known as “Del Mar Corporate Centre.” The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, and (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located.

1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas.” The term “Project Common Areas,” as used in this Lease, shall mean the portion of the Project designated as such by Landlord. The term “Building Common Areas,” as used in this Lease,

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shall mean the portions of the Common Areas located within the Building designated as such by Landlord; provided, however, the restrooms located on and serving the sixth (6th) floor of the Building shall designated for use solely by the occupants of the sixth (6th) floor of the Building; provided further, however, that to the extent the Premises is demised on a full-floor basis (i.e., to the extent the same is demised without any interior corridors or an interior corridor requirement), Tenant shall have (subject to the TCCs of Article 27), sole right of access to, and use of, such restrooms. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such reasonable rules, regulations and restrictions as Landlord may make from time to time, provided that such rules, regulations and restrictions do not unreasonably and materially interfere with the rights granted to Tenant under this Lease and the permitted use granted under Section 5.1, below. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas; provided that no such changes shall unreasonably and materially interfere with the rights granted to Tenant under this Lease, the permitted use granted under Section 5.1, below, or Tenant’s right of access to the Premises. Except when and where Tenant’s right of access is specifically excluded in this Lease, Tenant shall have the right of access to the Premises, the Building, and the Project parking facility twenty-four (24) hours per day, seven (7) days per week during the “Lease Term,” as that term is defined in Section 2.1, below.

1.2 Stipulation of Rentable Square Feet of Premises and Building. For purposes of this Lease, “rentable square feet” of the Premises shall be deemed as set forth in Section 2.2 of the Summary and the rentable square feet of the Building shall be deemed as set forth in Section 2.1 of the Summary. Landlord and Tenant hereby acknowledge and agree that such determination was calculated pursuant to Standard Method of Measuring Floor Area in Office Building, ANSI Z65.1 - 1996 (“BOMA”).

ARTICLE 2

LEASE TERM; OPTION TERM(S)

2.1 Initial Lease Term. The TCCs and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date (i.e., December 15, 2004) and shall end on the last day of the eleventh full calendar month following such Lease Commencement Date (i.e., November 30, 2005), and the second (2nd) and each succeeding Lease Year shall commence on the first day of the next calendar month (i.e., December 1st); and further provided that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) business days of receipt thereof.

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2.2 Option Term(s).

2.2.1 Option Right. Landlord hereby grants the tenants originally named in this Lease (collectively, the “Original Tenants” and each an “Original Tenant”), their “Affiliates,” as that term is set forth in Section 14.8 of this Lease, and any permitted assignee of either Original Tenant’s entire interest in this Lease approved by Landlord pursuant to Article 14 of this Lease (as so permitted, a “Permitted Assignee”), two (2) options to extend the Lease Term for the entire Premises, each by a period of five (5) years (each, an “Option Term”). Such option shall be exercisable only by Notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such Notice, (i) Tenant is not then in economic or material non-economic default under this Lease (beyond any applicable notice and cure periods), (ii) Tenant has not been in economic or material non-economic default under this Lease (beyond any applicable notice and cure periods) more than once during the prior twelve (12) month period, and (iii) Tenant has not been in economic or material non-economic default under this Lease (beyond any applicable notice and cure periods) more than three (3) times during the immediately preceding five (5) year period. Upon the proper exercise of such option to extend, and provided that, as of the end of the then applicable Lease Term, (A) Tenant is not in economic or material non-economic default under this Lease (beyond any applicable notice and cure periods), (B) Tenant has not been in economic or material non-economic default under this Lease (beyond any applicable notice and cure periods) more than once during the prior twelve (12) month period, and (C) Tenant has not been in economic or material non-economic default under this Lease (beyond any applicable notice and cure periods) more than three (3) times during the immediately preceding five (5) year period, then the Lease Term, as it applies to the entire Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall only be exercised by either of the Original Tenants, their Affiliates and/or a Permitted Assignee (and not any other assignee, sublesee or other transferee of the Original Tenant’s interest in this Lease) if the Original Tenants (or either of them), their Affiliates and/or such Permitted Assignee is in occupancy of at least seventy-five percent (75%) of the entire then-existing Premises.

2.2.2 Option Rent. The Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the Market Rent as set forth below; provided, however, that the average annual, effective (including free rent, if applicable, on a straight line basis) base rent component of Market Rent, shall not be lower than the then existing “Base Rent,” as that term is set forth in Article 3 of this Lease, in effect immediately prior to the commencement of such Option Term. For purposes of this Lease, the term “Market Rent” shall mean rent (including additional rent and considering any “base year” or “expense stop” applicable thereto), including all escalations, at which tenants, as of the commencement of the applicable term are, pursuant to transactions completed within the twenty-four (24) months prior to the first day of the applicable Option Term, leasing non-sublease, non-encumbered, non-synthetic, non-equity space (unless such space was leased pursuant to a definition of “fair market” comparable to the definition of Market Rent) comparable in size, location (including freeway access and signage visibility) and quality to the Premises for a “Comparable Term,” as that term is defined in this Section 2.2.2 (the “Comparable Deals”), which comparable space is located in the “Comparable Buildings,” as that term is defined in this Section 2.2.2, giving appropriate consideration to the annual rental rates per rentable square foot (adjusting the base rent component of such rate to reflect a net value after accounting for whether or not utility expenses are directly paid by the tenant such as

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Tenant’s direct utility payments provided for in Section 6.1 of this Lease), the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, and taking into consideration only, and granting only, the following concessions (provided that the rent payable in Comparable Deals in which the terms of such Comparable Deals are determined by use of a discounted fair market rate formula shall be equitably increased in order that such Comparable Deals will not reflect a discounted rate) (collectively, the “Rent Concessions”): (a) rental abatement concessions or build-out periods, if any, being granted such tenants in connection with such comparable spaces; (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account the value of the existing improvements in the Premises, such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by general office users as contrasted with this specific Tenant, (c) Proposition 13 protection, and (d) all other monetary concessions, if any, being granted such tenants in connection with such comparable space; provided, however, that notwithstanding anything to the contrary herein, no consideration shall be given to the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with the applicable term or the fact that the Comparable Deals do or do not involve the payment of real estate brokerage commissions. The term “Comparable Term” shall refer to the length of the lease term, without consideration of options to extend such term, for the space in question. In addition, the determination of the Market Rent shall include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant’s rent obligations during any Option Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions upon tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants). If in determining the Market Rent, Tenant is entitled to a tenant improvement or comparable allowance for the improvement of the Premises (the “Option Term TI Allowance”), Landlord may, at Landlord’s sole option, elect any or a portion of the following: (A) to grant some or all of the Option Term TI Allowance to Tenant in the form as described above (i.e., as an improvement allowance), and/or (B) to reduce the rental rate component of the Market Rent to be an effective rental rate which takes into consideration that Tenant will not receive the total dollar value of such excess Option Term TI Allowance (in which case the Option Term TI Allowance evidenced in the effective rental rate shall not be granted to Tenant). The term “Comparable Buildings” shall mean the Building and other first-class office buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation as to the building containing the portion of the Premises in question), quality of construction, level of services and amenities (including the type (e.g., surface, covered, subterranean) and amount of parking), size and appearance, and are located in the Del Mar area of San Diego, California (the (“Comparable Area”).

2.2.3 Exercise of Option. The option contained in this Section 2.2 shall be exercised by the Original Tenants (or either of them), their Affiliates and/or a Permitted Assignee, if at all, only in the manner set forth in this Section 2.2.3. Tenant shall deliver notice (the “Exercise Notice”) to Landlord not more than eighteen (18) months nor less than fifteen (15) months prior to the expiration of the then-existing Lease Term, stating that Tenant is exercising its option. Concurrently with such Exercise Notice, Tenant shall deliver to Landlord

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Tenant’s calculation of the Market Rent (the “Tenant’s Option Rent Calculation”). Landlord shall deliver notice (the “Landlord Response Notice”) to Tenant on or before the date which is thirty (30) days after Landlord’s receipt of the Exercise Notice and Tenant’s Option Rent Calculation (the “Landlord Response Date”), stating that (A) Landlord is accepting Tenant’s Option Rent Calculation as the Market Rent, or (B) rejecting Tenant’s Option Rent Calculation and setting forth Landlord’s calculation of the Market Rent (the “Landlord’s Option Rent Calculation”). Within thirty (30) days of its receipt of the Landlord Response Notice, Tenant may, at its option, accept the Market Rent contained in the Landlord’s Option Rent Calculation. If Tenant does not affirmatively accept or Tenant rejects the Market Rent specified in the Landlord’s Option Rent Calculation, the parties shall follow the procedure, and the Market Rent shall be determined as set forth in Section 2.2.4.

2.2.4 Determination of Market Rent. In the event Tenant objects or is deemed to have objected to the Market Rent, Landlord and Tenant shall attempt to agree upon the Market Rent using reasonable good-faith efforts. If Landlord and Tenant fail to reach agreement within sixty (60) days following Tenant’s objection or deemed objection to the Landlord’s Option Rent Calculation (the “Outside Agreement Date”), Tenant may rescind the Exercise Notice by delivery written notice of such election to Landlord within five (5) business days following the Outside Agreement Date (the “Rescission”), in which event (A) such Election Notice shall be deemed never to have been delivered, (B) Tenant shall be deemed to waive any right to extend the Lease Term pursuant to the TCCs of this Section 2.2, and (C) this Lease shall expire on the last day of the then existing Lease Term or any earlier termination. Unless such Rescission is timely received by Landlord pursuant to the TCCs of the foregoing sentence, then the Election Notice shall be ratified and (i) in connection with the Option Rent, Landlord’s Option Rent Calculation and Tenant’s Option Rent Calculation, each as previously delivered to the other party, shall be submitted to the arbitrators pursuant to the TCCs of this Section 2.2.4, and (ii) in connection with any other contested calculation of market Rent, the parties shall each make a separate determination of the Market Rent and shall submit the same to the arbitrators pursuant to the TCCs of this Section 2.2.4. The submittals shall be made concurrently with the selection of the arbitrators pursuant to this Section 2.2.4 and shall be submitted to arbitration in accordance with Section 2.2.4.1 through 2.2.4.7 of this Lease, but subject to the conditions, when appropriate, of Section 2.2.3.

2.2.4.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker, appraiser or attorney who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of first-class office buildings in the Comparable Area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Market Rent, is the closest to the actual Market Rent as determined by the arbitrators, taking into account the requirements of Section 2.2.2 of this Lease. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant shall be deemed (“Advocate Arbitrators”).

2.2.4.2 The two Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of

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the last appointed Advocate Arbitrator agree upon and appoint a third arbitrator (“Neutral Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators except that neither the Landlord or Tenant or either party’s Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior to subsequent to his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.

2.2.4.3 The three arbitrators shall within thirty (30) days of the appointment of the Neutral Arbitrator reach a decision as to Market Rent and determine whether the Landlord’s or Tenant’s determination of Market Rent as submitted pursuant to Section 2.2.4.1 and Section 2.2.3 of this Lease is closest to Market Rent as determined by the arbitrators and simultaneously publish a ruling (“Award”) indicating whether Landlord’s or Tenant’s submitted Market Rent is closest to the Market Rent as determined by the arbitrators. Following notification of the Award, the Landlord’s or Tenant’s submitted Market Rent determination, whichever is selected by the arbitrators as being closest to Market rent shall become the then applicable Market Rent.

2.2.4.4 The Award issued by the majority of the three arbitrators shall be binding upon Landlord and Tenant.

2.2.4.5 If either Landlord or Tenant fail to appoint an Advocate Arbitrator within fifteen (15) days after the applicable Outside Agreement Date, either party may petition the presiding judge of the Superior Court of San Diego County to appoint such Advocate Arbitrator subject to the criteria in Section 2.2.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

2.2.4.6 If the two Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of San Diego County to appoint the Neutral Arbitrator, subject to criteria in Section 2.2.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

2.2.4.7 The cost of arbitration shall be paid by Landlord and Tenant equally.

ARTICLE 3

BASE RENT

Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first

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full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any such fractional month shall accrue on a daily basis during such fractional month and shall total an amount equal to the product of (i) a fraction, the numerator of which is the number of days in such fractional month and the denominator of which is the actual number of days occurring in such calendar month, and (ii) the then-applicable Monthly Installment of Base Rent. All other payments or adjustments required to be made under the TCCs of this Lease that require proration on a time basis shall be prorated on the same basis.

ARTICLE 4

ADDITIONAL RENT

4.1 General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2, respectively, of this Lease, which are in excess of the amount of Direct Expenses applicable to the “Base Year,” as that term is defined in Section 4.2.1, below; provided, however, that in no event shall any decrease in Direct Expenses for any Expense Year below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the TCCs of this Lease, are hereinafter collectively referred to as the “Additional Rent,” and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 (to the extent accruing during the Lease Term or any holdover period pursuant to the TCCs of Article 16 of this Lease) shall survive the expiration of the Lease Term; provided, however, that Landlord shall bill Tenant for such Additional Rent within one (1) year following the calendar year in which the Lease Term expires, except to the extent such failure to timely furnish such bill as to any particular item includable as Additional Rent is beyond Landlord’s reasonable control (e.g., tax assessments that are late in arriving from the assessor), in which case such one (I) year limit shall not be applicable.

4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 “Base Year” shall mean the period set forth in Section 5 of the Summary.

4.2.2 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.3 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change,

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Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4 “Operating Expenses” shall be calculated under accounting principles consistently applied from year to year and shall mean all expenses, costs and amounts of every kind and nature which, in accordance with sound real estate management principles (consistently applied), Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project; provided, however, that if Landlord does not carry earthquake/flood insurance for the Project and/or the Building during any part of the Base Year but subsequently obtains earthquake/flood insurance for the Project and/or the Building during the Lease Term, then from and after the date upon which Landlord obtains such earthquake/flood insurance and continuing throughout the period during which Landlord maintains such insurance, Operating Expenses for the Base Year shall be deemed to be increased by the amount of the premium Landlord reasonably estimates it would have incurred had Landlord maintained such insurance for the same period of time during the Base Year as such insurance was maintained by Landlord during such subsequent Expense Year; provided further, however, any such earthquake/flood insurance shall be subject to Tenant’s reasonable approval (Tenant acknowledging and agreeing, however, that it shall be deemed unreasonable for Tenant to withhold such consent to the extent (A) such earthquake/flood insurance is mandated by applicable governmental entities or Landlord’s lender, or (B) landlords of Comparable Buildings are requiring such earthquake/flood insurance policies be maintained and Landlord’s earthquake/flood insurance policy is commercially reasonably vis-à-vis such third party policies); (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs incurred in connection with the parking areas servicing the Project; (vi) fees and other costs, including management fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project (which fees shall be commercially reasonable vis-à-vis the competitive fees being charged for similar services at Comparable Buildings in the Comparable Area); (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons (other than persons generally considered to be higher in rank than the position of Regional Asset Manager) engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Building; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization of the cost of acquiring or

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the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof (which amortization calculation shall include interest at the “Interest Rate,” as that term is set forth in Article 25 of this Lease); (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (D) that are required under any governmental law or regulation by a federal, state or local governmental agency, except for capital repairs, replacements or other improvements to remedy a condition existing prior to the Lease Commencement Date which an applicable governmental authority, if it had knowledge of such condition prior to the Lease Commencement Date, would have then required to be remedied pursuant to then-current governmental laws or regulations in their form existing as of the Lease Commencement Date and pursuant to the then-current interpretation of such governmental laws or regulations by the applicable governmental authority as of the Lease Commencement Date; provided, however, that any capital expenditure shall be amortized with interest at the “Interest Rate,” as that term is set forth in Article 25 of this Lease, over the shorter of (X) seven (7) years, or (Y) its useful life as Landlord shall reasonably determine in accordance with sound real estate management and accounting principles; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below; and (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a) costs, including marketing costs, legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);

(b) except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest;

(c) costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant’s carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

(d) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

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(e) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord’s general corporate overhead and general and administrative expenses;

(f) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

(g) amount paid as ground rental for the Project by the Landlord;

(h) overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(i) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

(j) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

(k) all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l) costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

(m) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

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(n) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

(o) costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

(p) costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law) which was in existence, or which resulted from events or activities which occurred, in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto;

(q) advertising and promotional expenditures;

(r) costs arising from Landlord’s charitable or political contributions;

(s) supervisory fees, overhead or profit to Landlord (1) for Landlord’s repairs or maintenance services, except to the extent that (i) the percentage of the cost of such services resulting in such fees, overhead or profit is consistent with the percentage rate commonly charged by third party managers of service providers in the vicinity of the Project and (ii) the total cost of such fees, overhead or profit included in Operating Expenses is consistent with the total cost associated with such services commonly charged by comparable providers in the vicinity of the Project, or (2) relating to Tenant’s alterations or repairs;

(t) construction costs, development fees, permits and similar costs relating to Landlord’s construction of the initial Base Shell and Core (as defined in the Tenant Work Letter), and any costs associated with correcting any defects in the construction of such Landlord Work;

(u) the cost of any after-hour utilities or other services provided to a tenant of the Project, which are available to Tenant without additional charge, or for which Landlord is entitled to receive direct payment from the requesting tenant; and

(v) operating reserves or contingency amounts in excess of the percentage of Operating Expenses allocated thereto in the Base Year.

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If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least ninety-five percent (95%) occupied during all or a portion of the Base Year or any Expense Year, Landlord may elect to make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Operating Expenses for the Base Year shall not include market-wide cost increases (including utility rate increases) due to extraordinary circumstances, including, but not limited to, Force Majeure, boycotts, strikes, conservation surcharges, embargoes or shortages, or amortized costs relating to capital improvements. In no event shall the components of Direct Expenses for any Expense Year related to Project utility, services, or insurance costs be less than the components of Direct Expenses related to Project utility, services, or insurance costs in the Base Year. Landlord shall not (i) make a profit by charging items to Operating Expenses that are otherwise also charged separately to others and (ii) subject to Landlord’s right to adjust the components of Operating Expenses described above in this paragraph, collect Operating Expenses from Tenant and all other tenants in the Building in an amount in excess of what Landlord incurs for the items included in Operating Expenses. If Landlord, in any Expense Year following the Base Year, begins providing any new services, then for such period of time in which such new services apply, Operating Expenses for the Base Year shall be increased by the amount that Landlord reasonably determines it would have incurred had Landlord provided such new service during the same period of time during the Base Year as such new service was provided during such subsequent Expense Year. Notwithstanding the foregoing, no adjustment to the Operating Expenses for the Base Year shall occur to the extent such new service (1) is attributable to Tenant’s particular use of the Premises (as opposed to office use generally), in which case Landlord may elect (Y) to include the cost of such new services in Operating Expenses, or (Z) to invoice Tenant directly for such costs, depending upon the nature of the service and the extent to which the need for such service is directly attributable to Tenant’s particular use, as determined in Landlord’s reasonable discretion, (2) is being offered by landlords in the majority of Comparable Buildings, or (3) is required by “Applicable Laws,” as that Term is set forth in Article 24. If Landlord, in any Expense Year after the Base Year, discontinues any service, then for such period of time in which such services are discontinued, Operating Expenses for the Base Year shall be decreased by the amount that Landlord reasonably determines it incurred for such service throughout the Base Year.

4.2.5 Taxes.

4.2.5.1 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery,

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equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), excluding fines, default interest and penalties (unless due to Tenant’s failure to pay Additional Rent when due), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof. All assessments shall be paid by Landlord in the maximum number of installments permitted by law and shall not be included as Tax Expenses except in the year in which the assessment installment is actually paid.

4.2.5.2 Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises (provided that Tax Expenses shall not include any documentary transfer taxes associated with the conveyance of Landlord’s interest in any portion of the Project); provided, however, in no event shall Tax Expenses include items paid by Tenant under Section 4.5 of this Lease.

4.2.5.3 Any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Except as set forth in Section 4.2.5.4, below, refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the TCCs of this Lease; provided, however, Landlord shall diligently pursue an appeal thereof should Tenant reasonably conclude that such increase is not

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warranted. Notwithstanding anything to the contrary contained in this Section 4.2.5.3 (except as set forth in Section 4.2.5.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.5.4 Notwithstanding anything to the contrary set forth in this Lease, the amount of Tax Expenses for the Base Year and any Expense Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Tax Expenses in the Base Year and/or an Expense Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Expenses due under this Lease; provided that (i) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be included in Direct Expenses for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Tax Expenses, but rather shall be the sole property of Landlord. Landlord and Tenant acknowledge that this Section 4.2.5.4 is not intended to in any way affect (A) the inclusion in Tax Expenses of the statutory two percent (2.0%) annual increase in Tax Expenses (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion of Tax Expenses pursuant to the terms of Proposition 13, which shall be governed pursuant to the terms of Sections 4.2.5.1 through 4.2.5.3, above.

4.2.5.5 Landlord shall not voluntarily issue any assessments or bonds for the Project which would increase Tenant’s payment of Tax Expenses without Tenant’s prior written consent.

4.2.6 “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary.

4.2.7 “Operating Expense Budget” shall mean the estimated Operating Expenses for the Base Year prepared by Landlord and attached hereto as Exhibit G. Tenant acknowledges that the Operating Expense Budget is merely an estimate and that actual Operating Expenses may exceed or be less than the Operating Expense Budget for the Base Year.

4.3 Intentionally Omitted.

4.4 Calculation and Payment of Additional Rent. If for any Expense Year ending or commencing within the Lease Term, Tenant’s Share of Direct Expenses for such Expense Year exceeds Tenant’s Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to the excess (the “Excess”).

4.4.1 Statement of Actual Building Direct Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant following the end of each Expense Year, but in no event later than June 1, a statement (the “Statement”) which shall state in general major categories the Building Direct Expenses incurred or accrued for the Base Year or such preceding

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Expense Year, as applicable, and which shall indicate the amount of the Excess. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Excess than the actual Excess, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from collecting the Excess for a period of one (1) year after the expiration of the Expense Year for which the Statement applies, except where the failure to timely furnish the Statement as to any particular item includable in the Statement is beyond Landlord’s reasonable control (e.g. tax assessments that are late in arriving from the assessor), in which case such one (1) year limit shall not be applicable. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Building Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Excess than the actual Excess, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

4.4.2 Statement of Estimated Building Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”), but in no event later than July 1, which shall set forth in general major categories Landlord’s commercially reasonable estimate (the “Estimate”) of what the total amount of Building Direct Expenses for the then-current Expense Year shall be and the estimated excess (the “Estimated Excess”) as calculated by comparing the Building Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Building Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Additional Rent under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, within thirty (30) days after receipt of the Estimate Statement, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the second to last sentence of this Section 4.4.2), Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant. Throughout the Lease Term Landlord shall maintain books and records with respect to Building Direct Expenses in accordance with generally accepted real estate accounting and management practices, consistently applied.

4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1 Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes’ levied against Tenant’s equipment, furniture, fixtures and any other personal property

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located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2 If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than Sixty-Five and No/100 Dollars ($65.00) per rentable square foot of the Premises, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

4.5.3 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.6 Landlord’s Books and Records.

4.6.1 Tenant’s Review and Audit Rights. Upon Tenant’s written request given not more than ninety (90) days after Tenant’s receipt of a Statement for a particular Expense Year, and provided that Tenant is not then in default under this Lease beyond the applicable cure period provided in this Lease, Landlord shall furnish Tenant with such reasonable supporting documentation in connection with said Building Direct Expenses as Tenant may reasonably request. Landlord shall provide said information to Tenant within sixty (60) days after Tenant’s written request therefor. Within one hundred eighty (180) days after receipt of a Statement by Tenant (the “Review Period”), if Tenant disputes the amount of Additional Rent set forth in the Statement, an independent certified public accountant (which accountant (A) is a member of a nationally or regionally recognized accounting firm, and (B) is not working on a contingency fee basis), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records with respect to the Statement at Landlord’s offices, provided that Tenant is not then in default under this Lease (beyond any applicable notice and cure periods) and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be. In connection with such inspection, Tenant and Tenant’s agents must agree in advance to follow Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. Tenant’s failure to dispute the amount of Additional Rent set forth in any Statement within the Review Period shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute

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the amounts set forth in such Statement. If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such determination by the Accountant proves that Direct Expenses were overstated by more than five percent (5%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord. Promptly following the parties receipt of such determination, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such determination, together with interest at the Interest Rate (as defined in Article 25 below). Tenant hereby acknowledges that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.6.1, and Tenant hereby waives any and all other rights pursuant to applicable law to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant.

4.6.2 AMN Audit, Determination and Reconciliation. In addition to the foregoing, in the event that (i) AMN Healthcare, Inc., a Nevada corporation (“AMN”), continues to lease the remainder of the Building pursuant to its lease with Landlord (the “AMN Lease”), (ii) AMN exercises its right under the AMN Lease (which right is substantially similar to Tenant’s corresponding right pursuant to the TCCs of Section 4.6.1, above) to have a third-party independent certified public accountant (which third-party independent certified public accountant would be referred to as the Accountant pursuant to Section 4.6.1 if Tenant, rather than AMN, were exercising such right) audit Landlord’s books and records in connection with Building Direct Expenses with respect to a particular Expense Year, and (iii) such third-party independent certified public accountant (i.e., Accountant) makes a certification which is binding on Landlord and AMN as to the actual amount of Direct Expenses applicable under the AMN Lease for such Expense Year, then within thirty (30) days following the date of such certification Landlord shall, utilizing the information set forth in such certification, make a corresponding reconciliation with Tenant.

ARTICLE 5

USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which shall not be unreasonably withheld by Landlord.

5.2 Prohibited Uses. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses; or (vi) communications firms such as radio and/or television stations. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any

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use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect; provided, however, Landlord shall not enforce, change or modify the Rules and Regulations in a discriminatory manner and Landlord agrees that the Rules and Regulations shall not be unreasonably modified or enforced in a manner which will unreasonably interfere with the normal and customary conduct of Tenant’s business. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the Project.

5.3 CC&Rs. Tenant shall comply with all recorded covenants, conditions, and restrictions currently affecting the Project. Additionally, Tenant acknowledges that the Project may be subject to any future covenants, conditions, and restrictions (the “CC&Rs”) which Landlord, in Landlord’s discretion, deems reasonably necessary or desirable, and Tenant agrees that this Lease shall be subject and subordinate to such CC&Rs; provided, however, such future CC&R’s shall not materially adversely affect Tenant’s use or occupancy of the Premises nor any of its rights hereunder. Landlord shall have the right to require Tenant to execute and acknowledge, within fifteen (15) business days of a request by Landlord, a “Recognition of Covenants, Conditions, and Restriction,” in a form substantially similar to that attached hereto as Exhibit F, agreeing to and acknowledging the CC&Rs.

ARTICLE 6

SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1 Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises from 7:30 A.M. to 6:00 P.M. Monday through Friday, and on Saturdays from 9:00 A.M. to 12:00 P.M. (collectively, the “Building Hours”), except for the date of observation of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other locally or nationally recognized holidays (collectively, the “Holidays”); provided, however, in no event shall Martin Luther King Day, Columbus Day, or Veterans Day be included as Holidays.

6.1.2 Landlord shall provide adequate electrical wiring and facilities for connection to Tenant’s lighting fixtures and incidental use equipment, provided that (i) the

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connected electrical load of the incidental use equipment does not exceed an average of five (5) watts per usable square foot of the Premises during the Building Hours on a monthly basis, and the electricity so furnished for incidental use equipment will be at a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such incidental use equipment will require a current capacity exceeding twenty (20) amperes, and (ii) the connected electrical load of Tenant’s lighting fixtures does not exceed an average of one and one-half (1 1/2) watts per usable square foot of the Premises during the Building Hour’s on a monthly basis, and the electricity so furnished for Tenant’s lighting will be at a nominal two hundred seventy-seven (277) volts, which electrical usage shall be subject to applicable laws and regulations, including Title 24. Tenant will design Tenant’s electrical system serving any equipment producing nonlinear electrical loads to accommodate such nonlinear electrical loads, including, but not limited to, oversizing neutral conductors, derating transformers and/or providing power-line filters. Engineering plans shall include a calculation of Tenant’s fully connected electrical design load with and without demand factors and shall indicate the number of watts of unmetered and submetered loads. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises. Tenant shall be provided access to the lighting controls for each floor of the Building within the Premises.

6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas.

6.1.4 Landlord shall provide janitorial services to the Premises five (5) business days per week, except the date of observation of the Holidays, in and about the Premises and window washing services on a quarterly basis in a manner consistent with other comparable buildings in the vicinity of the Building.

6.1.5 Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, shall have one elevator available at all other times, except on the Holidays. The elevators currently have the capacity to restrict access to the various floors of the Building based upon a “key card” activation system. In connection therewith, Landlord shall cooperate with Tenant, subject to the TCCs of Article 27, to restrict elevator access to the sixth (6th) floor during the non-Building Hours, unless triggered by a “card key” issued to Tenant; provided, however, any actual costs incurred by Landlord with regard to the implementation of such “card key” restricted access program shall be reimbursed by Tenant as Additional Rent within thirty (30) days of billing therefore.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.2 Above Standard Tenant Services. Notwithstanding anything to the contrary set forth in Section 4.2.4 or this Article 6, Tenant shall directly pay to Landlord one hundred percent (100%) of the total cost (including any permitting and/or other implementation costs) of providing all services (and related equipment) required by Tenant which are in excess of the services set forth in Section 6.1, above, including, but not limited to, (i) twenty-four (24) hour security services to the Project, (ii) parking management systems, equipment and/or personnel, and (iii) twenty-four (24) hour porter service.

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6.3 Direct Payment of Premises Utility Costs. Notwithstanding anything to the contrary set forth in Section 4.2.4 or this Article 6, Tenant shall pay one hundred percent (100%) of the cost of all utilities (including without limitation, electricity, gas, sewer and water) attributable to its use of the entire Premises. Tenant’s utility use shall include electricity, water, and gas use for lighting, incidental use and HVAC. All such Premises utility (as opposed to corresponding payments attributable to the Common Areas) shall be excluded from Operating Expenses and shall be paid directly by Tenant prior to the date on which the same are due to the utility provider. Landlord and Tenant hereby acknowledge and agree that the Premises shall, as part of the Tenant Improvements being constructed pursuant to the Tenant Work Letter, be separately metered.

6.4 Security. Other than as expressly set forth in this Section 6.4, Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Any such security measures for the benefit of the Premises, the Building or the Project shall be provided by Tenant, at Tenant’s sole cost and expense. Landlord shall provide reasonable access control services for the Building lobby during the Building Hours (i.e., an attendant in the Building lobby); provided, however, Landlord shall in no case be liable for personal injury or property damage for any error with regard to the admission to or exclusion from the Building of any person or any thing. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed.

6.5 Overstandard Tenant Use.

6.5.1 Generally. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If such consent is given, Landlord shall have the right to install (or to require Tenant to itself install) supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord, and the cost of the utility usage in connection therewith shall be paid for by Tenant in accordance with the terms and conditions of Section 6.3, above. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation.

6.5.2 HVAC. Tenant shall be provided access to the HVAC controls for the sixth (6th) floor of the Building. If Tenant uses HVAC in excess of two hundred forty (240) cumulative hours during any calendar month of the Lease Term, such excess-hours of HVAC (the “After Hours HVAC”) shall be provided to Tenant subject to Tenant’s payment to Landlord of an amount reasonably determined by Landlord to be its actual cost of providing such service

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(which cost shall specifically include, but not be limited to, a reasonable administration expense, electrical costs, and the amount directly attributable to increased wear, tear and maintenance on existing Building Systems caused by such After Hours HVAC); provided, however, promptly following Tenant’s request therefore, Landlord shall provide reasonable backup documentation in support of Landlord’s determination of such excess-hours charge. As of the execution of this Lease, the excess-hours charge is anticipated to total approximately $38.43 per floor per hour. Amounts payable by Tenant to Landlord for such excess-hours use shall be deemed Additional Rent and shall be paid within thirty (30) days after Tenant’s receipt of an invoice therefor.

6.6 Interruption of Use. Except as otherwise provided in this Lease, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except as otherwise provided in this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.7 Rent Abatement. If (i) Landlord fails to perform the obligations required of Landlord under the TCCs of this Lease, (ii) such failure causes all or a portion of the Premises to be untenantable and unusable by Tenant, and (iii) such failure relates to (A) the nonfunctioning of the heat, ventilation, and air conditioning system in the Premises, the electricity in the Premises, the nonfunctioning of the elevator service to the Premises, or the nonfunctioning of telecommunication services to the Premises, or (B) a failure to provide access to the Premises, then Tenant shall give Landlord notice (the “Initial Notice”), specifying such failure to perform by Landlord (the “Landlord Default”). If Landlord has not cured such Landlord Default within three (3) business days after the receipt of the Initial Notice (the “Eligibility Period”), Tenant may deliver an additional notice to Landlord (the “Additional Notice”), specifying such Landlord Default and Tenant’s intention to abate the payment of Rent under this Lease. If Landlord does not cure such Landlord Default within two (2) business days of receipt of the Additional Notice, Tenant may, upon written notice to Landlord, immediately abate Rent payable under this Lease for that portion of the Premises rendered untenantable and not used by Tenant, for the period beginning on the date three (3) business days after the Initial Notice to the earlier of the date Landlord cures such Landlord Default or the date Tenant recommences the use of such portion of the Premises. Such right to abate Rent shall be Tenant’s sole and exclusive remedy at law or in equity for a Landlord Default. Except as provided in this Section 6.4, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

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ARTICLE 7

REPAIRS

7.1 In General. Landlord shall maintain in first-class condition and operating order and keep in good repair and condition the structural portions of the Building, including the foundation, floor/ceiling slabs, roof structure (as opposed to roof membrane), curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, parking areas, landscaping, exterior Project signage, stairwells, elevator cab, men’s and women’s washrooms, Building mechanical, electrical and telephone closets, and all common and public areas (collectively, “Building Structure”) and the Base Building mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems which were not constructed by Tenant Parties (collectively, the “Building Systems”) and the Project Common Areas. Notwithstanding anything in this Lease to the contrary, Tenant shall be required to repair the Building Structure and/or the Building Systems to the extent caused due to Tenant’s use of the Premises for other than normal and customary business office operations, unless and to the extent such damage is covered by insurance carried or required to be carried by Landlord pursuant to Article 10 and to which the waiver of subrogation is applicable (such obligation to the extent applicable to Tenant as qualified and conditioned will hereinafter be defined as the “BS/BS Exception”). Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures and furnishings therein, and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term, but such obligation shall not extend to the Building Structure and the Building Systems except pursuant to the BS/BS Exception. In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, after written notice to Tenant and Tenant’s failure to repair within five (5) days thereafter, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree; provided, however, except for (i) emergencies, (ii) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (iii) repairs which are the obligation of Tenant hereunder, any such entry into the Premises by Landlord shall be performed in a manner so as not to materially interfere with Tenant’s use of, or access to, the Premises; provided that, with respect to items (ii) and (iii) above, Landlord shall give Tenant twenty-four (24) hours prior written notice of such entry (except in the event of an emergency in which case no notice shall be required), and Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use of, or access to, the Premises. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and

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Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

7.2 Tenant Self-Help Right. Notwithstanding any provision set forth in this Article 7 to the contrary, if Tenant provides written notice to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance of the Premises only (and not any other portion of the Project), and Landlord fails to provide such action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in no event earlier than thirty (30) days after Landlord’s receipt of such notice, then Tenant may proceed to take the required action upon delivery of an additional ten (10) days notice to Landlord specifying that Tenant is taking such required action, and if such action was required under the terms of this Lease to be taken by Landlord and was not taken by Landlord within such ten (10) day period, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant’s actual, reasonable costs in taking such action. In the event Tenant takes such action, and such work will affect the systems of the Building or the structural integrity of the Building, Tenant shall use only those contractors used by Landlord in the Project for work on such Building systems or structure unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in first-class office buildings in the Del Mar Heights/UTC area.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than ten (10) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations do not adversely affect the systems and equipment of the Building, exterior appearance of the Building, or structural aspects of the Building (the “Cosmetic Alterations”). The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors reasonably approved by Landlord, and the requirement that upon Landlord’s timely request (as more particularly set forth in Section 8.5, below). Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term and return the affected portion of the

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Premises to a “warm shell” condition as reasonably determined by Landlord; provided, however, Landlord shall only require the removal of Alterations to the extent such Alterations are not consistent with (i) general office improvements, or (ii) the character of the Project as a first-class office project. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of San Diego, all in conformance with Landlord’s construction rules and regulations; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord’s design parameters and code compliance issues. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building. The “Base Building” shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Diego in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations, to the extent applicable, as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3 Payment for Improvements. If payment is made directly to contractors, Tenant shall (i) comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors, and (ii) sign Landlord’s standard contractor’s rules and regulations. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to three percent (3%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work.

8.4 Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of

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security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5 Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a “warm shell” condition as reasonably determined by Landlord. Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to (i) remove any Alterations or improvements in the Premises to the extent such Alterations are not (A) consistent with general office improvements, or (B) the character of the Project as a first-class office project, and/or (ii) remove any “Above Building Standard Tenant Improvements,” as that term is defined in Section 2.4 of the Tenant Work Letter, located within the Premises and replace the same with then existing “Building Standard Tenant Improvements,” as that term is defined in Section 2.3 of the Tenant Work Letter, and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a “warm shell” condition as reasonably determined by Landlord; provided, however, if, in connection with its notice to Landlord with respect to any such Alterations or Cosmetic Alterations, (x) Tenant requests Landlord’s decision with regard to the removal of such Alterations or Cosmetic Alterations, and (y) landlord thereafter agrees in writing to waive the removal requirement with regard to such Alterations or Cosmetic Alterations, then Tenant shall not be required to so remove such Alterations or Cosmetic Alterations; provided further, however, that if Tenant requests such a determination from Landlord and Landlord, within ten (10) business days following Landlord’s receipt of such request from Tenant with respect to Alterations or Cosmetic Alterations, fails to address the removal requirement with regard to such Alterations or Cosmetic Alterations, Landlord shall be deemed to have agreed to waive the removal requirement with regard to such Alterations or Cosmetic Alterations. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises, and return the affected portion of the Premises to a “warm shell” condition as reasonably determined by Landlord, then at Landlord’s option, either (1) Tenant shall be deemed to be holding over in the Premises and Rent shall continue to accrue in accordance with the terms of Article 16, below, until such work shall be completed, or (2) Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

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ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within five (5) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.

ARTICLE 10

INSURANCE

10.1 Indemnification and Waiver. To the extent not prohibited by law and except as otherwise expressly provided herein to the contrary, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) (collectively, “Claims”) incurred in connection with or arising from any cause in, on or about the Premises, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person (collectively, the “Tenant Parties”), in, on or about the Project or any breach of the TCCs of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord Parties. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, and except to the extent such suit arises from the negligence or willful misconduct of Landlord, Tenant shall pay to

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Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers’, accountants’ and attorneys’ fees. Subject to Section 10.5 below, Landlord hereby indemnifies the Tenant Parties and holds the Tenant Parties harmless from any Claims to the extent resulting from the negligence or willful misconduct of Landlord or the Landlord Parties and not covered by insurance required to be carried under this Lease by Tenant or actually carried by Tenant; provided, however, that (i) Landlord hereby indemnifies and holds Tenant harmless from any Claims to any property outside of the Premises to the extent such Claim is covered by such insurance, even if resulting from the negligent acts or omissions of Tenant or those of its agents, contractors, or employees, and (ii) because Tenant must carry insurance pursuant to Section 10.3.2 to cover its personal property within the Premises and the Improvements, Tenant hereby indemnifies and holds Landlord harmless from any Claim to any property within the Premises, to the extent such Claim is covered by such insurance, even if resulting from the negligent acts or omissions of Landlord or those of its agents, contractors, or employees. Further, Landlord’s and Tenant’s agreement to indemnify the Tenant Parties and the Landlord Parties, respectively, pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant, respectively, pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to Landlord’s or Tenant’s indemnification obligations, as the case may be; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease.

10.2 Landlord’s Fire, Casualty and Liability Insurance.

10.2.1 Landlord shall maintain Commercial/Comprehensive General Liability Insurance with respect to the Building during the Lease Term covering claims for bodily injury, personal injury and property damage in the Project Common Areas and with respect to Landlord’s activities in the Premises.

10.2.2 Landlord shall insure the Building and Landlord’s remaining interest in the Tenant Improvements and Alterations with a policy of Physical Damage Insurance including building ordinance coverage, written on a standard Causes of Loss – Special Form basis (against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism, and malicious mischief, sprinkler leakage, water damage and special extended coverage), covering the full replacement cost of the Base Building, Premises and other improvements (including coverages for enforcement of Applicable Laws requiring the upgrading, demolition, reconstruction and/or replacement of any portion of the Building as a result of a covered loss) without deduction for depreciation.

10.2.3 Landlord shall maintain Boiler and Machinery/Equipment Breakdown Insurance covering the Building against risks commonly insured against by a Boiler &

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Machinery/Equipment Breakdown policy and such policy shall cover the full replacement costs, without deduction for depreciation.

10.2.4 The foregoing coverages shall contain commercially reasonable deductible amounts from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine.

10.2.5 Additionally, at the option of Landlord, such insurance coverage may include the risk of (i) earthquake, (ii) flood damage and additional hazards, (iii) a rental loss endorsement for a period of up to two (2) years, (iv) one or more loss payee endorsements in favor of holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building, or any portion thereof.

10.2.6 Notwithstanding the foregoing provisions of this Section 10.2, the coverage and amounts of insurance carried by Landlord in connection with the Building shall, at a minimum, be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of Comparable Buildings, and Worker’s Compensation and Employer’s Liability coverage as required by applicable law. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1 Commercial/Comprehensive General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

Bodily Injury and Property Damage Liability	$5,000,000 each occurrence $5,000,000 annual aggregate, or any combination of primary insurance and excess insurance

Personal Injury Liability	$5,000,000 each occurrence
$5,000,000 annual aggregate, or any combination of primary insurance and excess insurance 0% Insured’s participation

10.3.2 Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant,

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(ii) the “Tenant Improvements,” as that term is defined in Section 2.1 of the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the “Original Improvements”), and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

10.3.3 Worker’s Compensation or other similar insurance pursuant to all applicable state and local statutes and regulations, and Employer’s Liability Insurance or other similar insurance pursuant to all applicable state and local statutes and regulations, with a waiver of subrogation endorsement and with minimum limits of One Million and No/100 Dollars ($1,000,000.00) per employee and One Million and No/100 Dollars ($1,000,000.00) per occurrence.

10.3.4 Comprehensive Automobile Liability Insurance covering all owned, hired, or non-owned vehicles with the following limits of liability: One Million Dollars ($1,000,000.00) combined single limit for bodily injury and property damage.

10.3.5 Business Interruption, loss of income and extra expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings for up to one (1) year attributable to the risks outlined in Section 10.3.2, above.

10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party the Landlord so specifies that has a material financial interest in the Project, as an additional insured, including Landlord’s managing agent, if any; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord, the identity of whom has been provided to Tenant in writing. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, after written notice to Tenant and Tenant’s failure to obtain such insurance within five (5) days thereafter, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within thirty (30) days after delivery to Tenant of bills therefor.

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10.5 Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

10.6 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord. Notwithstanding the foregoing, Landlord’s request shall only be considered reasonable if such increased coverage amounts and/or such new types of insurance are consistent with the requirements of a majority of Comparable Buildings, and Landlord shall not so increase the coverage amounts or require additional types of insurance during the first five (5) years of the Lease Term and thereafter no more often than one time in any five (5) year period.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within

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sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant’s right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies (excluding deductible amounts), and such shortfall exceeds Five Hundred Thousand Dollars ($500,000.00); (iv) the damage occurs during the last twelve (12) months of the Lease Term; or (v) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within one hundred eighty (180) days after being commenced, then Landlord shall provide written notice to Tenant (the “Repair Period Notice”) within sixty (60) days after the date of discovery of the damage, which Repair Period Notice shall set forth Landlord’s opinion of the repair period, and thereafter Tenant may, within thirty (30) days of its receipt of such Repair Period Notice, elect to terminate this Lease by written notice to Landlord effective as of the date specified in Tenant’s termination notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such termination notice is given by Tenant. At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord’s reasonable opinion of the date of completion of the repairs and Landlord shall

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respond to such request within five (5) business days. Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by fire or other casualty was not caused by the gross negligence or intentional act of Tenant or its partners or subpartners and their respective officers, agents, servants, employees, and independent contractors; (b) Tenant is not then in default under this Lease; and, (c) as a result of the damage, Tenant cannot reasonably conduct business from the Premises. In the event this Lease is terminated in accordance with the terms of this Section 11.2, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under items (ii) and (iii) of Section 10.3.2 of this Lease.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

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ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If (i) more than ten percent (10%) of the rentable square feet of the Premises is taken (ii) more than ten percent (10%) of Tenant’s parking spaces are taken (and Landlord does not provide Tenant with substitute parking spaces within thirty (30) days after such taking sufficient to cause the total number of parking spaces available to Tenant to be at least ninety percent (90%) of Tenant’s total allocated parking spaces), or (iii) access to the Premises is substantially impaired, in each case for a period in excess of one hundred twenty (120) days, then Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant, All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred twenty (120) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Subject to the TCCs of Section 14.8, below, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other

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than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord’s standard Transfer documents in connection with the documentation of such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, within thirty (30) days after written request by Landlord, in an amount not to exceed One Thousand Five Hundred and No/100 Dollars ($1,500.00) in the aggregate, for a Transfer in the ordinary course of business. Landlord and Tenant hereby agree that a proposed Transfer shall not be considered “in the ordinary course of business” if such Transfer involves the review of documentation by Landlord on more than two (2) occasions. In connection with Tenant’s expectation that it will, at the beginning of the Lease Term, attempt to sublease a portion of the Premises, Tenant may, subject to (A) Landlord’s prior written approval (which shall not be unreasonably withheld, conditioned or delayed), (B) the “Sign Specifications” set forth in Section 23.5.1, below, be permitted to install and maintain during the first nine (9) months of the initial Lease Term one (1) standard brokerage sign in an exterior location to be mutually and reasonably designated by Landlord and Tenant to market sublease space to third-party subtenants.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

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14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.5 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

14.2.6 The terms of the proposed Transfer will allow the Transferee (except to the extent a Permitted Assignee) to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

14.2.7 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) is negotiating with Landlord to lease space in the Project at such time, or (ii) has negotiated with Landlord during the twelve (12)-month period immediately preceding the Transfer Notice; provided, however, this Section 14.2.7 shall only apply to the extent Landlord has available space in the Building suitable for such proposed Transferee; or

14.2.8 The Transferee does not intend to occupy the entire Subject Space and conduct its business therefrom for a substantial portion of the term of the Transfer.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee. Tenant shall indemnify, defend and hold harmless Landlord from any and all liability, losses, claims, damages, costs, expenses, causes of action and proceedings involving any third party or

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parties (including without limitation Tenant’s proposed subtenant or assignee) who claim they were damaged by Landlord’s wrongful withholding or conditioning of Landlord’s consent, except to the extent that a court of competent jurisdiction determines that Landlord unreasonably withheld or delayed its consent to a Transfer under this Article 14.

Landlord and Tenant hereby acknowledge that Tenant anticipates subleasing portions of the Premises during the Lease Term and therefore, notwithstanding anything to the contrary set forth in this Section 14.2, Landlord and Tenant hereby agree that to the extent (i) Tenant desires to enter into a sublease during the initial Lease Term, (ii) such sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iii) such sublease otherwise satisfies all of the applicable TCCs of this Article 14, and (iv) thereafter, no more than 8,000 rentable square feet of space in the Premises, based upon the total of all then-existing subleases, is so subleased (as applicable, an “Excess Capacity Sublease”), then for purposes of Landlord’s consent thereto, the TCCs of Sections 14.2.4, 14.2.7 and 14.2.8 of this Lease, above, shall not apply.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee, “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent or other economic concessions reasonably provided to the Transferee, and (iii) any brokerage commissions in connection with the Transfer. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for (A) services rendered by Tenant to Transferee, or (B) for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. In the calculations of the Rent (as it relates to the Transfer Premium calculated under this Section 14.3), and the Transferee’s Rent and Quoted Rent under Section 14.2 of this Lease, the Rent paid during each annual period for the Subject Space, and the Transferee’s Rent and the Quoted Rent, shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term. Notwithstanding anything to the contrary set forth in this Section 14.3, the TCCs of this Section 14.3 with regard to the Transfer Premium shall not apply to any Excess Capacity Sublease to the extent such Excess Capacity Sublease is entered into and approved pursuant to the TCCs of this Article 14 during the first thirty-six (36) months of the initial Lease Term.

14.4 Landlord’s Option as to Subject Space. In the event that a proposed Transfer, if consented to, would cause forty percent (40%) or more of the Premises to be subleased or licensed to a party (or parties) other than the Original Tenants (or either of them), their Affiliates and/or a Permitted Assignee, then notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30)

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days after receipt of any Transfer Notice, to recapture the Subject Space; provided, however, in the event Landlord so elects to recapture the Subject Space, Tenant may rescind its Transfer Notice (in which no Landlord-recapture shall result) by delivering written notice of Tenant’s rescission election to Landlord within ten (10) business days following Tenant’s receipt of Landlord’s recapture notice. Unless so rescinded by Tenant pursuant to the immediately preceding sentence, such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice (or at Landlord’s option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14. Notwithstanding anything to the contrary set forth in this Section 14.4, to the extent of an Excess Capacity Sublease, the TCCs of this Section 14.4 with regard to recapture shall not apply to such Excess Capacity Sublease.

14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the TCCs of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times, and upon forty-eight (48) hours advance written notice to Tenant, to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than three percent (3%), Tenant shall pay Landlord’s costs of such audit.

14.6 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant (a

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“Reorganization”) which would have a material adverse economic impact on the business of Tenant or would otherwise materially adversely alter Tenant’s ability to satisfy Tenant’s financial obligations set forth in this Lease, or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period (a “Sale”) which would have a material adverse economic impact on the business of Tenant or would otherwise materially adversely alter Tenant’s ability to satisfy Tenant’s financial obligations set forth in this Lease, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period; provided, however, in the event of any such Reorganization or Sale (regardless of whether or not the remaining requirements of this Section 14.6 are satisfied in connection therewith), Tenant shall nevertheless notify Landlord in writing with regard to such Reorganization or Sale and shall promptly supply Landlord with any documents or information reasonably requested by Landlord regarding such Reorganization or Sale.

14.7 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8 Non-Transfers. Notwithstanding anything to the contrary contained in this Article 14, (i) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant or the principals of either of the Original Tenants), (ii) an assignment of the Premises to an entity which acquires all or substantially all of the assets or interests (partnership, stock or other) of Tenant, or (iii) an assignment of the Premises to an entity which is the resulting entity of a merger or consolidation of Tenant, shall not be deemed a Transfer under this Article 14, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. The transferee under a transfer specified in items (i), (ii) or (iii) above shall be referred to as a “Affiliate.” “Control,” as used in

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this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND

REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated, The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to the product of (i) the Rent applicable during the last rental period of the Lease Term under this Lease, and (ii) a percentage equal to one hundred ten percent (110%) during the first two (2) months immediately following the expiration or earlier termination of the Lease Term, and one hundred twenty percent (120%) thereafter. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be

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construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. On or before May 1st of each calendar year during the Lease Term, Tenant shall provide Landlord with a current (i.e., for the most recently completed fiscal year), combined and audited financial statement (the “Financial Statements”); provided, however, together with its first delivery of such Financial Statements during the Lease Term, Tenant shall concurrently provide Landlord with the Financial Statements attributable to the two (2) immediately preceding years. In addition, at any other time during the Lease Term (but in no event more one (1) additional time in any Lease Year), Landlord may require Tenant to provide Landlord with unaudited financial statements (otherwise consistent with such Financial Statements) promptly following Landlord’s delivery of a written request therefore. Such Financial Statements shall be prepared in accordance with generally accepted accounting principles. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18

SUBORDINATION

Subject to Tenant’s receipt of an appropriate non-disturbance agreement(s) as set forth below, this Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and

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to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. As of the date of this Lease, and except with regard to that certain construction loan which matures in August 2004, Landlord covenants that no other deed of trust, mortgage, other encumbrance, or ground or underlying lease encumbers the Premises, Building or Project. Landlord’s delivery to Tenant of commercially reasonable non-disturbance agreement(s) (the “Nondisturbance Agreement”) in favor of Tenant from any ground lessor, mortgage holders or lien holders of Landlord who later come into existence at any time prior to the expiration of the Lease Term shall be in consideration of, and a condition precedent to, Tenant’s agreement to be bound by the terms and conditions of this Article 18. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the TCCs of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Subject to Tenant’s receipt of the Nondisturbance Agreement described herein, Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 19

DEFAULTS; REMEDIES

19.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease within five (5) business days of Tenant’s receipt of written notice from Landlord that the same was not paid when due; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify

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and cure such default, but in no event exceeding a period of time in excess of sixty (60) days after written notice thereof from Landlord to Tenant; or

19.1.3 To the extent permitted by law, a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease, unless such seizure is discharged within thirty (30) days; or

19.1.4 Abandonment or vacation of all or a substantial portion of the Premises by Tenant; or

19.1.5 The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than five (5) business days after notice from Landlord; or

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(a) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

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(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(e) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(a) and (b), above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate. As used in Section 19.2.1(c), above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Form of Payment After Default. Following the occurrence of an event of default by Tenant, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of cash, money order, cashier’s or certified check drawn on an institution

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acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

19.5 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.6 Landlord Default. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity. Any award from a court or arbitrator in favor of Tenant requiring payment by Landlord which is not paid by Landlord within the time period directed by such award, may be offset by Tenant from Rent next due and payable under this Lease; provided, however, Tenant may not deduct the amount of the award against more than fifty percent (50%) of Base Rent next due and owing (until such time as the entire amount of such judgment is deducted) to the extent following a foreclosure or a deed-in-lieu of foreclosure.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other TCCs, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the TCCs, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

SECURITY DEPOSIT

21.1 In General. Concurrent with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 8 of the Summary (the “Security Deposit Amount”), as security for the faithful

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performance by Tenant of all of its obligations under this Lease. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount. Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within forty-five (45) days following the expiration of the Lease Term. Landlord shall hold Tenant’s Security Deposit (i.e., the entire Security Deposit Amount) in an interest bearing short-term certificate of deposit account (the “CD”), maintained at a bank selected by Landlord, which CD shall be in Landlord’s name; provided, however, such CD shall provide for all interest to be payable to Tenant. Any penalty assessed by the financial institution for the early withdrawal from such account due to a default by Tenant shall be borne by Tenant. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute.

21.2 Conditional Reduction of Security Deposit Amount. Landlord and Tenant hereby acknowledge and agree that, to the extent Tenant satisfies the TCCs of this Section 21.2, the Security Deposit Amount is subject to an annual reduction equal to ten percent (10%) of the initial Security Deposit Amount throughout the Lease Term. Notwithstanding anything to the contrary set forth in this Section 21.2, Tenant shall only be entitled to such conditional reduction to the extent (1) Tenant is not then in economic or material non-economic default under this Lease (beyond any applicable notice and cure periods), (2) Tenant has not been in economic or material non-economic default under this Lease (beyond any applicable notice and cure periods) more than once during the prior twelve (12) month period, (3) Tenant has not been in economic or material non-economic default under this Lease (beyond any applicable notice and cure periods) more than three (3) times during the immediately preceding five (5) year period, (4) Tenant has timely delivered to Landlord the applicable annual Financial Statement in accordance with the TCCs of Article 17, above, and (5) Landlord receives the auditor’s opinion letter, delivered in connection with the annual Financial Statements, confirming that Tenant continues to have the financial ability as an ongoing concern to satisfy Tenant’s then-remaining economic obligations set forth in this Lease. For purposes of example only, and assuming that upon each anniversary of the Lease Commencement Date Tenant is entitled to the conditional reduction pursuant to the TCCs of this Section 21.2, then the Security Deposit Amount would be reduced pursuant to the foregoing schedule.

Reduction Date:	Security Deposit Amount:

First (1st) anniversary of Lease Commencement Date	$101,819.25

Second (2nd) anniversary of Lease Commencement Date	$90,506.00

Third (3rd) anniversary of Lease Commencement Date	$79,192.75

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Fourth (4th) anniversary of Lease Commencement Date	$67,879.50

Fifth (5th) anniversary of Lease Commencement Date	$56,566.25

Sixth (6th) anniversary of Lease Commencement Date	$45,253.00

Seventh (7th) anniversary of Lease Commencement Date	$33,939.75

Eighth (8th) anniversary of Lease Commencement Date	$22,626.50

Ninth (9th) anniversary of Lease Commencement Date	$11,313.25

ARTICLE 22

TELECOMMUNICATIONS EQUIPMENT

At any time during the Lease Term, subject to the TCCs of this Article 22 and Article 8 of this Lease. Tenant may install, at Tenant’s sole cost and expense, but without the payment of any Rent or a license or similar fee or charge, up to one (1) twenty-four inch (24”) satellite dish (and reasonable equipment related thereto), servicing the business conducted by Tenant from within the Premises (all such equipment is defined collectively as the “Telecommunications Equipment”) upon the portion of the roof of the Building designated by Landlord for such equipment. The physical appearance and the size of the Telecommunications Equipment shall be subject to Landlord’s reasonable approval, the location of any such installation of the Telecommunications Equipment shall be designated by Tenant subject to Landlord’s reasonable approval and Landlord may require Tenant to install screening around such Telecommunications Equipment, at Tenant’s sole cost and expense, as reasonably designated by Landlord. Tenant shall maintain such Telecommunications Equipment, at Tenant’s sole cost and expense. In the event Tenant elects to exercise its right to install the Telecommunication Equipment, then Tenant shall give Landlord prior notice thereof. Tenant shall reimburse to Landlord the actual costs reasonably incurred by Landlord in approving such Telecommunications Equipment, provided, however, such reimbursement shall not exceed Five Hundred and No/100 Dollars ($500.00) per approval. Tenant shall remove such Telecommunications Equipment upon the expiration or earlier termination of this Lease and shall return the affected portion of the rooftop and the Building to the condition the rooftop and the Building would have been in had no such Telecommunications Equipment been installed (reasonable wear and tear accepted). Such Telecommunications Equipment shall be installed pursuant to plans and specifications approved by Landlord, which approval will not be unreasonably withheld, conditioned, or delayed. Such Telecommunications Equipment shall, in all instances, comply with applicable governmental

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laws, codes, rules and regulations. Tenant shall not be entitled to license its Communication Equipment to any unrelated third party, nor shall Tenant be permitted to receive any revenues, fees or any other consideration for the use of such Communication Equipment by an unrelated third party. Tenant’s right to install such Telecommunication Equipment shall be non-exclusive, and Tenant hereby expressly acknowledges Landlord’s continued right (i) to itself utilize any rooftop space, and (ii) to re-sell, license or lease any rooftop space to an unaffiliated third party; provided, however, such Landlord (or third-party) use shall not materially interfere with (or preclude the installation of) Tenant’s Telecommunications Equipment

ARTICLE 23

SIGNS

23.1 Full Floors. Subject to Landlord’s prior written approval, in its reasonable discretion, and provided all such signs are in keeping with the quality, design and style of the Building and Project, Tenant may, to the extent the Premises comprises an entire floor of the Building and at Tenant’s sole cost and expense, install identification signage anywhere in the Premises including in the elevator lobby of the Premises; provided, however, in no event shall such signs be visible from the exterior of the Building.

23.2 Multi-Tenant Floors. If other tenants occupy space on the floor on which the Premises is located, Tenant’s identifying signage shall be provided by Landlord, at Tenant’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s Building standard signage program.

23.3 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as expressly set forth in Section 23.5, below, Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs (subject to the TCCs of Section 23.5 of this Lease), window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

23.4 Building Directory. Tenant shall have the right, at Tenant’s sole cost and expense, to use three (3) name strips on the building directory located in the lobby of the Building, with which to identify Tenant and the location of the Premises within the Building (i.e., “Suite 600”).

23.5 Tenant’s Signage. In connection with Tenant’s lease of the Premises, and subject to the remaining TCCs of this Section 23.5, Tenant shall be entitled to the following signage in connection with Tenant’s lease of the Premises (collectively, the “Tenant’s Signage”);

(i)	One (1) non-exclusive building-top sign (maximum size being 100 square feet) identifying Tenant’s name or logo located at the top of the south-facing elevation of the Building (the “Building-Top Sign”)

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(ii)	Two (2) strips on the existing monument sign for the Project (the “Project Monument Sign”), which strips shall initially reference the two (2) Original Tenants under this Lease; provided, however, to the extent the same satisfies the remaining TCCs of this Section 23.5, Tenant may use one (1) such strip to reference an approved Transferee pursuant to the TCCs of Article 14; provided further, however, Landlord shall be able to locate its standard identification signage on the Project Monument Sign (with a relative size equal to no greater than twenty-five percent (25%) of Tenant’s signage thereon)

23.5.1 Specifications and Permits. Tenant’s Signage shall set forth Tenant’s name and logo as determined by Tenant in its sole discretion; provided, however, in no event shall Tenant’s Signage include an “Objectionable Name,” as that term is defined in Section 23.5.2, of this Lease. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant’s Signage (collectively, the “Sign Specifications”) shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project and the Building Standard Signage Specifications. For purposes of this Section 23.5.1, the reference to “name” shall mean name and/or logo. In addition, Tenant’s Signage shall be subject to Tenant’s receipt of all required governmental permits and approvals and shall be subject to all Applicable Law and to any covenants, conditions and restrictions affecting the Project. Landlord shall use commercially reasonable efforts to assist Tenant in obtaining all necessary governmental permits and approvals for Tenant’s Signage. Tenant hereby acknowledges that, notwithstanding Landlord’s approval of Tenant’s Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant’s Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Tenant’s Signage, Tenant’s and Landlord’s rights and obligations under the remaining TCCs of this Lease shall be unaffected.

23.5.2 Objectionable Name. To the extent either of the Original Tenants, their Affiliates and/or a Permitted Assignee desires to change the name and/or logo set forth on Tenant’s Signage, such name and/or logo shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an “Objectionable Name”). The parties hereby agree that the name “Relational Group” or any reasonable derivation thereof, shall not be deemed an Objectionable Name.

23.5.3 Termination of Right to Tenant’s Signage. The rights contained in this Section 23.4 shall be personal to the Original Tenants, and may only be exercised by the Original Tenants (or either of them), their Affiliates, a Permitted Assignee (and not any other assignee, sublessee or other transferee of either of the Original Tenant’s interest in this Lease) if (i) the Original Tenants, their Affiliates, a Permitted Assignee and/or any subtenant under an Excess Capacity Sublease are, collectively, in occupancy of no less than ninety percent (90%) of the then existing Premises, (ii) Tenant is not then in economic default or material non-economic

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default under this Lease (beyond any applicable notice and cure periods), (iii) Tenant has not been in economic default or material non-economic default under this Lease (beyond any applicable notice and cure periods) more than once during the prior twelve (12) month period, and (iv) Tenant has not been in economic default or material non-economic default under this Lease (beyond any applicable notice and cure periods) more than three (3) times during the immediately preceding five (5) year period.

23.5.4 Cost and Maintenance. The costs of the actual signs comprising Tenant’s Signage and the installation, design, construction, and any and all other costs associated with Tenant’s Signage, including, without limitation, utility charges and hook-up fees, permits, and maintenance and repairs, shall be the sole responsibility of Tenant; provided that Landlord shall construct and install the Project Monument Sign(s) (including, but not limited to, running sufficient power and utilities to the site of the Project Monument Sign), at Tenant’s sole cost and expense, and Tenant shall be responsible for the cost of Tenant’s sign on the Project Monument Sign(s), but Landlord shall maintain all monument signs set forth in this Article 23 in good condition and repair, the cost of which in connection with the Project Monument Sign(s) shall be included in Operating Expenses. Should Tenant’s Signage require repairs and/or maintenance, as determined in Landlord’s reasonable judgment, Landlord shall have the right to provide Notice thereof to Tenant and Tenant (except as set forth above) shall cause such repairs and/or maintenance to be performed within thirty (30) days after receipt of such Notice from Landlord, at Tenant’s sole cost and expense; provided, however, if such repairs and/or maintenance are reasonably expected to require longer than thirty (30) days to perform, Tenant shall commence such repairs and/or maintenance within such thirty (30) day period and shall diligently prosecute such repairs and maintenance to completion. Should Tenant fail to perform such repairs and/or maintenance within the periods described in the immediately preceding sentence, Landlord shall, upon the delivery of an additional five (5) business days’ prior written notice, have the right to cause such work to be performed and to charge Tenant as Additional Rent for the Actual Cost of such work. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, cause Tenant’s Signage to be removed and shall cause the areas in which such Tenant’s Signage was located to be restored to the condition existing immediately prior to the placement of such Tenant’s Signage. If Tenant fails to timely remove such Tenant’s Signage or to restore the areas in which such Tenant’s Signage was located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all Actual Costs incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant’s receipt of an invoice therefor. The TCCs of this Section 23.5.4 shall survive the expiration or earlier termination of this Lease.

ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, “Applicable Laws”). At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (i) Tenant’s use of the Premises for non-general office use, (ii) the Alterations or Tenant Improvements in the Premises, or (iii) the Base

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Building, but, as to the Base Building, only to the extent such obligations are triggered by Tenant’s Alterations, the Tenant Improvements, or use of the Premises for non-general office use. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Landlord shall comply with all Applicable Laws relating to the Base Building, provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent consistent with the terms of Section 4.2.4, above.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after Tenant’s receipt of written notice from Landlord that the same was not paid when due, then Tenant shall pay to Landlord a late charge equal to three (3%) of the overdue amount plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at the “Interest Rate,” For purposes of this Lease, the “Interest Rate” shall be an annual rate equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published), plus four (4) percentage points, and (ii) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in

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excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, following prior written notice to Tenant, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times (during Building Hours with respect to items (i) and (ii) below) and upon at least twenty-four (24) hours prior written notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers, or during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. A representative of Tenant shall accompany Landlord in connection with any such entry; provided, however, the foregoing shall not apply in the case of an emergency where a representative of Tenant is not readily available to accompany Landlord. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes; provided, however, except for (i) emergencies, (ii) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (iii) repairs which are the obligation of Tenant hereunder, any such entry shall be performed in a manner so as not to materially interfere with Tenant’s use of, or access to, the Premises and shall be performed after normal business hours if reasonably practical. With respect to items (ii) and (iii) above, Landlord shall not materially interfere with Tenant’s use of, or access to, the Premises. Except as otherwise set forth in Section 6.4, Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors

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in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

ARTICLE 28

TENANT PARKING

Tenant shall have the right to use, at no cost to Tenant during the entire Lease Term, commencing on the Lease Commencement Date, the amount of parking passes set forth in Section 9 of the Summary, on a monthly basis throughout the Lease Term, which parking passes shall pertain to the Project parking facility. Notwithstanding the foregoing, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant. Except to the extent expressly identified to the contrary herein, each parking pass shall be for unreserved parking within the Project parking facility. Twenty-five (25) of such passes shall be applicable to reserved covered parking spaces individually designated for particular employees of Tenant (the “Individually Reserved Spaces”), the location of which spaces shall be mutually and reasonable determined by Landlord and Tenant prior to the Lease Commencement Date. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease. Except as expressly set forth below to the contrary, Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements; provided, however, Landlord and Tenant hereby acknowledge and agree that the current configuration and location of exclusive, reserved and unreserved parking spaces in the Project parking facility are as set forth on the diagram attached hereto as Exhibit H; provided further, however, Landlord shall not make or permit any material modifications to such configuration without Tenant’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking. Notwithstanding

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anything to the contrary set forth in this Article 28, above, Landlord shall not grant any “permanent” parking rights in the Project parking facility to any third-party that is not a tenant or other occupant of the Project, except to the extent of Tenant’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, for purposes of this Article 28, “permanent” parking rights shall mean parking rights for a period in excess of one hundred twenty (120) days; provided further, however, the location of any permitted third-party parking rights (whether temporary or approved by Tenant) shall be limited to the top level of the Project parking facility.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) days following the request therefor.

29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the

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performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

29.6 Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the net interest of Landlord (following payment of any outstanding liens and/or mortgages, whether attributable to sales or insurance proceeds or otherwise) in the Building

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(including any sales or insurance proceeds which Landlord receives). Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations under Articles 5 and 24 of this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

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29.18 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made or attempted to be made. If Tenant is notified of the identity and address of Landlord’s mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant’s exercising any remedy available to Tenant. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

Kilroy Realty Corporation

12200 West Olympic Boulevard

Suite 200

Los Angeles, California 90064

Attention: Legal Department

with copies to:

Kilroy Realty Corporation

3611 Valley Centre Drive, Suite 550

San Diego, California 92130

Attention: Ms. Jennifer Young

and

Allen Matkins Leck Gamble & Mallory LLP

1901 Avenue of the Stars, Suite 1800

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

29.19 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20 Authority. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant

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is authorized to do so. In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in California.

29.21 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay such Broker pursuant to separate written agreements between Landlord and the Broker, Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

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29.25 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire; provided, however, Landlord shall not change the name of the Project or Building to the name of a third-party tenant to the extent such third-party tenant (i) is one of Tenant’s direct competitors, and (ii) leases less than two (2) full floors of the Building. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.28 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants.

29.29 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

29.30 Building Renovations. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises including without limitation the parking structure, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) installing sprinklers in the Building common areas and tenant spaces, (ii) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (iii) installing new floor covering, lighting, and wall coverings

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in the Building common areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be Liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions. Landlord shall use commercially reasonable efforts to minimize any interference to Tenant’s use of, or access to, the Premises resulting from such Renovations.

29.31 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.32 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the “Lines”) at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord’s prior written consent, which consent shall not be unreasonably withheld, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be (x) appropriately insulated to prevent excessive electromagnetic fields or radiation, (y) surrounded by a protective conduit reasonably acceptable to Landlord, and (z) identified in accordance with the “Identification Requirements,” as that term is set forth hereinbelow, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Tenant shall remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith. All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4’) outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines’ termination point(s) (collectively, the “Identification Requirements”). Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time (1) are in violation of any Applicable Laws, (2) are inconsistent with then-existing industry standards (such as the standards promulgated by the National Fire Protection Association (e.g., such organization’s

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“2002 National Electrical Code”)), or (3) otherwise represent a dangerous or potentially dangerous condition.

29.33 Hazardous Substances.

29.33.1 Definitions. For purposes of this Lease, the following definitions shall apply: “Hazardous Material(s)” shall mean any solid, liquid or gaseous substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the “Environmental Laws,” as that term is defined below, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers and /or toxicity. “Environmental Laws” shall mean any and all federal, state, local or quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations or guidance or policy documents now or hereafter enacted or promulgated and as amended from time to time, in any way relating to (i) the protection of the environment, the health and safety of persons (including employees), property or the public welfare from actual or potential release, discharge, escape or emission (whether past or present) of any Hazardous Materials or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.

29.33.2 Compliance with Environmental Laws. Landlord covenants that during the Lease Term, Landlord shall comply with all Environmental Laws in accordance with, and as required by, the TCCs of Article 24 of this Lease. Tenant represents and warrants that, except as herein set forth, it will not use, store or dispose of any Hazardous Materials in or on the Premises. However, notwithstanding the preceding sentence, Landlord agrees that Tenant may use, store and properly dispose of commonly available household cleaners and chemicals to maintain the Premises and Tenant’s routine office operations (such as printer toner and copier toner) (hereinafter the “Permitted Chemicals”). Landlord and Tenant acknowledge that any or all of the Permitted Chemicals described in this paragraph may constitute Hazardous Materials. However, Tenant may use, store and dispose of same, provided that in doing so, Tenant fully complies with all Environmental Laws.

29.33.3 LandIord’s Right of Environmental Audit. Landlord may, upon reasonable notice to Tenant, be granted access to and enter the Premises no more than once annually to perform or cause to have performed an environmental inspection, site assessment or audit. Such environmental inspector or auditor may be chosen by Landlord, in its sole discretion, and be performed at Landlord’s sole expense. To the extent that the report prepared upon such inspection, assessment or audit, indicates the presence of Hazardous Materials in violation of Environmental Laws, or provides recommendations or suggestions to prohibit the release,

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discharge, escape or emission of any Hazardous Materials at, upon, under or within the Premises, or to comply with any Environmental Laws, Tenant shall promptly, at Tenant’s sole expense, comply with such recommendations or suggestions, including, but not limited to performing such additional investigative or subsurface investigations or remediation(s) as recommended by such inspector or auditor. Notwithstanding the above, if at any time, Landlord has actual notice or reasonable cause to believe that Tenant has violated, or permitted any violations of any Environmental Law, then Landlord will be entitled to perform its environmental inspection, assessment or audit at any time, notwithstanding the above mentioned annual limitation, and Tenant must reimburse Landlord for the cost or fees incurred for such as Additional Rent.

29.33.4 Indemnifications. Landlord agrees to indemnify, defend, protect and hold harmless the Tenant Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials to the extent such liability, obligation, damage or costs was a result of actions caused or permitted by Landlord or a Landlord Party. Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials or breach of any provision of this section, to the extent such liability, obligation, damage or costs was a result of actions caused or permitted by Tenant or a Tenant Party.

29.34 Development of the Project.

29.34.1 Subdivision. Landlord reserves the right to further subdivide all or a portion of the Project, Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision.

29.34.2 The Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or any other of Landlord’s rights described in this Lease.

29.34.3 Construction of Project and Other Improvements. Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a

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fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction. Landlord shall use commercially reasonable efforts to minimize any interference to Tenant’s use of, or access to, the Premises resulting from such construction.

29.35 Office and Communications Services.

29.35.1 The Provider. Landlord has advised Tenant that SBC and Time Warner currently offer certain office and communications services to tenants of the Building (“Provider”). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree.

29.35.2 Other Terms. Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

29.36 Consents. To the extent no particular standard is expressly set forth with regard to any consent or approval of Landlord or Tenant required under this Lease (e.g., “which consent may be granted, withheld or conditioned in Tenant’s sole and absolute discretion”), then such consent or approval shall be deemed to require Landlord and/or Tenant’s reasonable determination (i.e., the same shall not be unreasonably withheld, conditioned or delayed).

29.37 No Discrimination. Tenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

[signature page follows]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“LANDLORD”: KILROY REALTY, L.P., a Delaware limited partnership By: Kilroy Realty Corporation, a Maryland corporation, General Partner
By:
Its:

By:
Its:

“TENANT”: RELATIONAL ADVISORS LLC, a Delaware limited liability company, acting on behalf of Series B thereof
By: /s/ James J. Zehentbauer
Its: Principal

By: /s/ David H. Batchelder
Its: Principal

RELATIONAL INVESTORS LLC, a Delaware limited liability company, acting on behalf of Series A thereof
By: /s/ James J. Zehentbauer
Its: Principal

By: /s/ David H. Batchelder
Its: Principal

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EXHIBIT A

DEL MAR CORPORATE CENTRE

OUTLINE OF PREMISES

[ATTACHED]

EXHIBIT A -1-	KILROY REALTY 12400 High Bluff [Relational Advisors/Relational Investors]

KILROY REALTY 12400 High Bluff [Relational Advisors/Relational Investors]

EXHIBIT B

DEL MAR CORPORATE CENTRE

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of Articles 1 through 29 of the Office Lease to which this Tenant Work Letter is attached as Exhibit B and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portion of Sections 1 through 5 of this Tenant Work Letter.

SECTION 1

LANDLORD’S INITIAL CONSTRUCTION IN THE PREMISES

1.1 In General. Landlord has constructed (or will construct), at its sole cost and expense, the base, shell, and core (i) of the Premises and (ii) of the floor of the Building on which the Premises is located (collectively, the “Base, Shell, and Core”). The Base, Shell and Core shall consist of those portions of the Premises which are in existence in the Premises for the prior tenant of the Premises, and shall also include the items set forth on Schedule 2 attached to this Tenant Work Letter.

1.2 Life Safety. Landlord has previously constructed a life safety system for the sixth (6th) floor of the Building which Landlord shall, at Landlord’s sole cost and expense (except as set forth hereinbelow), upgrade and/or modify to the extent necessary to integrate with the existing life safety system in the remainder of the Building (the “Life Safety Work”) which Life Safety Work is more particularly set forth on Schedule 2. Notwithstanding the foregoing, to the extent the Premises is not demised on a full-floor basis (i.e., to the extent the same is demised with any interior corridors or an interior corridor requirement), then to the extent the actual cost to perform the Life Safety Work exceeds $20,000.00, then Tenant shall pay for such excess as a deduction from the “Tenant Improvement Allowance” (as defined in Section 2, below) (the amount of such excess, the “Life Safety Excess”).

SECTION 2

TENANT IMPROVEMENTS

2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of $2,103,462.00 (which amount was calculated based upon (i) $65.00 per Rentable Square Foot for each of the 32,792 Rentable Square Feet of space in the Premises, less (ii) the sum of $28,018.00, which represents the cost of the pre-stocked drywall and metal studs previously paid

EXHIBIT B -1-	KILROY REALTY 12400 High Bluff [Relational Advisors/Relational Investors]

for by Landlord, which is currently located on the sixth (6th) floor of the Building, and which shall be utilized in the construction of the Tenant Improvements) for the costs relating to the initial design and construction of Tenant’s improvements which are permanently affixed to the Premises (the “Tenant Improvements”). Landlord shall not be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. All Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of the Lease.

2.2 Disbursement of the Tenant Improvement Allowance. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord’s disbursement process) for costs related to the construction of the Tenant Improvements and for the following items and costs (collectively, the “Tenant Improvement Allowance Items”): (i) payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, payment of any fees of any project manager hired by Tenant in connection with the construction of the Tenant Improvements (but not in an amount in excess of $1.50 per usable square foot of the Premises), and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Tenant Work Letter; (ii) the cost of any changes in the Base, Shell and Core when such changes are required by the Construction Drawings; (iii) the cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the “Code”); (iv) the cost of any voice and/or data cabling installed in the Premises in connection with Tenant’s phone and computer systems (but not in an amount in excess of $5.00 per usable square foot of the Premises), (v) the “Landlord Supervision Fee”, as that term is defined in Section 4.3.2 of this Tenant Work Letter; (vi) the cost of Landlord-approved window coverings installed within the Premises, (vii) the cost to refurbish/replace the existing floor and wall coverings in the sixth (6th) floor elevator lobby (the “Elevator Lobby Improvements”), which Elevator Lobby Improvements shall be deemed Tenant Improvements subject to the terms and conditions of this Tenant Work Letter, and (viii) the Life Safety Excess, if any.

2.3 Standard Tenant Improvement Package. Landlord has established specifications (the “Building Standard Tenant Improvements”) for the Building standard components to be used in the construction of the Tenant Improvements in the Premises; provided, however, to the extent that Tenant elects, in conjunction with the construction of the Tenant Improvements, to demise the Premises on a multi-tenant basis (as opposed to demising the Premises on a full-floor basis without any interior corridor or corridor requirement), then Tenant shall apply no less than $45.00 dollars of the Tenant Improvement Allowance per rentable square foot of each demised portion of the Premises (in the aggregate, on a suite-by-suite basis) towards the cost of construction of the Tenant Improvements. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Building Standard Tenant Improvements, provided that Landlord may, at Landlord’s option, require the Tenant Improvements to comply with certain Building Standard Tenant Improvements. Landlord may make reasonable changes to the Specifications for the Standard Improvement Package from time to time provided Landlord gives Tenant reasonable prior written notice thereof.

EXHIBIT B -2-	KILROY REALTY 12400 High Bluff [Relational Advisors/Relational Investors]

2.4 Removal of Above Building Standard Tenant Improvements. “Above Standard Tenant Improvements” shall mean (i) any part of the Tenant Improvements which are not consistent (functionally and aesthetically) with the Building Standard Tenant Improvements, including, but not limited to, plumbing and millwork; and (ii) a configuration of the Tenant Improvements which is not usual and customary for normal “general office” occupancy; provided, however, Landlord shall identify any such Tenant Improvements (or changes thereto) as “Above Building Standard Tenant Improvements” concurrently with Landlord’s review and approval of the Approved Working Drawings (or on a timely basis following Tenant’s request for such change/addition identified above); provided further, however, Landlord and Tenant hereby acknowledge and agree that the Elevator Lobby Improvements, if so identified by Landlord on a timely basis pursuant to the immediately preceding clause, would be deemed to constitute Above Standard Tenant Improvements. If so directed by Landlord prior to the end of the Term of this Lease, Tenant, at its sole cost and expense, shall (A) remove from the Premises any Above Standard Tenant Improvements so identified for removal,(B) repair any damage caused by the removal of such Above Standard Tenant Improvements, and (C) return the affected portion of the Premises to a building-standard “warm shell” condition as reasonably determined by Landlord; provided, however, to the extent the Elevator Lobby Improvements are timely identified by Landlord as Above Standard Tenant Improvements, Tenant shall remove the same upon the expiration or earlier termination of this Lease, and following such removal, Tenant shall return the affected portions of the sixth (6th) floor elevator lobby to the condition existing prior to Tenant’s construction of such Elevator Lobby Improvements. Such removal and replacement of Above Standard Tenant Improvements shall be performed promptly and shall be completed by Tenant on or before the end of the Term of this Lease if notice of removal is given at least thirty (30) days prior to the end of the Term, and if Tenant fails to remove and/or return the affected portion of the Premises to a building-standard “warm shell” condition, Landlord may do so and Tenant shall reimburse Landlord for the cost of such removal and/or replacement.

SECTION 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect/Construction Drawings. Tenant shall retain Howard Sneed (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. Tenant shall promptly notify Landlord in writing of Tenant’s selection of Architect. Tenant shall retain the engineering consultants designated by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work of the Tenant Improvements. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications as determined by Landlord, and shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld; provided, however, it shall be deemed reasonable for Landlord to disapprove Construction Drawings for the following reasons: (i) such Construction Drawing would have an adverse effect on the structural integrity of the Building; (ii) such Construction Drawing fails to comply with applicable Code and or other applicable governmental regulations; (iii) such Construction Drawing would have an adverse effect on the systems and equipment of the Building; or (iv) such Construction Drawing would have an adverse effect on the exterior appearance of the

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Building (individually or collectively, a “Design Problem”). Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

3.2 Final Space Plan. On or before the date set forth in Schedule 1, attached hereto, Tenant and the Architect shall prepare the final space plan for Tenant Improvements in the Premises (collectively, the “Final Space Plan”), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan to Landlord for Landlord’s approval pursuant to the terms of Section 3.1, above. Landlord shall advise Tenant within three (3) business days after Landlord’s receipt of the Final Space Plan for the Premises if the same is unsatisfactory as the result of a Design Problem or is otherwise incomplete in any respect (based upon a commercially reasonable standard). If Tenant is so advised, Tenant shall promptly direct the Architect to cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require, and immediately thereafter Architect shall promptly re-submit the Final Space Plan to Landlord for its approval. Such procedure shall continue until the Final Space Plan is approved by Landlord. Landlord’s failure to object to the Final Space Plan within such three (3) business days shall constitute Landlord’s approval of the Final Space Plan.

3.3 Final Working Drawings. On or before the date set forth in Schedule 1, Tenant, the Architect and the Engineers shall complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval pursuant to the terms of Section 3.1, above. Landlord shall, within five (5) business days after Landlord’s receipt of all of the Final Working Drawings, either (i) approve the Final Working Drawings, (ii) approve the Final Working Drawings subject to specified conditions which must be stated in a reasonably clear and complete manner to be satisfied by Tenant prior to submitting the Approved Working Drawings for permits as set forth in Section 3.4, below of this Tenant Work Letter, to the extent the Final Working Drawings contain a Design Problem, or (iii) disapprove and return the Final Working Drawings to Tenant with requested revisions to the extent the Final Working Drawings contain a Design Problem; provided, however, any such conditions and/or disapprovals shall only be made by Landlord pursuant to commercially reasonable standards. If Landlord disapproves the Final Working Drawings, Tenant may resubmit the Final Working Drawings to Landlord at any time, and Landlord shall approve or disapprove the resubmitted Final Working Drawings, based upon the

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criteria set forth in this Section 3.3. within three (3) business days after Landlord receives such resubmitted Final Working Drawings. Such procedure shall be repeated until the Final Working Drawings are approved. Landlord’s failure to timely respond to Tenant within any applicable response period referenced herein shall be deemed Landlord’s approval of the Final Working Drawings.

3.4 Permits. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of the construction of the Tenant Improvements. Tenant shall cause Architect to immediately submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow “Contractor,” as that term is defined in Section 4.1, below, to commence and fully complete the construction of the Tenant Improvements (the “Permits”), and, in connection therewith, Tenant shall coordinate with Landlord in order to allow Landlord, at its option, to take part in all phases of the permitting process and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal and obtain the Permits on or before the date set forth in Schedule 1. Notwithstanding anything to the contrary set forth in this Section 3.4, Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that the obtaining of the same shall be Tenant’s responsibility; provided however that Landlord shall, in any event, cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord.

3.5 Time Deadlines. Tenant shall use good faith efforts and all due diligence to cooperate with the Architect, the Engineers, and Landlord to complete all phases of the Construction Drawings and the permitting process and to receive the permits, and with Contractor for approval of the “Cost Proposal,” as that term is defined in Section 4.2 of this Tenant Work Letter, as soon as possible after the execution of the Lease, and, in that regard, shall meet with Landlord on a scheduled basis to be determined by Landlord. The applicable dates for approval of items, plans and drawings as described in this Section 3, Section 4, below, and in this Tenant Work Letter are set forth and further elaborated upon in Schedule 1 (the “Time Deadlines”), attached hereto. Tenant agrees to comply with the Time Deadlines.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 Contractor. Reno Contracting (“Contractor”) shall construct the Tenant Improvements.

4.2 Cost Proposal. After the Approved Working Drawings are signed by Landlord and Tenant, Landlord shall provide Tenant with a cost proposal in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, the cost of all Tenant Improvement Allowance Items to be incurred by Tenant in connection with the design and construction of the Tenant Improvements (the “Cost Proposal”). Tenant shall approve and deliver the Cost Proposal to Landlord within five (5) business days of the receipt of

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the same, and upon receipt of the same by Landlord, Landlord shall be released by Tenant to purchase the items set forth in the Cost Proposal and to commence the construction relating to such items. The date by which Tenant must approve and deliver the Cost Proposal to Landlord shall be known hereafter as the “Cost Proposal Delivery Date”. The Cost Proposal shall be accompanied by a subcontractor “back-up” and a “scope sheet” recapping all bids for each trade. The Contractor shall obtain a minimum of three (3) bids per for each major trade. Contractor’s contracting fee shall be determined pursuant to that certain Reno GC&Fee Proposal dated May 10, 2004.

4.3 Construction of Tenant Improvements by Contractor under the Supervision of Landlord.

4.3.1 Over-Allowance Amount. On the Cost Proposal Delivery Date, Tenant and Landlord shall identify the amount (the “Over-Allowance Amount”) equal to the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Tenant Improvement Allowance. Tenant shall pay, within five (5) business days of written notice from Landlord, a percentage of each amount disbursed by Landlord to the Contractor or otherwise disbursed under this Tenant Work Letter, which percentage shall be equal to the amount of the Over-Allowance Amount divided by the amount of the Cost Proposal, and such payment by Tenant shall be a condition to Landlord’s obligation to pay any amounts of the Tenant Improvement Allowance, In the event that, after the Cost Proposal Delivery Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Tenant Improvements, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Tenant to Landlord immediately upon Landlord’s request as an addition to the Over-Allowance Amount. In addition, if the Final Working Drawings or any amendment thereof or supplement thereto shall require alterations in the Base, Shell and Core (as contrasted with the Tenant Improvements), and if Landlord in its sole and exclusive discretion agrees to any such alterations, and notifies Tenant of the need and cost for such alterations, then Tenant shall pay the cost of such required changes upon receipt of bills therefor. Tenant shall pay all direct architectural and/or engineering fees in connection therewith.

4.3.2 Landlord’s Retention of Contractor. Landlord shall independently retain Contractor, on behalf of Tenant, to construct the Tenant Improvements in accordance with the Approved Working Drawings and the Cost Proposal and Landlord shall supervise the construction by Contractor, and Tenant shall pay a construction supervision and management fee (the “Landlord Supervision Fee”) to Landlord in an amount equal to the product of (i) one percent (1%) and (ii) an amount equal to the hard costs incurred in connection with the construction of the Tenant Improvement, which Landlord Supervision Fee shall be (A) a Tenant Improvement Allowance Item as set forth in Section 2.2(v) of this Tenant Work Letter and (B) deducted from the Tenant Improvement Allowance.

4.3.3 Contractor’s Warranties and Guaranties. Landlord hereby assigns to Tenant all warranties and guaranties by Contractor relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements, Landlord shall use commercially reasonable efforts to cooperate with Tenant in the enforcement of such warranties and guaranties.

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4.3.4 Tenant’s Covenants. Tenant hereby indemnifies Landlord for any loss, claims, damages or delays arising from the actions of Architect on the Premises or in the Building. Within ten (10) days after completion of construction of the Tenant Improvements, Contractor may cause a Notice of Completion to be recorded in the office of the County Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute and furnish a copy thereof to Landlord upon recordation, failing which, Landlord may itself execute and file the same on behalf of Tenant as Tenant’s agent for such purpose. In addition, immediately after the substantial completion of the Premises, Tenant shall have prepared and delivered to the Building a copy of the “as built” plans and specifications (including all working drawings) for the Tenant Improvements.

4.3.5 Construction Meetings. During the construction of the Tenant Improvements, Landlord and Tenant shall meet on a scheduled basis to be determined by Landlord, to discuss the progress in the construction of the Tenant Improvements.

SECTION 5

INTENTIONALLY OMITTED

SECTION 6

MISCELLANEOUS

6.1 Tenant’s Entry Into the Premises Prior to Substantial Completion. Provided that Tenant and its agents do not interfere with Contractor’s work in the Building and the Premises, Contractor shall allow Tenant reasonable access to the Premises prior to the Lease Commencement Date for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant’s data and telephone equipment) in the Premises. Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, not be unreasonably withheld or delayed, which schedule shall detail the timing and purpose of Tenant’s entry. In addition, Contractor shall allow Tenant reasonable site visitation rights during the construction of the Tenant Improvements in order to allow Tenant to reasonably monitor such construction; provided that Tenant shall be required to schedule all such site visits in advance with Contractor. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant’s actions pursuant to this Section 6.1.

6.2 Tenant’s Representative. Tenant has designated Mr. Kirt Gilliland of Irving Hughes as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

6.3 Landlord’s Representative. Landlord has designated Mr. Jim Edwards as “Project Manager” who shall be responsible for the implementation of all Tenant Improvements to be performed by Landlord in the Premises. With regard to all matters

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involving such Tenant Improvements, Tenant shall communicate with the Project Manager rather than with the Contractor. Landlord shall not be responsible for any statement, representation or agreement made between Tenant and the Contractor or any subcontractor. It is hereby expressly acknowledged by Tenant that such Contractor is not Landlord’s agent and has no authority whatsoever to enter into agreements on Landlord’s behalf or otherwise bind Landlord. The Project Manager will furnish Tenant with notices of substantial completion, cost estimates for Above Standard Tenant Improvements, Landlord’s approvals or disapprovals of all documents to be prepared by Tenant pursuant to this Tenant Work Letter and changes thereto.

6.4 Tenant’s Agents. Landlord and Tenant shall reasonably cooperate with each other, the Contractor, and other contractors and vendors performing the construction or installation of the Tenant Improvements in the Premises to promote labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment to the extent that, notwithstanding the good faith efforts of the parties to maintain labor harmony, the use of such contractors, services, workmen, labor, materials or equipment would disturb such labor harmony.

6.5 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

6.6 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in the Lease, or a default by Tenant under this Tenant Work Letter, has occurred at any time on or before the substantial completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

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SCHEDULE 1 TO EXHIBIT B

TIME DEADLINES

	Dates	Actions to be Performed
A.	June 7, 2004	Final Space Plan to be completed by Tenant and delivered to Landlord.

B.	July 23, 2004	Tenant to deliver Final Working Drawings to Landlord for submittal to City.

C.	September 3, 2004	Tenant to deliver Permits to Contractor.

D.	Five (5) business days after the receipt of the Cost Proposal by Tenant	Tenant to approve Cost Proposal and deliver Cost Proposal to Landlord.

SCHEDULE 1 TO EXHIBIT B -1-	KILROY REALTY 12400 High Bluff [Relational Advisors/Relational Investors]

SCHEDULE 2 TO EXHIBIT B

BASE, SHELL AND CORE WORK

Landlord shall cause the Base, Shell and Core to include the following:

HVAC:

1. Main supply air duct loop for the entire sixth (6th) floor of the Building.

2. Main hot water re-heat loop piping.

Electrical:

1. One (1) four inch (4”) conduit from the Building’s main electrical room to the Building’s sixth (6th) floor electrical distribution room; provided, however, Tenant acknowledges that Tenant shall install, as part of the Tenant Improvements and as a Tenant Improvement Allowance Item, a separate electrical meter (or meters) in the Building’s main electrical room with regard to the Premises electricity.

2. One (1) four inch (4”) conduit from the Building’s main telephone room (MPOE) to the Tenant telephone room on the sixth (6th) floor of the Building.

Life Safety:

The Building is equipped with a life safety system including horns, strobes and pull stations. As part of the Base, Shell and Core, Landlord has provided, or will provide pursuant to the terms and conditions of Section 1.2 of the Tenant Work Letter, life safety systems within the sixth (6th) floor elevator lobby, restrooms and stairways which are consistent and compatible with the life safety systems in the remainder of the Building. To the extent such life safety systems on the remainder of the sixth (6th) floor of the Building must be modified in order (i) to be integrated into the life safety systems within the remainder of the Building, or (ii) for Tenant to obtain or maintain a certificate suitable for general office occupancy, then such modification shall be performed by Landlord pursuant to the terms and conditions of Section 1.2 of the Tenant Work Letter.

Drywall Systems:

1. Core and shaft walls shall be taped and finished to a level 4 trim and ready to receive paint.

2. Perimeter walls shall be insulated.

SCHEDULE 2 TO EXHIBIT B -1-	KILROY REALTY 12400 High Bluff [Relational Advisors/Relational Investors]

EXHIBIT C

DEL MAR CORPORATE CENTRE

NOTICE OF LEASE TERM DATES

To:

Re: Office Lease dated                              , 200                  between                                               , a

                                                          (“Landlord”), and                                                                   , a

                                                                                   (“Tenant”) concerning Suite              on floor(s)

                                          of the office building located at                                                              ,

                                  , California.

Gentlemen:

In accordance with the Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.	The Lease Term shall commence on or has commenced on for a term of ending on .

2.	Rent commenced to accrue on , in the amount of .

3.	If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.	Your rent checks should be made payable to at .

5.	The exact number of rentable/usable square feet within the Premises is square feet.

EXHIBIT C

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6.	Tenant’s Share as adjusted based upon the exact number of usable square feet within the Premises is %.

“Landlord”:

,

a

By:

Its:

Agreed to and Accepted

as of                , 200        .

“Tenant”:

a

By:

        Its:

EXHIBIT C

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EXHIBIT D

DEL MAR CORPORATE CENTRE

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations, Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant, Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the San Diego, California area. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates.

EXHIBIT D

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Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws (other than typical types of hardware required to hang normal, customary types of artwork in the Premises), or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent.

10. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material. Tenant shall provide material safety data sheets for any Hazardous Material used or kept on the Premises.

12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

EXHIBIT D

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13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls. Tenant shall participate in recycling programs undertaken by Landlord.

20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in San Diego, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate. If the Premises

EXHIBIT D

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is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant’s expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall be responsible for any damage to the window film on the exterior windows of the Premises and shall promptly repair any such damage at Tenant’s sole cost and expense. Tenant shall keep its window coverings closed during any period of the day when the sun is shining directly on the windows of the Premises. Prior to leaving the Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

25. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

26. Tenant must comply with any applicable “NO-SMOKING” ordinances. If Tenant is required under the ordinance to adopt a written smoking policy, a copy of said policy shall be on file in the office of the Building. Additionally, Tenant must provide at least one area within the Premises in which its employees, invitees and visitors may smoke.

27. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures (other than the lobby attendant during Building Hours as set forth in Section 6.4 of this Lease) for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents.

EXHIBIT D

-4-	KILROY REALTY 12400 High Bluff [Relational Advisors/Relational Investors]

employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

28. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

29. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

31. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

32. Tenant shall not purchase spring water, towels, janitorial or maintenance or other similar services from any company or persons not approved by Landlord. Landlord shall approve a sufficient number of sources of such services to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgment shall consider consistent with the security and proper operation of the Building.

33. Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate, visibly marked and properly operational fire extinguisher next to any duplicating or photocopying machines or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT D

-5-	KILROY REALTY 12400 High Bluff [Relational Advisors/Relational Investors]

EXHIBIT E

DEL MAR CORPORATE CENTRE

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Office Lease (the “Lease”) made and entered into as of                     , 200     by and between                      as Landlord, and the undersigned as Tenant, for Premises on the                          floor(s) of the office building located at                      ,                      , California                      , certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on                      , and the Lease Term expires on                      , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3. Base Rent became payable on                     .

4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6. Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord’s mortgagee.

7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                      . The current monthly installment of Base Rent is $                             .

8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

9. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

EXHIBIT E

-1-	KILROY REALTY 12400 High Bluff [Relational Advisors/Relational Investors]

10. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

11. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

14. To the undersigned’s knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                          on the                  day of                      , 200    .

“Tenant”:

,
a

By:
Its:

By:
Its:

EXHIBIT E

-2-	KILROY REALTY 12400 High Bluff [Relational Advisors/Relational Investors]

EXHIBIT F

DEL MAR CORPORATE CENTRE

RECORDING REQUESTED BY

AND WHEN RECORDED RETURN TO:

ALLEN MATKINS LECK GAMBLE

    & MALLORY LLP

1901 Avenue of the Stars, 18th Floor

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

RECOGNITION OF COVENANTS,

CONDITIONS, AND RESTRICTIONS

This Recognition of Covenants, Conditions, and Restrictions (this “Agreement”) is entered into as of the         day of                    , 200    , by and between                             (“Landlord”), and                             (“Tenant”), with reference to the following facts:

A. Landlord and Tenant entered into that certain Office Lease Agreement dated            , 200     (the “Lease”). Pursuant to the Lease, Landlord leased to Tenant and Tenant leased from Landlord space (the “Premises”) located in an office building on certain real property described in Exhibit A attached hereto and incorporated herein by this reference (the “Property”).

B. The Premises are located in an office building located on real property which is part of an area owned by Landlord containing approximately         (        ) acres of real property located in the City of                    , California (the “Project”), as more particularly described in Exhibit B attached hereto and incorporated herein by this reference.

C. Landlord, as declarant, has previously recorded, or proposes to record concurrently with the recordation of this Agreement, a Declaration of Covenants, Conditions, and Restrictions (the “Declaration”), dated                     , 200    , in connection with the Project.

D. Tenant is agreeing to recognize and be bound by the terms of the Declaration, and the parties hereto desire to set forth their agreements concerning the same.

NOW, THEREFORE, in consideration of (a) the foregoing recitals and the mutual agreements hereinafter set forth, and (b) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows,

1. Tenant’s Recognition of Declaration. Notwithstanding that the Lease has been executed prior to the recordation of the Declaration, Tenant agrees to recognize and by bound by all of the terms and conditions of the Declaration.

EXHIBIT F	KILROY REALTY 12400 High Bluff
-1-	[Relational Advisors/Relational Investors]

2. Miscellaneous.

2.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, estates, personal representatives, successors, and assigns.

2.2 This Agreement is made in, and shall be governed, enforced and construed under the laws of, the State of California.

2.3 This Agreement constitutes the entire understanding and agreements of the parties with respect to the subject matter hereof, and shall supersede and replace all prior understandings and agreements, whether verbal or in writing. The parties confirm and acknowledge that there are no other promises, covenants, understandings, agreements, representations, or warranties with respect to the subject matter of this Agreement except as expressly set forth herein.

2.4 This Agreement is not to be modified, terminated, or amended in any respect, except pursuant to any instrument in writing duly executed by both of the parties hereto.

2.5 In the event that either party hereto shall bring any legal action or other proceeding with respect to the breach, interpretation, or enforcement of this Agreement, or with respect to any dispute relating to any transaction covered by this Agreement, the losing party in such action or proceeding shall reimburse the prevailing party therein for all reasonable costs of litigation, including reasonable attorneys’ fees, in such amount as may be determined by the court or other tribunal having jurisdiction, including matters on appeal.

2.6 All captions and heading herein are for convenience and ease of reference only, and shall not be used or referred to in any way in connection with the interpretation or enforcement of this Agreement.

2.7 If any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court of competent jurisdictions to be void or unenforceable for any reason, the same shall not affect any other provision of this Agreement, the application of such provision under circumstances different form those adjudged by the court, or the validity or enforceability of this Agreement as a whole.

2.8 Time is of the essence of this Agreement.

2.9 The Parties agree to execute any further documents, and take any further actions, as may be reasonable and appropriate in order to carry out the purpose and intent of this Agreement.

2.10 As used herein, the masculine, feminine or neuter gender, and the singular and plural numbers, shall each be deemed to include the others whenever and whatever the context so indicates.

EXHIBIT F

-2-	KILROY REALTY 12400 High Bluff [Relational Advisors/Relational Investors]

SIGNATURE PAGE OF RECOGNITION OF

COVENANTS, CONDITIONS AND RESTRICTIONS

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

“LANDLORD”:

KILROY REALTY, L,P., a Delaware limited partnership

By:	Kilroy Realty Corporation, a Maryland corporation, General Partner

By:

Its:

By:

Its:

“TENANT”:

RELATIONAL ADVISORS LLC, a Delaware limited liability company, acting on behalf of-Series B thereof

By:	/s/ James J. Zehentbauer
	Its:	Principal

By:	/s/ David H. Batchelder
	Its:	Principal

RELATIONAL INVESTORS LLC, a Delaware limited liability company, acting on behalf of Series A thereof

By:	/s/ James J. Zehentbauer
	Its:	Principal

By:	/s/ David H. Batchelder
	Its:	Principal

EXHIBIT F

-3-	KILROY REALTY 12400 High Bluff [Relational Advisors/Relational Investors]

EXHIBIT G

OPERATING EXPENSE BUDGET

[ATTACHED]

EXHIBIT G

-1-	KILROY REALTY 12400 High Bluff [Relational Advisors/Relational Investors]

Del Mar Corporate Centre III 12400 High Bluff Drive Estimated 2004 Operating Budget 216,968 r.s.,f.

	Amount	$/RSF
Property Mgmt. G&A	$43,200.00	$0.20
Utilities: Electric	$100,000.00	$0.46	Includes four level parking structure
Utilities: Water & Sewer	$9,500.00	$0.04
Utilities: Rubbish	$13,000.00	$0.06
Contract Services: Elevators	$14,400.00	$0.07
Contract Services: Landscaping	$32,064.00	$0.15
Contract Services: Security	$53,684.00	$0.25
Contract Services: Window Cleaning	$18,000.00	$0.08
Contract Services: Parking	$8,600.00	$0.04
Contract Services: Other	$75,000.00	$0.35
Contract Services: Janitorial	$169,235.00	$0.78
Janitorial Supplies	$26,400.00	$0.12
Dayporter	$54,300.00	$0.25
Contract Services: HVAC Monitoring	$3,866.00	$0.02
Contract Services: FLS Monitoring	$600.00	$0.00
Contract Services: Pest Control	$2,220.00	$0.01
Office of the Building	$—	$—
Communications	$3,400.00	$0.02
Other Direct Expenses	$—	$—
Fees, Permits and Licenses	$600.00	$0.00
Association Assessments	$19,236.00	$0.09
Property Tax: Other	$360.00	$0.00
Property Tax: Amortization	$646,158.00	$2.98
Insurance: Amortization	$68,570.00	$0.32
Repairs & Maintenance: Supplies	$3,000.00	$0.01
Repairs & Maintenance: Repairs	$4,000.00	$0.02
Repairs & Maintenance: Other	$—	$—
Repairs & Maintenance: Elevator Repairs	$—	$—
Repairs & Maintenance: Electrical Repairs	$3,600.00	$0.02
Repairs & Maintenance: HVAC Repairs	$2,000.00	$0.01
Repairs & Maintenance: Landscape Repairs	$800.00	$0.00
Repairs & Maintenance: Plumbing Repairs	$150.00	$0.00
Repairs & Maintenance: Roof Repairs	$—	$—
Management Cost	$318,942.96	$1.47	Note: Based on $3.50 + utilities and management fee of 3.5%

	$1,694,885.96	$7.81

EXHIBIT H

PARKING LOCATIONS IN PROJECT PARKING FACILITY

[ATTACHED]

EXHIBIT H -1-	KILROY REALTY 12400 High Bluff [Relational Advisors/Relational Investors]

SIGNATURE PAGE OF RECOGNITION OF

COVENANTS, CONDITIONS AND RESTRICTIONS

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

“LANDLORD”:

KILROY REALTY, L.P., a Delaware limited partnership

By:	Kilroy Realty Corporation,
a Maryland corporation,
General Partner

By:
Its:

By:
Its:

“TENANT”:

RELATIONAL ADVISORS LLC, a Delaware limited liability company, acting on behalf of Series B thereof

By:	/s/ James J. Zehentbauer
Its: Principal

By:	/s/ David H. Batchelder
Its: Principal

RELATIONAL INVESTORS LLC, a Delaware limited liability company, acting on behalf of Series A thereof

By:	/s/ James J. Zehentbauer
Its: Principal

By:	/s/ David H. Batchelder
Its: Principal

EXHIBIT F -3-	KILROY REALTY 12400 High Bluff [Relational Advisors Relational Investors]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“LANDLORD”:

KILROY REALTY, L.P., a Delaware limited partnership

By:	Kilroy Realty Corporation,
a Maryland corporation,
General Partner

By: ILLEGIBLE
Its: Senior Vice President

By: /s/ Jeffrey C. Hawken
Its: Executive Vice President Chief Operating Officer

“TENANT”:

RELATIONAL ADVISORS LLC, a Delaware limited liability company, acting on behalf of Series B thereof

By:	/s/ James J. Zehentbauer
Its: Principal

By:	/s/ David H. Batchelder
Its: Principal

RELATIONAL INVESTORS LLC, a Delaware limited liability company, acting on behalf of Series A thereof

By:	/s/ James J. Zehentbauer
Its: Principal

By:	/s/ David H. Batchelder
Its: Principal

-67-	KILROY REALTY 12400 High Bluff [Relational Advisors/Relational Investors]

FIRST AMENDMENT TO OFFICE LEASE

This FIRST AMENDMENT TO OFFICE LEASE (“First Amendment”) is made and entered into as of the 23rd day of July 2004, by and between KILROY REALTY, L.P., a Delaware limited partnership (“Landlord”), and RELATIONAL ADVISORS LLC, a Delaware limited liability company, acting on behalf of Series B thereof, and RELATIONAL INVESTORS LLC, a Delaware limited liability company, acting on behalf of Series A thereof (collectively, as “Tenant”).

R E C I T A L S :

A. Landlord and Tenant entered into that certain Office Lease dated June 1, 2004 (the “Lease”), whereby Landlord leases to Tenant and Tenant leases from Landlord approximately 32,792 rentable (30,675 usable) square feet of space consisting of the entire sixth (6th) floor of the building (the “Building”) located at 12400 High Bluff Drive, San Diego, California 92130, together with the adjacent exterior balcony on the sixth (6th) floor of the Building, which Premises is commonly known, collectively, as Suite 600 (the “Premises”).

B. Article 21 of the Lease required Tenant to deposit with Landlord a security deposit (the “Security Deposit”) with Landlord in the initial amount of One Hundred Thirteen Thousand One Hundred Thirty-Two and 50/100 Dollars ($113,132.50), which Security Deposit would be held by Landlord in an interest bearing short-term certificate of deposit account (the “CD”) in accordance with the terms and conditions of such Article 21. The parties acknowledge that while Tenant has itself established a CD in the applicable amount with the intent of satisfying its obligations under Article 21 of the Lease, Tenant has never actually delivered the Security Deposit amount to Landlord pursuant to the terms of Article 21.

C. Landlord and Tenant desire that, instead of the Security Deposit and CD obligations set forth in Article 21 of the Lease, Tenant substitute therefore a letter of credit (the “L-C”) on the terms and conditions set forth in this First Amendment, and the parties therefore desire to amend the Lease accordingly.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Agreement unless expressly provided otherwise in this First Amendment.

-1-	KILROY REALTY L.P. 12400 High Bluff [Relational Advisors LLC, Relational Investors LLC]

2. Letter of Credit.

2.1 Delivery of Letter of Credit. Tenant shall deliver to Landlord, concurrently with Tenant’s execution of this First Amendment, an unconditional, clean, irrevocable letter of credit (the “L-C”) in an amount equal to One Hundred Thirteen Thousand One Hundred Thirty-Two and 50/100 Dollars ($113,132.50) (the “L-C Amount”), which L-C shall be issued by a money-center bank (a bank which accepts deposits, maintains accounts, has a Southern California office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord, and which L-C shall be in the form of Exhibit A, attached hereto; provided, however, Landlord hereby pre-approves Wells Fargo Bank as such a money-center bank. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C. Immediately following (i) the full execution and delivery of this First Amendment, and (ii) Landlord’s receipt of the L-C for the L-C Amount, (A) Tenant’s obligations under Article 21 of the Lease to deliver the Security Deposit to Landlord shall be deemed satisfied, (B) Tenant shall be deemed to have been in satisfaction of the terms and conditions of Article 21 of the Lease from the effective date of the Lease through the date of this First Amendment, (C) Tenant shall, following the date hereof, have no further obligations with respect to Article 21 of the Lease (which Article 21 of the Lease is hereby terminated in its entirety), and (D) Tenant shall, as of the date hereof, be deemed to be in satisfaction of the terms and conditions of this Section 2 of this First Amendment.

2.2 Conditional Reduction of L-C Amount. Landlord and Tenant hereby acknowledge and agree that, to the extent Tenant satisfies the TCCs of this Section 2.2, the L-C Amount is subject to an annual reduction equal to ten percent (10%) of the initial L-C Amount throughout the Lease Term. Notwithstanding anything to the contrary set forth in this Section 2.2, Tenant shall only be entitled to such conditional reduction to the extent (1) Tenant is not then in economic or material non-economic default under the Lease (as hereby amended; beyond any applicable notice and cure periods), (2) Tenant has not been in economic or material non-economic default under the Lease (as hereby amended; beyond any applicable notice and cure periods) more than once during the prior twelve (12) month period, (3) Tenant has not been in economic or material non-economic default under the Lease (as hereby amended; beyond any applicable notice and cure periods) more than three (3) times during the immediately preceding five (5) year period, (4) Tenant has timely delivered to Landlord the applicable annual Financial Statement in accordance with the TCCs of Article 17 of the Lease, and (5) Landlord receives the auditor’s opinion letter, delivered in connection with the annual Financial Statements, confirming that Tenant continues to have the financial ability as an ongoing concern to satisfy Tenant’s then-remaining economic obligations set forth in the Lease (as hereby amended). For purposes of example only, and assuming that upon each anniversary of the Lease Commencement Date Tenant is entitled to the conditional reduction pursuant to the TCCs of this Section 2.2, then the L-C Amount would be reduced pursuant to the foregoing schedule.

-2-	KILROY REALTY, L.P. 12400 High Bluff [Relational Advisors LLC, Relational Investors LLC]

Reduction Date:	L-C Amount:
First (1st) anniversary of Lease Commencement Date	$101,819.25
Second (2nd) anniversary of Lease Commencement Date	$90,506.00
Third (3rd) anniversary of Lease Commencement Date	$79,192.75
Fourth (4th) anniversary of Lease Commencement Date	$67,879.50
Fifth (5th) anniversary of Lease Commencement Date	$56,566.25
Sixth (6th) anniversary of Lease Commencement Date	$45,253.00
Seventh (7th) anniversary of Lease Commencement Date	$33,939.75
Eighth (8th) anniversary of Lease Commencement Date	$22,626.50
Ninth (9th) anniversary of Lease Commencement Date	$11,313.25

2.3 Application of Letter of Credit. Landlord shall have the immediate right to draw upon the L-C, in whole or in part and without prior notice to Tenant, other than that required under the Lease, at any time and from time to time: (i) if a default occurs under the Lease (as hereby amended; beyond any applicable notice and cure period), or (ii) Tenant either files a voluntary petition, or an involuntary petition is filed against Tenant by an entity other than Landlord, under any chapter of the Federal Bankruptcy Code or Tenant executes an assignment for the benefit of creditors, No condition or term of the Lease (as hereby amended) shall be deemed to render the L-C conditional, thereby justifying the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. The L-C and its proceeds shall constitute Landlord’s sole and separate property (and not Tenant’s property or, in the event of a bankruptcy filing by Tenant, property of Tenant’s bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the L-C: (a) against any amounts payable by Tenant under the Lease (as hereby amended) that are not paid when due, after the expiration of any applicable notice and cure period; (b) against all losses and damages that Landlord has suffered or may reasonably estimate that it may suffer as a result of any default by Tenant under the Lease (as hereby amended), including any damages arising under Section 1951.2 of the California Civil Code for rent due following termination of the Lease (as hereby amended); and (c) against any costs incurred by Landlord in connection with the Lease (as hereby amended) (including attorneys’ fees). Provided Tenant has performed all of its obligations under the Lease (as hereby amended), Landlord agrees to pay to Tenant within thirty (30) days after the Lease Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied as allowed above, and return the L-C to Tenant within the foregoing thirty (30) day period; provided that if prior to the Lease Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors other than Landlord, under the Federal Bankruptcy Code, or Tenant executes an assignment for the benefit of creditors, then Landlord shall not be obligated to return the L-C or any proceeds of the L-C until all statutes of limitations for any preference avoidance statutes applicable to such

-3-	KILROY REALTY, L.P. 12400 High Bluff [Relational Advisors LLC, Relational Investors LLC]

bankruptcy or assignment for the benefit of creditors have elapsed or the bankruptcy court or assignee, whichever is applicable, has executed a binding release releasing the Landlord of any and all liability for preferential transfers relating to payments made under the Lease (as hereby amended), and Landlord may retain and offset against any remaining L-C proceeds the full amount Landlord is required to pay to any third party on account of preferential transfers relating to this Lease. If Landlord draws on the L-C as permitted in this Section 2.3, then, upon demand of Landlord, Tenant shall restore the amount available under the L-C to the then-current L-C Amount set forth in Section 2.2, above, by providing Landlord with an amendment to the L-C evidencing that the amount available under the L-C has been restored to the then-current L-C Amount set forth in Section 2.2, above. In the alternative, Tenant may provide Landlord with cash, to be held by Landlord in accordance with this Section 2.3 in an amount equal to the restoration amount required under this Section 2.3, Tenant shall pay all expenses, points and fees incurred by Tenant or Landlord in renewing, replacing, drawing or transferring the L-C. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (2) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, which (A) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (B) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section 2.3 and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease (as hereby amended), including any damages Landlord suffers following termination of this Lease (as hereby amended).

3. No Further Modification. Except as specifically set forth in this First Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

[the remainder of this page intentionally left blank]

-4-	KILROY REALTY, L.P. 12400 High Bluff [Relational Advisors LLC, Relational Investors LLC]

IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

“LANDLORD”:

KILROY REALTY, L.P., a Delaware limited partnership

By:	Kilroy Realty Corporation,
a Maryland corporation,
General Partner

By: /s/ Jeffrey C. Hawken
Its: Executive Vice President Chief Operating Officer

By: /s/ John T. Fucci
Its: Sr. Vice President Asset Management

“TENANT”:

RELATIONAL ADVISORS LLC, a Delaware limited liability company, acting on behalf of Series B thereof

By:	/s/ James J. Zehentbauer
Its:

By:	/s/ David H. Batchhelder
Its:

RELATIONAL INVESTORS LLC, a Delaware limited liability company, acting on behalf of Series A thereof

By:	/s/ James J. Zehentbauer
Its:

By:	/s/ David H. Batchhelder
Its:

-5-	KILROY REALTY, L.P. 12400 High Bluff [Relational Advisors LLC, Relational Investors LLC]

EXHlBIT A

12400 HIGH BLUFF

FORM OF LETTER OF CREDIT

(Letterhead of a money center bank

acceptable to the Landlord)

, 200

Gentlemen:

We hereby establish our Irrevocable Letter of Credit and authorize you to draw on us at sight for the account of                     , a                                                  , the aggregate amount of                                                ($                     ).

Funds under this Letter of Credit are available to the beneficiary hereof as follows:

Any or all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by a representative of                              (“Beneficiary”) when accompanied by this Letter of Credit and a written statement signed by a representative of Beneficiary, certifying that such moneys are due and owing to Beneficiary.

This Letter of Credit is transferable in its entirety at no cost to Beneficiary. Should a transfer be desired, such transfer will be subject to the return to us of this advice, together with written instructions.

The amount of each draft must be endorsed on the reverse hereof by the negotiating bank. We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification specified above.

This Letter of Credit shall expire on                      .

Notwithstanding the above expiration date of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at least thirty (30) days prior to any such date of expiration, the undersigned shall give written notice to Beneficiary, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of Credit will not be renewed.

EXHIBIT A

-1-	KILROY REALTY, L.P. 12400 High Bluff [Relational Advisors LLC, Relational Investors LLC]

This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500.

Very truly yours, (Name of Issuing Bank)
By:

EXHIBIT A

-2-	KILROY REALTY, L.P. 12400 High Bluff [Relational Advisors LLC, Relational Investors LLC]

RELEASE AGREEMENT

This RELEASE AGREEMENT (this “Agreement”) is entered into as of the 22nd day of December, 2005, by and among KILROY REALTY, L.P., a Delaware limited partnership (“Landlord”), RELATIONAL ADVISORS LLC, a Delaware limited liability company, acting on behalf of Series B thereof (“Advisors”), and RELATIONAL INVESTORS LLC, a Delaware limited liability company, acting on behalf of Series A thereof (“Investors”).

R E C I T A L S :

A. Advisors and Investors, collectively, as tenant (“Tenant”), and Landlord, as landlord, entered into that certain Office Lease dated June 1, 2004 (the “Office Lease”), as amended by the terms of that certain First Amendment to Office Lease dated as of July 23, 2004 (the “First Amendment”) (the Office Lease and the First Amendment are, collectively, the “Lease”), whereby Landlord leased to Tenant, and Tenant leased from Landlord, approximately 32,792 rentable (30,675 usable) square feet of space consisting of the entire sixth (6th) floor of the building (the “Building”) located at 12400 High Bluff Drive, San Diego, California 92130, together with the adjacent exterior balcony on the sixth (6th) floor of the Building, which Premises is commonly known, collectively, as Suite 600 (the “Premises”).

B. Advisors, Investors and Landlord desire to enter into this Agreement in order to (i) terminate Advisors’ right, title and interest in and to the Lease, and (ii) release Advisors from further obligations under the Lease, except as otherwise provided herein.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the conditions and the covenants hereinafter contained, and for other consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, Landlord, Advisors and Investors hereby agree as follows.

1. Termination of Advisors’ Interest in Lease; Continuation of Investors’ Interest in Lease. Commencing as of 11:59 p.m. on December 31, 2005 (the “Release Date”), all of Advisors’ right, title and interest in and to the Lease and the Premises shall terminate and, as between Landlord and Advisors only, the Lease shall be of no further force or effect. Both Advisors and Investors expressly acknowledge and agree that notwithstanding the foregoing, (i) the Lease shall not terminate and shall continue on in full force and effect between Landlord and Investors only, and (ii) commencing as of the Release Date, Investors shall be fully and solely liable for the performance of all the obligations of Tenant under the Lease.

KILROY REALTY, L.P. 12400 High Bluff [Relational Advisors LLC, Relational Investors LLC]

2. Release of Liability. Except as otherwise provided in Section 3 below, and conditioned on the performance by the parties of the provisions of this Agreement:

(a) Commencing as of the Release Date, Advisors shall be released from any obligation or liability under the Lease to the extent attributable to the period following such Release Date; provided, however, Advisors shall remain fully liable, on a joint and several basis with Investors, for the payment of rents and for the performance of all other obligations of Tenant under the Lease (including, without limitation, Tenant’s payment of reconciliation of Operating Expenses) to the extent attributable to the period preceding and including to the Release Date.

(b) This Agreement shall fully and finally settle all demands, charges, claims, accounts or causes of action of any nature, including, without limitation, both known and unknown claims and causes of action that may arise out of or in connection with the obligations of Advisors, and the obligations of Landlord with respect to Advisors, after the Release Date.

Each of the parties hereto expressly waives the provisions of California Civil Code Section 1542, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Each party acknowledges that it has received the advice of legal counsel with respect to the aforementioned waiver and understands the terms thereof.

3. Representations of Advisors. Advisors represents and warrants to Landlord that (a) except with regard to (i) that certain sublease to Del Mar Heritage, LLC (“Heritage”) dated as of February 25, 2005 (consented to by Landlord pursuant to that certain Consent to Standard Sublease dated as of March 29, 2005), and (ii) that certain sublease to RSF Management Services, Inc. (“RSF”) dated as of July 27, 2005 (consented to by Landlord pursuant to that certain Consent to dated as of August 2, 2005), Advisors has not heretofore assigned or sublet all or any portion of its interest in the Lease; (b) other than with respect to Investors, Heritage and RSF, no other person, firm or entity has any right, title or interest in the Lease; (c) Advisors has the full right, legal power and actual authority to enter into this Agreement and to terminate its rights in and to the Lease and the Premises without the consent of any person, firm or entity; and (d) Advisors has the full right, legal power and actual authority to bind Advisors to the terms and conditions hereof. Advisors further represents and warrants to Landlord that, as of the date hereof and to its actual knowledge, there are no, and as of the Release Date there shall not be any, mechanic’s liens or other liens encumbering all or any portion of the Premises, by virtue of any act or omission on the part of Advisors, its predecessors, contractors, agents, employees, successors or assigns. Notwithstanding the termination of Advisors’ rights in and to the Lease and the release of liability provided for herein, the representations and warranties set forth in this Section 3 shall survive the Release Date and Advisors shall be liable to Landlord for any inaccuracy or any breach thereof.

-2-	KILROY REALTY, L.P. 12400 High Bluff [Relational Advisors LLC, Relational Investors LLC]

4. Attorneys’ Fees. Should any dispute arise between the parties hereto or their legal representatives, successors and assigns concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the party prevailing in such dispute shall be entitled, in addition to such other relief that may be granted, to recover reasonable attorneys’ fees and legal costs in connection with such dispute.

5. Governing Law. This Agreement shall be governed and construed under the laws of the State of California.

6. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.

7. Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective legal representatives, successors and assigns.

8. Time of the Essence. Time is of the essence of this Agreement and the provisions contained herein.

9. Further Assurances. Landlord, Advisors and Investors hereby agree to execute such further documents or instruments as may be necessary or appropriate to carry out the intention of this Agreement.

10. Voluntary Agreement. The parties have read this Agreement and mutual release as contained herein, and on the advice of counsel they have freely and voluntarily entered into this Agreement.

[signature page immediately follows]

-3-	KILROY REALTY, L.P. 12400 High Bluff [Relational Advisors LLC, Relational Investors LLC]

IN WITNESS WHEREOF, Landlord, Advisors and Investors have executed this Agreement as of the day and year first above written.

“LANDLORD”: KILROY REALTY, L.P., a Delaware limited partnership
By:	Kilroy Realty Corporation, a Maryland corporation, General Partner
	By:	/s/ Jeffrey G. Hawken
		Its:	Executive Vice President Chief Operating Officer

	By:	/s/ John T. Fucci
		Its:	SR. Vice president asset management

“ADVISORS”: RELATIONAL ADVISORS LLC, a Delaware limited liability company, acting on behalf of Series B thereof

By:	/s/ James J. Zehentbauer
Its:	[ILLEGIBLE]

By:	[ILLEGIBLE]
Its:

“INVESTORS”: RELATIONAL INVESTORS LLC, a Delaware limited liability company, acting on behalf of Series A thereof

By:	[ILLEGIBLE]
Its:	CAO

By:
Its:

-4-	KILROY REALTY, L.P. 12400 High Bluff [Relational Advisors LLC, Relational Investors LLC]

SECOND AMENDMENT TO OFFICE LEASE

This SECOND AMENDMENT TO OFFICE LEASE (the “Second Amendment”) is made and entered into as of the 1st day of May 2014, by and between KILROY REALTY, L.P., a Delaware limited partnership (“Landlord”), and RELATIONAL INVESTORS LLC, a Delaware limited liability company, acting on behalf of Series A thereof (“Tenant”).

R E C I T A L S :

A. Landlord, Tenant and Relational Advisors LLC entered into that certain Office Lease dated June 1, 2004 (the “Office Lease”), as amended by that certain First Amendment to Office Lease dated as of July 13, 2004 (the “First Amendment”), and as further amended by that certain Release Agreement dated as of December 22, 2005 (the “Release”, together with the Office Lease and the First Amendment, collectively the “Lease”), whereby Landlord leases to Tenant and Tenant leases from Landlord approximately 32,792 rentable (30,675 usable) square feet of space consisting of the entire sixth (6th) floor of the building (the “Building”) located at 12400 High Bluff Drive, San Diego, California 92130, together with the adjacent exterior balcony on the sixth (6th) floor of the Building, which Remaining Premises is commonly known, collectively, as Suite 600 (the “Existing Premises”).

B. Landlord and Tenant desire to (i) extend the Lease Term (beyond the currently scheduled termination date of November 30, 2014) with respect to an anticipated portion of the Existing Premises consisting of approximately 15,784 rentable (14,414 usable) square feet of space located on the sixth (6th) floor of the Building, the exact size, location and configuration of which shall be determined in accordance with the provisions more particularly set forth in Section 2 of this Second Amendment (the “Remaining Premises”), (ii) allow the Lease Term with respect to the balance of the Existing Premises (the “Expiration Space”) to expire on the currently scheduled termination date of November 30, 2014, and (iii) otherwise amend the Lease on the terms and conditions set forth in this Second Amendment.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Agreement unless expressly provided otherwise in this Second Amendment.

2. Anticipated Configuration of Remaining Premises. Landlord and Tenant hereby acknowledge and agree that the size, location and configuration of the Remaining Premises and the Expiration Space will be dependent on whether or not Landlord enters into a direct lease with Tenant’s current sub-tenant, Zogenix, in a form acceptable to Landlord in its sole and absolute discretion (such direct lease, the “Zogenix Lease”) by June 1, 2014 or any later date to which Tenant provides its written consent (the “Remaining Premises Condition”).

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Landlord shall notify Tenant in writing promptly following any execution of such Zogenix Lease whenever consummated (the “Direct Lease Notice”), and if such notice has not been provided by June 1, 2014, Landlord shall provide Tenant a status report within five (5) business days following such date.

2.1 Configuration of Remaining Premises if Remaining Premises Condition Occurs. To the extent the Remaining Premises Condition timely occurs, Landlord shall separately demise the Existing Premises as depicted on Exhibit A. In such event, Tenant’s resulting portion of the Existing Premises shall, for purposes of the remaining provisions of this Second Amendment, constitute the “Remaining Premises” and the remainder of the Existing Premises shall constitute the “Expiration Space.”

2.2 Configuration of Remaining Premises if Remaining Premises Condition does not Occur. To the extent the Remaining Premises Condition is not timely achieved, Landlord shall separately demise the Existing Premises as so depicted on Exhibit B. In such event, Tenant’s resulting portion of the Existing Premises shall, for purposes of the remaining provisions of this Second Amendment, constitute the “Remaining Premises” and the remainder of the Existing Premises shall constitute the “Expiration Space” for the remainder of this Second Amendment.

2.3 Remeasurement. Regardless of whether the Exhibit A or Exhibit B demising shall have occurred in accordance with the foregoing provisions of this Section 2, the resulting rentable square feet and usable square feet attributable to the Remaining Premises shall be calculated pursuant to the Office Buildings: Standard Methods of Measurement and Calculating Rentable Area – 2010 (Method B), and its accompanying guidelines (collectively, “BOMA”). Within sixty (60) days after the completion of the “Demising Work” (as defined in Exhibit C attached hereto), Landlord’s space planner/architect shall measure the rentable and usable square feet of the Remaining Premises. The determination of Landlord’s space planner/architect shall be conclusive and binding upon the parties. All amounts, percentages and figures appearing or referred to in this Second Amendment based upon the presently contemplated configuration (as identified in Recital B, above), shall be modified in accordance with such determination. Upon such determination, the same will be confirmed in writing by Landlord to Tenant.

3. Reduction of Currently-Existing Premises.

3.1 Give Back of Expiration Space. Landlord and Tenant hereby acknowledge and agree that Tenant’s lease with respect to the Expiration Space shall expire on November 30, 2014 (the “2014 Expiration Date”), and Tenant shall then quit and surrender and deliver exclusive possession of such Expiration Space to Landlord in accordance with the terms of the Lease. Effective as of the day immediately following the 2014 Expiration Date (the “Reduction Date”), (i) the Expiration Space shall no longer constitute a part of the Premises, and (ii) the “Premises” (as that term is used in the Lease) shall thereupon and thereafter consist only of the Remaining Premises. In the event Tenant does not timely vacate the Expiration Space in accordance with the terms hereof, then, notwithstanding any contrary provision of the Lease, Tenant shall be deemed to be in holdover with respect to the Expiration Space, and the terms and conditions of Article 16 of the Office Lease shall apply with respect thereto.

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(a) Marketing of the Expiration Space. Notwithstanding any provision to the contrary in this Second Amendment, to the extent the direct Zogenix Lease is not consummated by June 1, 2014, Landlord and any third parties designated by Landlord shall be permitted to enter the Expiration Space upon reasonable advance notice to show the same to prospective tenants.

(b) Surrender of the Expiration Space. Tenant hereby agrees to vacate the Expiration Space and surrender and deliver exclusive possession of the Expiration Space to Landlord, on or before the 2014 Expiration Date in accordance with the terms and conditions of Sections 8.5 and 15.2 of the Office Lease (which surrender requirements shall be deemed to include the removal of any and all communications or computer wires and cables located in the Expiration Space and the delivery of the Expiration Space to Landlord in broom clean condition; provided, however, the foregoing obligation shall not apply to the extent Landlord enters into the Zogenix Lease prior to the Expiration Date). In the event Tenant does not timely vacate the Expiration Space in accordance with the terms hereof, then, notwithstanding any contrary provision of the Lease, Tenant shall be deemed to be in holdover with respect to the Expiration Space, and the terms and conditions of Article 16 of the Office Lease shall apply with respect thereto.

(c) Storage Use. In the event that Landlord does not enter into the Zogenix Lease prior to the 2014 Expiration Date, Tenant shall be permitted to store personal property, including but not limited to furniture, within an approximately four thousand (4,000) square foot portion of the Expiration Space to be reasonably designated by Landlord and Tenant (the “Storage Area”) until the earlier to occur of (i) December 14, 2014, and (ii) the date which is thirty (30) days after Landlord notifies Tenant in writing that a third-party lease for the Expiration Space has been consummated pursuant to which Landlord must deliver possession of such Storage Area (the “Storage Use Term”). Tenant’s use of the Storage Area for the Storage Use Term shall be subject to the insurance, use and indemnification provisions of the Lease, but otherwise shall not constitute: (a) a holdover by Tenant; (b) a failure to quit, vacate, surrender or deliver exclusive possession of the Expiration Space to Landlord, or (c) any other breach of this Section 3.1 or the provisions of the Lease.

3.2 Representations and Warranties. Tenant represents and warrants to Landlord that, as of the date hereof, (a) Tenant has not heretofore assigned or otherwise sublet all or any portion of its interest in the Expiration Space (excepting only pursuant to that certain Sublease dated March 12, 2012, between Zogenix, Inc., a Delaware corporation, and Relational Investors LLC, a Delaware limited liability company (the “Zogenix Sublease”), which Zogenix Sublease expires by its terms on or before such 2014 Expiration Date); (b) no other person, firm or entity has any right, title or interest in the Expiration Space; (c) Tenant has the full right, legal power and actual authority to enter into this Second Amendment and to have Tenant’s lease of the Expiration Space expire as contemplated herein without the consent of any person, firm or entity; and (d) Tenant has the full right, legal power and actual authority to bind Tenant to the terms and conditions hereof. Tenant further represents and warrants to Landlord that as of the date hereof there are no, and as of the Effective Date, there shall be no, mechanic’s liens or other liens encumbering all or any portion of the Expiration Space by virtue of any act or omission on the part of Tenant, its predecessors, contractors, agents, employees, successors, assigns or subtenants. The representations and warranties set forth in this Section 3.2 shall survive the termination of Tenant’s lease of the Expiration Space and Tenant shall be liable to Landlord for any inaccuracy or any breach thereof.

-3-	KILROY REALTY, L.P. 12400 High Bluff [Relational Advisors LLC, Relational Investors LLC]

4. Remaining Premises Extended Term; Option to Extend.

4.1 Remaining Premises Extended Term. Landlord and Tenant acknowledge that the Lease with respect to the entire Premises (including all of the Remaining Premises) is scheduled to expire on November 30, 2014. Notwithstanding the foregoing, the Lease Term is hereby extended with respect only to the Remaining Premises (which, on and following the “RP Extended Term Commencement Date” (defined below), shall be known for purposes of the Lease as the Premises) for a period of five (5) years and four (4) months commencing as of December 1, 2014 (the “RP Extended Term Commencement Date”), and ending as of March 31, 2020 (the “RP Extended Term Expiration Date”), on the terms and conditions set forth in this Second Amendment. The period of time commencing on December 1, 2014, and ending on March 31, 2020, shall be referred to herein as the “RP Extended Term.”

4.2 Option to Further Extend Term. Notwithstanding any provision to the contrary contained in the Lease (as amended), Landlord and Tenant acknowledge and agree that Tenant shall continue to have two (2) options to extend the Lease Term with regard to the Remaining Premises, each for a period of five (5) years in accordance with, and pursuant to the terms and conditions of, Section 2 of the Office Lease.

5. Rent.

5.1 Base Rent. Prior to the RP Extended Term Commencement Date, Tenant shall continue paying to Landlord monthly installments of Base Rent in accordance with the terms and conditions of the Lease. Notwithstanding any provision to the contrary contained in the Lease, commencing as of the RP Extended Term Commencement Date, and continuing thereafter through the RP Extended Term Expiration Date, Tenant shall pay to Landlord monthly installments of Base Rent for the Remaining Premises (subject to adjustment based on the actual, determined square footage pursuant to the remeasurement set forth in Section 2.3 of this Second Amendment) in the event that the Condition Precedent is not satisfied (which payment shall otherwise be in accordance with the terms of Article 3 of the Office Lease) as follows:

Period During the RP Extended Term	Annual Base Rent	Monthly Installment of Base Rent	Approximate Monthly Rental Rate per Rentable Square Foot
December 1, 2014 – November 30, 2015	$795,513.60	$66,292.80	$4.20
December 1, 2015 – November 30, 2016	$819,378.96	$68,281.58	$4.33
December 1, 2016 – November 30, 2017	$843,960.36	$70,330.03	$4.46
December 1, 2017 – November 30, 2018	$869,279.16	$72,439.93	$4.59
December 1, 2018 – November 30, 2019	$895,357.56	$74,613.13	$4.73
December 1, 2019 – March 31, 2020	N/A	$74,613.13	$4.73

-4-	KILROY REALTY, L.P. 12400 High Bluff [Relational Advisors LLC, Relational Investors LLC]

5.2 Abated Base Rent. Provided that no event of default is occurring during the four (4) month period commencing on the first (1st) day of the first (1st) full calendar month of the RP Extended Term and ending on the last day of the fourth (4th) full calendar month of the RP Extended Term (such four (4) month period, the “Base Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Remaining Premises during such Base Rent Abatement Period (the “Base Rent Abatement”). Landlord and Tenant acknowledge that the aggregate amount of the Base Rent Abatement equals Two Hundred Sixty-Five Thousand One Hundred Seventy-One and 20/100 ($265,171.20) (i.e., $66,292.80 per month). Tenant acknowledges and agrees that during such Base Rent Abatement period, such abatement of Base Rent for the Remaining Premises shall have no effect on the calculation of any future increases in Base Rent or Direct Expenses payable by Tenant pursuant to the terms of the Lease, as amended, which increases shall be calculated without regard to such Base Rent Abatement. Additionally, Tenant shall be obligated to pay all “Additional Rent” (as that term is defined in Section 4.1 of the Office Lease) during the Base Rent Abatement Period. Tenant acknowledges and agrees that the foregoing Base Rent Abatement has been granted to Tenant as additional consideration for entering into this Second Amendment, and for agreeing to pay the Base Rent and perform the terms and conditions otherwise required under the Lease, as amended. If Tenant shall be in default under the Lease, as amended, and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to the Lease, as amended, or if the Lease, as amended, is terminated for any reason other than Landlord’s breach of the Lease, as amended, then the dollar amount of the unapplied portion of the Base Rent Abatement as of the date of such default or termination, as the case may be, shall be converted to a credit to be applied to the Base Rent applicable at the end of the RP Extended Term and Tenant shall immediately be obligated to begin paying Base Rent for the Remaining Premises in full. The foregoing Base Rent Abatement right set forth in this Section 6.2 shall be personal to the tenant named above (the “Original Tenant”) and shall only apply to the extent that the Original Tenant (and not any assignee, or any sublessee or other transferee of the Original Tenant’s interest in the Lease, as amended) is the Tenant under the Lease, as amended during such Base Rent Abatement Period.

5.3 Direct Expenses. With respect to the period of the Lease Term occurring prior to December 1, 2014, Tenant shall continue paying to Landlord Tenant’s Share of Direct Expenses that arise or accrue during such period in accordance with the terms of the Lease. Notwithstanding any provision to the contrary contained in the Lease, commencing on RP Extended Term Commencement Date, and continuing thereafter through the RP Extended Term Expiration Date, Tenant shall pay to Landlord Tenant’s Share of Direct Expenses arising or accruing on or following RP Extended Term Commencement Date, and continuing through the

-5-	KILROY REALTY, L.P. 12400 High Bluff [Relational Advisors LLC, Relational Investors LLC]

RP Extended Term Expiration Date in accordance with the terms of Article 4 of the Office Lease, provided that with respect to the calculation of Tenant’s Share of Direct Expenses attributable to the Remaining Premises, the following shall apply (subject to adjustment based on the actual, determined square footage pursuant to the remeasurement set forth in Section 2.3 of this Second Amendment):

(a) Tenant’s Share of Direct Expenses shall be approximately 7.5536%; and

(b) the Base Year shall be the calendar year 2015.

6. Condition of the Remaining Premises. Tenant acknowledges that Tenant has been and is in occupancy of the Remaining Premises pursuant to the Lease, and is fully aware of the condition of the Remaining Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Remaining Premises or the Building, or with respect to the suitability of the Remaining Premises or the Building for the conduct of Tenant’s business. Tenant acknowledges and agrees that Landlord is not in default or violation of any covenant, provision, obligation, agreement or condition contained in the Lease. Therefore, as of the date hereof and during the period ending on the RP Extended Term Expiration Date, Tenant shall continue to accept the Remaining premises in its then existing, “as is” condition, and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Remaining Premises, subject only to the terms of this Section 6 and the Work Letter attached hereto as Exhibit C (the “Work Letter”).

7. Refurbishment Allowance.

7.1 In General. Notwithstanding the foregoing, Tenant shall be entitled to a one-time refurbishment allowance (the “Refurbishment Allowance”) in the amount of Fifteen and No/100 Dollars ($15.00) per rentable square foot of the Remaining Premises, for the costs relating to the construction of any improvements, which are permanently affixed to the Remaining Premises (the “Refurbishment Improvements”). In addition, Tenant shall be entitled to use a portion of the Refurbishment Allowance, in an amount not to exceed Three and No/100 Dollars ($3.00) per rentable square foot of the Remaining Premises (the “Optional Allowance Cost”), to be applied toward the cost of built-in and movable furniture, computer and telecommunication cabling, telephone systems, moving expenses and other relocation costs reasonably incurred by Tenant (the “Optional Allowance Improvements”). Notwithstanding any provision to the contrary set forth in the Lease and except as provided herein, in no event Shall Landlord be obligated to make disbursements from the Refurbishment Allowance for costs which are unrelated to the Refurbishment Improvements or the Optional Allowance Improvements, or in a total amount which exceeds the Refurbishment Allowance. Except as otherwise provided in this Section 7, Tenant shall perform the Refurbishment Improvements and/or Optional Allowance Improvements at its sole cost and expense and in accordance with the terms of Article 8 of the Lease.

-6-	KILROY REALTY, L.P. 12400 High Bluff [Relational Advisors LLC, Relational Investors LLC]

7.2 Landlord Supervision. Notwithstanding any provision to the contrary set forth in the Lease, Tenant shall pay a construction supervision and management fee (the “Landlord Supervision Fee”) to Landlord in an amount equal to three percent (3%) of the total hard construction costs (as opposed to soft costs) for the Refurbishment Improvements and/or the Optional Allowance Improvements, which Landlord Supervision Fee shall be applied against and deducted from the Refurbishment Allowance. Such Landlord Supervision Fee shall compensate Landlord for engaging the project space planner, engineers and contractor, all through a Competitive process, and to contract directly with, and make associated payments to, such parties. In connection therewith, Landlord shall lead all project meetings, provide project budgeting, accounting and reconciliation reporting. Landlord shall coordinate with all furniture, technology and moving vendors to coordinate the Refurbishment Improvements, and the remodeling of the Premises, as commercially reasonably required to implement the Refurbishment Improvement process. Such Landlord Supervision Fee shall be the sole compensation paid by Tenant for the supervision of the Refurbishment of the Premises, and no other fees or markup’s shall be due to Landlord.

7.3 Disbursement of Refurbishment Allowance. Subject to the provisions of this Section 7 above, following the completion of the Refurbishment Improvements in accordance with the terms of Article 8 of the Lease, Landlord shall deliver a check made payable to Tenant in payment for the applicable portion of the Refurbishment Allowance, provided that (i) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building, (ii) Tenant delivers to Landlord all invoices, marked as having been paid, from all general contractors, subcontractors, laborers, materialmen, and suppliers used by Tenant for labor rendered and materials delivered to the Remaining Premises in connection with the Refurbishment Improvements, and (iii) Tenant delivers to Landlord properly executed unconditional mechanics lien releases in compliance with both California Civil Code Section 8134 and Section 8138. As of January 31, 2015, any portion of the Refurbishment Allowance which has not been previously incurred or in respect of which services have not been performed in connection with the Refurbishment Improvements shall be retained by Landlord, and Tenant shall have no right to use such amount for any remaining improvements or alterations, nor as a Rent credit or a cash allowance or for any other purpose.

8. Parking. Notwithstanding any parking rights or allocations to the contrary set forth in the Lease, commencing as of the RP Extended Term Commencement Date, and continuing through the RP Extended Term Expiration Date, Tenant shall have the right (but not the obligation) to use up to sixty-eight (68) unreserved parking passes (i.e., four and one-half (4 1⁄2) unreserved parking permits per 1,000 usable square feet of the Remaining Premises) on a monthly basis, in accordance with the terms and conditions set forth in this Section 7 and the non-conflicting terms and conditions set forth in Article 28 of the Office Lease. In addition, Tenant shall continue to have the right, for the entire duration of the RP Extended Term only, to use fourteen (14) of such passes as reserved covered parking spaces individually designated for particular employees of Tenant, otherwise in accordance with the terms and conditions of Article 28 of the Office Lease, and such reserved covered parking spaces shall continue to be those numbered one through fourteen as of the date of this Second Amendment.

-7-	KILROY REALTY, L.P. 12400 High Bluff [Relational Advisors LLC, Relational Investors LLC]

9. Letter of Credit. Landlord and Tenant acknowledge that in accordance with the First Amendment, Tenant has previously delivered an unconditional, clean, irrevocable letter of credit (the “L-C”) in an amount equal to One Hundred Thirteen Thousand One Hundred Thirty-Two and 50/100 Dollars ($113,132.50) (the “Original L-C Amount”) to Landlord as security for the faithful performance by Tenant of the terms, covenants and conditions of the Lease. From and after December 1, 2014, while Tenant shall remain obligated to maintain such L-C, the original L-C Amount shall be reduced to Seventy-Two Thousand Four Hundred Thirty-Nine and 93/100 Dollars ($72,439.93) (the “RP L-C Amount”), which L-C shall be otherwise in accordance with the terms and conditions of the Lease.

10. Notices. Notwithstanding anything to the contrary contained in the Lease, as of the date of this Second Amendment, any notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

Kilroy Realty, L.P.

c/o Kilroy Realty Corporation

12200 West Olympic Boulevard, Suite 200

Los Angeles, California 90064

Attention: Legal Department

with copies to:

Kilroy Realty Corporation

12200 West Olympic Boulevard, Suite 200

Los Angeles, California 90064

Attention: Mr. John Fucci

and

Kilroy Realty Corporation

3661 Valley Centre Drive, Suite 250

San Diego, California 92130

Attention: Mr. Brian Galligan

and

Allen Matkins Leck Gamble Mallory & Natsis LLP

1901 Avenue of the Stars, Suite 1800

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

Notwithstanding anything to the contrary contained in the Lease, as of the date of this Second Amendment, any notices to Tenant must be sent, transmitted, or delivered, as the case may be, to the following addresses:

Relational Investors LLC

12400 High Bluff Drive, Suite 600

San Diego, California 92130

Attention: Chief Financial Officer

-8-	KILROY REALTY, L.P. 12400 High Bluff [Relational Advisors LLC, Relational Investors LLC]

with copies to:

Relational Investors LLC

12400 High Bluff Drive, Suite 600

San Diego, California 92130

Attention: Legal Department

11. Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment other than Hughes Marino, Inc. (the “Broker”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Second Amendment other than the Broker. Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent other than the Broker occurring by, through, or under the indemnifying party. The terms of this Section 11 shall Survive the expiration or earlier termination of the term of the Lease, as hereby amended.

12. Utility Billing Information. In the event that the Tenant is permitted to contract directly for the provision of electricity, gas and/or water services to the Remaining Premises with the third-party provider thereof (all in Landlord’s sole and absolute discretion), Tenant shall within ten (10) business days of Landlord’s written request therefore, provide Landlord with a copy of any such invoice(s) specified in the request. Tenant acknowledges that pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively the “Energy Disclosure Requirements”), Landlord may be required to disclose information concerning Tenant’s energy usage at the Building to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building (the “Tenant Energy Use Disclosure”). Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure. The terms of this Section 12 shall survive the expiration or earlier termination of this Lease, as amended.

13. Certified Access Specialist. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Remaining Premises has not undergone inspection by a Certified Access Specialist (CASp).

14. Access to Electrical and Telecoms Rooms. In addition to the rights specified in Article 1.1.13 of the Office Lease, Tenant shall have the right to access, enter and conduct all necessary work within the Electrical and Telecoms Rooms identified in Exhibits A and B, twenty-four (24) hours per day, seven (7) days per week for the entire duration of the RP Extended Term and any extensions thereof pursuant to Section 4.2 above.

-9-	KILROY REALTY, L.P. 12400 High Bluff [Relational Advisors LLC, Relational Investors LLC]

15. No Further Modification. Except as specifically set forth in this Second Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

[the remainder of this page intentionally left blank]

-10-	KILROY REALTY, L.P. 12400 High Bluff [Relational Advisors LLC, Relational Investors LLC]

IN WITNESS WHEREOF, this Second Amendment has been executed as of the day and year first above written.

“LANDLORD”: KILROY REALTY, L.P., a Delaware limited partnership
By:	Kilroy Realty Corporation, a Maryland corporation, General Partner
	By:	[ILLEGIBLE]
		Its:	SVP

	By:	/s/ John T. Fucci
		Its:	SR. Vice President Asset Management
“TENANT”: RELATIONAL INVESTORS LLC, a Delaware limited liability company, acting on behalf of Series A thereof
By:	[ILLEGIBLE]
	Its:	Principal

By:	[ILLEGIBLE]
	Its:	CFO

-11-	KILROY REALTY, L.P. 12400 High Bluff [Relational Advisors LLC, Relational Investors LLC]

EXHIBIT A

12400 HIGH BLUFF

OUTLINE OF REMAINING PREMISES AND EXPIRATION SPACE

EXHIBIT A

-1-	KILROY REALTY, L.P. 12400 High Bluff [Relational Advisors LLC, Relational Investors LLC]

EXHIBIT B

12400 HIGH BLUFF

OUTLINE OF REMAINING PREMISES AND EXPIRATION SPACE

EXHIBIT B

-1-	KILROY REALTY, L.P. 12400 High Bluff [Relational Advisors LLC, Relational Investors LLC]

EXHIBIT C

12400 HIGH BLUFF

WORK LETTER

Except as specifically provided in this Exhibit C below, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises prior to or during the Lease Term and Tenant shall accept the Premises in its currently existing “as-is” condition. Subject to the terms and conditions set forth in this Exhibit C, Landlord shall, on a one (1)-time basis at Landlord’s sole cost and expense, separately demise the Remaining Premises from the Expiration Space, utilizing Building standard methods, materials and finishes, in the location identified on Exhibit A or Exhibit B to the Second Amendment to which this Work Letter is an exhibit; (b) create a secure entrance for Tenant that is separate from the entrance to be used by Zogenix or any other tenant of the Expiration Space; (c) create all necessary entrances to provide access to the Service Elevator and the Electrical and Telecoms Rooms in the locations identified on Exhibit A or Exhibit B; (d) if applicable, create a secure entrance to the Server Room forming part of the Remaining Premises, in the location identified on Exhibit A: (e) create a new stand-alone electricity meter to be used solely by the Tenant in connection with the Remaining Premises; and (f) create separate zones for lighting and HVAC to be used solely by the Tenant in connection with the Remaining Premises (as applicable, the “Demising Work”). Tenant shall make no changes, additions or modifications to the Demising Work or require the installation of any items requiring other than Building standard materials, components or finishes (it being expressly acknowledged and agreed that Landlord’s obligations are limited to the performance of the Demising Work as identified above).

EXHIBIT C

-1-	KILROY REALTY, L.P. 12400 High Bluff [Relational Advisors LLC, Relational Investors LLC]

THIRD AMENDMENT TO OFFICE LEASE

This THIRD AMENDMENT TO OFFICE LEASE (the “Third Amendment”) is made and entered into as of the 31 day of December 2014, by and between. KILROY REALTY, L.P., a Delaware limited partnership (“Landlord”), and RELATIONAL INVESTORS LLC, a Delaware limited liability company, acting on behalf of Series A thereof (“Tenant”).

R E C I T A L S :

A. Landlord, Tenant and Relational Advisors LLC entered into that certain Office Lease dated June 1, 2004 (the “Office Lease”), as amended by that certain First Amendment to Office Lease dated as of July 13, 2004 (the “First Amendment”), that certain Release Agreement dated as of December 22, 2005 (the “Release”), and that certain Second Amendment to Office Lease dated as of May 1, 2014 (the “Second Amendment,” collectively with the Office Lease, the First Amendment and the Release, the “Lease”), whereby Landlord leases to Tenant and Tenant leases from Landlord approximately 15,784 rentable (14,414 usable) square feet of space located on the sixth (6th) floor of the building (the “Building”) located at 12400 High Bluff Drive, San Diego, California 92130, together with the adjacent exterior balcony on the sixth (6th) floor of the Building, commonly known, collectively, as Suite 600 (the “Existing Premises”).

B. Landlord and Tenant desire to amend the Lease on the terms and conditions set forth in this Third Amendment.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Third Amendment.

2. Refurbishment Allowance Extension Date. Landlord and Tenant hereby acknowledge and agree that the date “January 31, 2015” in the last sentence in Section 7.3 of the Second Amendment is hereby deleted and replaced with “December 31, 2015”.

3. No Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Third Amendment, and that they know of no real estate broker or agent who is entitled to a commission in connection with this Third Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent occurring by, through, or under the indemnifying party. The terms of this Section 3 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

4. Certified Access Specialist. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Remaining Premises has not undergone inspection by a Certified Access Specialist (CASp).

5. No Further Modification. Except as specifically set forth in this Third Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

[signatures follow on next page]

KILROY REALTY, L.P. 12400 High Bluff [Relational Advisors LLC, Relational Investors LLC]

IN WITNESS WHEREOF, this Third Amendment has been executed as of the day and year first above written.

“LANDLORD”: KILROY REALTY, L.P., a Delaware limited partnership
By:	Kilroy Realty Corporation, a Maryland corporation, General Partner
	By:	/s/ Joseph E. Magri
		Name:	Joseph E. Magri
		Its:	Senior Vice President and Corporate Counsel

	By:	/s/ John T. Fucci
		Name:	JOHNT. FUCCI
		Its:	SR. Vice President Asset Management
“TENANT”: RELATIONAL INVESTORS LLC, a Delaware limited liability company, acting on behalf of Series A thereof
By:	[ILLEGIBLE]
Name:
	Its:	[ILLEGIBLE]

By:	[ILLEGIBLE]
Name:
	Its:	[ILLEGIBLE]

2	KILROY REALTY, L.P. 12400 High Bluff [Relational Advisors LLC, Relational Investors LLC]

EXHIBIT S-B

OFFICE SUBLEASE

[Attached]

Exhibit S-B

OFFICE SUBLEASE

by and between

RELATIONAL INVESTORS LLC,

a Delaware limited liability company

as Sublandlord

and

EVOFEM, INC.,

a Delaware corporation

as Subtenant

Dated: January 30, 2015

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6.	Miscellaneous		21
	6.1.	Defined Terms	21
	6.2.	Attorneys’ Fees	21
	6.3.	Further Assurances	21
	6.4.	Interpretation	21
	6.5.	Execution	22
	6.6.	Assignment of Overlease	22
	6.7.	Overlandlord’s Consent	22
	6.8.	Guaranty	22
	6.9.	Financial Statements	22

ii

OFFICE SUBLEASE

This OFFICE SUBLEASE (the “Sublease”) is entered into as of January 30, 2015 (the “Execution Date”) by and between RELATIONAL INVESTORS LLC, a Delaware limited liability company (“Sublandlord”), and EVOFEM INC., a Delaware corporation (“Subtenant”).

W I T N E S S E T H

WHEREAS, Sublandlord is the tenant (“Overtenant”) under that certain lease dated as of June 1, 2004 between Kilroy Realty, L.P., a Delaware limited partnership (“Overlandlord”) and Relational Advisors LLC and Relational Investors LLC, as amended by that certain (i) First Amendment to Office Lease dated as of July 23, 2004, (ii) Release Agreement dated December 22, 2005, (iii) Second Amendment to Office Lease (“Second Amendment”) dated May 1, 2014, and (iv) Third Amendment to Office Lease (“Third Amendment”) dated December 31, 2014 (collectively, the “Overlease”). A copy of the Overlease is attached hereto as Exhibit S-A;

WHEREAS, Relational Advisors LLC assigned its rights and interests under the Overlease to Sublandord pursuant to that certain Confidential Separation Agreement, effective as of November 10, 2005;

WHEREAS, pursuant to the Overlease, Overlandlord demised to Sublandlord the “Premises” (as defined and described in the original Overlease) located in the “Building” (as defined and described in the Overlease);

WHEREAS, pursuant to the Second Amendment, the Overlease with respect to the portion of the original Premises consisting of the “Expiration Space” (as defined and described in the Second Amendment) expired as of November 30, 2014, and as of December 1, 2014, the “Premises” under the Overlease became solely the “Remaining Premises” (as defined and described in the Second Amendment, and more particularly in Section 2.1 thereof), consisting of approximately 15,784 rentable (14,414 usable) square feet of space located at 12400 High Bluff Drive, Suite 600, San Diego, California 92130; and

WHEREAS, Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, subject to the terms of this Sublease, the Remaining Premises (herein referred to as the “Subpremises”). The Subpremises is more particularly depicted on Exhibit S-B attached hereto.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Sublease, and for valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows.

1. Sublease of Subpremises; Sublease Term; Shared Occupancy.

1.1. Sublease of Subpremises. Subject to the terms and conditions of this Sublease, Sublandlord subleases the Subpremises to Subtenant, and Subtenant subleases the Subpremises from Sublandlord, for the Sublease Term.

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Pursuant to Second Amendment, Overlandlord (and not Sublandlord) has the obligation to demise the Subpremises from the Expiration Space (as defined in the Second Amendment). Subtenant acknowledges that, pursuant to Section 2.3 of the Second Amendment, Overlandlord’s space planner/architect is to measure the rentable square feet of the Subpremises following such demising, and that the determination of Overlandlord’s space planner/architect will be conclusive and binding. Except as expressly set forth otherwise herein, Base Subrent and all other obligations hereunder that are based on the rentable square footage of the Subpremises shall be retroactively adjusted to reflect the results of such measurement. Without limiting any other provisions of this Sublease or the Overlease, Subtenant also acknowledges that the construction work to be performed by Overlandlord pursuant to the Second Amendment may involve noise, dust and other disturbances to Subtenant, and that Subtenant will have no rent abatement or other claims against Sublandlord relating to same.

1.2. Sublease Term. Subject to the terms hereof (including, but not limited to, Section 1.3 below), the “Sublease Term”“ shall (a) commence on the date (the “Sublease Commencement Date”) that is the later of: (i) February 1, 2015, or (ii) one (1) business day after the date when Sublandlord delivers to Subtenant a consent to this Sublease executed by Overlandlord in accordance with Section 6.7 hereof and (b) expire upon the expiration date of the Overlease (i.e., March 31, 2020) (the “Sublease Expiration Date”). Subtenant acknowledges and agrees that Sublandlord has no obligation to, and does not intend to, exercise the options to extend the current term of the Overlease set forth in Section 4.2 of the Second Amendment.

1.3. Delivery Date. The Subpremises shall be delivered to the Subtenant on the Sublease Commencement Date; provided, however, that prior to the Sublease Commencement Date and so long as (i) Overlandlord has executed a consent to the Sublease in accordance with Section 6.7 hereof, and (ii) Subtenant has delivered the insurance certificate in accordance with Section 5.2 hereof, Subtenant and its contractors and consultants shall be permitted to enter the Subpremises with no obligation to pay Subrent until the Sublease Commencement Date except as set forth below, to install cabling, equipment, telecommunications, computers and furniture (collectively, “Fixturizing”) and to use the Subpremises for conduct of Subtenant’s business in accordance with this Sublease. The first date on which the Subpremises is first accessed under this Section 1.3 shall be the “Early Access Date”. Subtenant shall hold Sublandlord harmless from and indemnify, protect and defend Sublandlord from and against any Claim relating to or arising out of any loss or damage to the Building, or Subpremises, or any injury to any persons, that results from Subtenant’s access to the Premises pursuant to this Section 1.3. Additionally, if Subtenant uses the Subpremises for conducting Subtenant’s business prior to the Sublease Commencement Date, then Subtenant hereby agrees that it shall abide by the terms and conditions set forth in this Sublease during that time as if the Sublease Term had commenced; provided, however, that during the period prior to the Sublease Commencement Date, in lieu of the Base Subrent set forth in Section 2.1 below, Subtenant shall pay to Sublandlord an amount equal to One Thousand Dollars ($1,000.00) per month, divided by the number of days of such person’s occupancy, for each person who occupies the Subpremises during such period.

1.4 Shared Occupancy Period. Notwithstanding anything in this Sublease to the contrary, Sublandlord shall have the right to continue to occupy and use, until December 31, 2015 (the “Shared Occupancy Period”), (a) the portion of the office area within the Subpremises depicted on Exhibit S-B (the “Sublandlord Office Area”) and (b) the computer room within the

2

Subpremises depicted on Exhibit S-B (the “Computer Room”). Sublandlord shall also have the right during the Shared Occupancy Period to use the conference rooms, kitchens, patios and similar areas within the Subpremises from time to time, subject to availability and Subtenant’s reasonable requirements relating to same. Additionally, after the Shared Occupancy Period expires, Sublandlord shall have the right, in its sole discretion, to continue to occupy and use the Computer Room, or portions thereof, on a month to month basis for up to an additional six (6) months, provided Sublandlord credits against the monthly Subrent payable hereunder a sum equal to the product of the usable square footage of the Computer Room exclusively used by Sublandlord multiplied by $3.65 (i.e. the monthly per square foot Subrent payable during such period). Sublandlord’s right to the use and occupancy of the Sublandlord Office Area and the Computer Room pursuant to the foregoing shall be exclusive, except that (y) Subtenant and its employees and invitees shall have a right to walk through the Sublandlord Office Space to the extent reasonably necessary to get to and from the Subpremises to the remainder of the Building and (z) Subtenant shall have the right to use portions of the Computer Room and the conduits serving same to the extent reasonably necessary in connection with Subtenant’s information systems provided that such use doesn’t interfere with or otherwise adversely affect Sublandlord’s use of the Computer Room and doesn’t result in any additional costs or expenses to Sublandlord.

Sublandlord shall not be obligated to pay any rent or other compensation to Subtenant (or give Subtenant any credit or offset against Subtenant’s obligations hereunder) for the use of the Subpremises as set forth in this Section 1.4 except (i) during the Shared Occupancy Period, Subtenant shall receive a credit against the Subrent payable hereunder equal to twenty percent (20%) of the cost of electricity provided to the Subpremises during the Shared Occupancy Period and (ii) if Sublandlord uses the Computer Room during any period following the Shared Occupancy Period, Subtenant shall receive a credit against the Subrent payable hereunder during such period equal to the product of (A) the sum of (1) the Base Subrent accruing hereunder during such period, (2) Tenant’s Share of Direct Expenses (as defined and calculated under the Overlease) accruing under the Overlease during such period and (3) the cost of electricity provided to the Subpremises during such period times (B) a fraction, the numerator of which is the square footage of the Computer Room (minus the square footage of any portion of same being used by Subtenant pursuant to this Section 1.4) and the denominator of which is the square footage of the entire Subpremises.

While acknowledging that the Sublandlord Office Area and the remainder of the Subpremises will not be separated by a demising wall or other such physical barrier, Sublandlord and Subtenant each agrees to respect and maintain the privacy and confidentiality of the other party’s business and to reasonably cooperate with the other party in implementing any reasonable security measures, procedures or protocols intended to ensure such privacy and confidentiality.

2. Subrent. Subtenant agrees to pay Sublandlord rent under this Sublease (the “Subrent”) in the following amounts at the following times, prorated daily for partial periods:

2.1. Base Subrent. Subject to the last sentence of Section 1.3 above, Subtenant shall pay “Base Subrent” to Sublandlord for the Subpremises in monthly installments from and after the Sublease Commencement Date through the Expiration Date, in the corresponding amount for each such month (each a “Lease Month”) set forth on Exhibit S-C attached hereto. At Overlandlord’s

3

election from time to time, Subtenant shall pay Base Subrent directly to Overlandlord and send concurrent evidence of such payment to Sublandlord.

2.2. Additional Subrent. From and after the Sublease Commencement Date through the Expiration Date, Subtenant shall pay directly to Overlandlord, as “Additional Subrent,” all amounts (other than the Base Rent) payable to Overlandlord under the Overlease, including but not limited to Tenant’s Share of Direct Expenses thereunder. Notwithstanding anything in the foregoing to the contrary, Additional Subrent shall exclude any charges to the extent such charges arise from (i) goods or services provided to or work performed for the benefit of Sublandlord, or (ii) the negligence or willful misconduct of Sublandlord. Subtenant shall pay each such item of Additional Subrent at least three (3) business days before the Overlease requires Sublandlord to make such payment to Overlandlord. At Sublandlord’s election from time to time, Subtenant shall pay Additional Subrent directly to Overlandlord and send concurrent evidence of such payment to Sublandlord.

2.3. Letter of Credit. Concurrently with Subtenant’s execution of this Sublease, Subtenant shall deliver to Sublandlord an unconditional, irrevocable and renewable letter of credit (“Letter of Credit”) in favor of Sublandlord in the form attached hereto as Exhibit S-D attached hereto issued by a financial institution satisfactory to Sublandlord, in the principal amount (“Stated Amount”) specified below, to be held by Sublandlord in accordance with the terms, provisions and conditions of this Sublease. Subtenant shall pay all expenses, points and/or fees incurred by Subtenant in obtaining, maintaining, modifying, reducing and/or replacing the Letter of Credit. If the Letter of Credit delivered by Subtenant is inconsistent with the form attached hereto as Exhibit S-D (including, without limitation, the wrong name or address for the Beneficiary), Sublandlord may so notify Subtenant in writing, in which case Subtenant shall cause the Letter of Credit to be corrected within ten (10) business days after such notice. If the issuer of the Letter of Credit is declared to be insolvent by the Federal Deposit Insurance Corporation (or any comparable institution) or becomes a debtor in any case or proceeding under the Bankruptcy Code or any similar law or statute, or ceases to conduct business for any reason, Sublandlord may so notify Subtenant, in which case Subtenant shall, within ten (10) business days after such notice from Sublandlord, provide Sublandlord with a new Letter of Credit which otherwise meets the requirements of this Section 2.3 issued by a substitute financial institution reasonably satisfactory to Sublandlord. The Stated Amount shall initially be Five Hundred Thousand Dollars ($500,000.00); provided, however, that, except as hereinafter provided, (a) commencing on the first (1st) day of the first (1st) full month following the one (1) year anniversary of the Sublease Commencement Date and thereafter on the first (1st) day of each subsequent month through month fifty-eight (58) of the Sublease Term, the Stated Amount may be reduced by Four Thousand Nine Hundred Seventy Nine and 57/100 Dollars ($4,979.57); provided, however, that the aggregate reduction pursuant to this clause (a) shall in no event exceed Two Hundred Thirty Four Thousand Forty Dollars ($234,040.00) and (b) on each of December 5, 2019, January 5, 2020, February 5, 2020 and March 5, 2020, the Stated Amount may be reduced by Sixty Six Thousand Four Hundred Ninety Dollars ($66,490.00). Each of the foregoing dates on which the Stated Amount may be reduced is hereafter referred to as an “Adjustment Date”.

However, if (i) a default by Subtenant occurs under this Sublease, or (ii) circumstances exist that would, with notice or lapse of time, or both, constitute a default by Subtenant, and Subtenant has failed to cure such default or circumstances within the time period permitted

4

hereunder or such lesser time as may remain before the relevant Adjustment Date as provided above, the Stated Amount shall not thereafter be reduced unless and until such default or circumstances shall have been fully cured pursuant to the terms of this Sublease, at which time the Stated Amount may be reduced as hereinabove described. The Letter of Credit shall state that an authorized officer or other representative of Sublandlord may make demand on Sublandlord’s behalf for the Stated Amount of the Letter of Credit, or any portion thereof, and that the issuing bank must immediately honor such demand, without qualification or satisfaction of any conditions, except the proper identification of the party making such demand. In addition, the Letter of Credit shall indicate that it is transferable in its entirety by Sublandlord as beneficiary and that upon receiving written notice of transfer, and upon presentation to the issuing bank of the original Letter of Credit, the issuer or confirming bank will reissue the Letter of Credit naming such transferee as the beneficiary. Sublandlord shall be responsible for the payment to the issuing bank of any transfer costs imposed by the issuing bank in connection with any such transfer. If (A) the term of the Letter of Credit held by Sublandlord will expire prior to the last day of the Sublease Term and the Letter of Credit is not extended, or a new Letter of Credit for an extended period of time is not substituted, in either case at least sixty (60) days prior to the expiration of the Letter of Credit, or (B) Subtenant commits a default with respect to any provision of this Sublease, including the filing of a voluntary petition under Title 11 of the United States Code (i.e., the Bankruptcy Code), or otherwise becomes a debtor in any case or proceeding under the Bankruptcy Code, as now existing or hereinafter amended, or any similar law or statute, Sublandlord may (but shall not be required to) draw upon all or any portion of the Stated Amount of the Letter of Credit, and the proceeds received from such draw shall constitute Sublandlord’s property (and not Subtenant’s property or the property of the bankruptcy estate of Subtenant) and Sublandlord may then use, apply or retain all or any part of the proceeds (1) for the payment of any sum which is in default, (2) to reimburse Sublandlord for costs incurred by Sublandlord in connection with this Sublease (including, without limitation, any brokerage commissions and attorneys’ fees), (3) for the payment of any other amount which Sublandlord may spend or become obligated to spend by reason of Subtenant’s default, (4) to compensate Sublandlord for any loss or damage which Sublandlord may suffer by reason of Subtenant’s default or (5) as prepaid rent to be applied against Subtenant’s Base Subrent obligations for the last month of the Sublease Term and the immediately preceding month(s) of the Sublease Term until the remaining proceeds are exhausted. If any portion of the Letter of Credit proceeds are so used or applied, Subtenant shall, within ten (10) days after demand therefor, post an additional Letter of Credit in an amount to cause the aggregate amount of the unused proceeds and such new Letter of Credit to equal the Stated Amount required by this Section 2.3. Sublandlord shall not be required to keep any proceeds from the Letter of Credit separate from its general funds. The Letter of Credit or any remaining proceeds of the Letter of Credit held by Sublandlord, after any use, application or retention of same by Sublandlord permitted by this Section 2.3, shall be returned to Subtenant or, at Sublandlord’s option, to the last assignee of Subtenant’s interest hereunder, within sixty (60) days following (a) the expiration of the Sublease Term or (b) any earlier termination of this Sublease, provided that the Overlease has also been terminated, Overlandlord has fully released Sublandlord and all guarantors of the Overlease from liability under the Overlease and such guarantees and Overlandlord has returned to Sublandlord all deposits and other amounts due Sublandlord under the terms of the Overlease.

The use, application or retention of the Letter of Credit and/or the proceeds or any portion thereof, shall not prevent Sublandlord from exercising any other rights or remedies provided

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under this Sublease, it being intended that Sublandlord shall not be required to proceed against the Letter of Credit, and such use, application or retention of the Letter of Credit shall not operate as a limitation on any recovery to which Sublandlord may otherwise be entitled. No trust relationship is created herein between Sublandlord and Subtenant with respect to the Letter of Credit.

Sublandlord and Subtenant acknowledge and agree that in no event or circumstance shall the Letter of Credit, any renewal thereof or substitute therefor or the proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Notwithstanding the foregoing, to the extent California Civil Code Section 1950.7 in any way: (a) is applicable to this Sublease or the Letter of Credit (or any proceeds thereof); or (b) controls Sublandlord’s rights to draw on the Letter of Credit or apply the proceeds of the Letter of Credit to any amounts due under the Sublease or any damages Sublandlord may suffer following termination of this Sublease, then Subtenant fully and irrevocably waives the benefits and protections of Section 1950.7 of the California Civil Code, it being agreed that Sublandlord may recover from the Letter of Credit (or its proceeds) all of Sublandlord’s damages under this Sublease and California law including, but not limited to, any damages accruing upon the termination of this Sublease in accordance with this Sublease and Section 1951.2 of the California Civil Code.

3. Incorporation of Overlease. The Overlease, as it relates to the Subpremises, is incorporated by reference in this Sublease, except as follows.

3.1.1. Defined Terms. Wherever the Overlease refers to a term in the left-hand column of the following table, this Sublease shall be deemed to refer to the adjacent term in the right-hand column of the table. All other defined terms in the Overlease shall be deemed appropriately modified, as necessary in, to reflect the circumstances of this Sublease.

Each Reference to:	Shall be Deemed Replaced by a Reference to:
Additional Rent	Additional Subrent
Base Rent	Base Subrent

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Each Reference to:	Shall be Deemed Replaced by a Reference to:

Landlord

Sublandlord; except:

“Landlord” shall be deemed replaced by a reference to “Sublandlord and Overlandlord” for purposes of the following provisions: (1) Section 6.6, (2) the fourth sentence of Section 7.1, (3) Section 10.5, (4) the first sentence of Section 11.1, (5) Article 28 and (6) Section 29.32.

“Landlord” shall be replaced with “Sublandlord or Overlandlord” for purposes of the following provisions: (1) Section 5.3, and (2) Section 10.1.

“Landlord” shall be deemed replaced by “Overlandlord” for purposes of the following provisions: (1) Section 4.2.4, (2) Section 4.2.5.1, (3) Section 4.2.5.2, (4) Section 4.2.5.4, (5) the last sentence of Section 4.4.2, (6) Section 4.5.1, (7) Section 4.5.2, (8) Article 6, (9) the first sentence of Section 7.1, (10) Section 10.2, (11) Section 11.1 except for the reference in the first sentence thereof, (12) Section 11.2, (13) Article 23, (14) Section 29.15, (15) 29.26, (16) Section 29.30 except for the reference in the first sentence thereof, and (17) Section 29.34.

Landlord Parties	Sublandlord and Overlandlord Parties

Lease	Sublease; except: “Lease” shall be replaced by “Sublease and Overlease” for purposes of Section 29.28.

Lease Expiration Date	Sublease Expiration Date

Lease Term	Sublease Term

Lease Commencement Date	Sublease Commencement Date (except for purposes of Sections 4.2.4 and 4.2.5)

Premises	Subpremises

Sublease	Sub-Sublease

Tenant	Subtenant

Tenant Parties	Subtenant Parties

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In addition to the foregoing replacements, to the extent any capitalized terms used in the Overlease are defined herein, such terms shall be given the meanings ascribed to them in this Sublease.

3.1.2. Exclusions. The following Sections, Articles, Exhibits and Amendments of the Overlease shall not be incorporated herein by reference or otherwise apply to this Sublease: the preamble of the Overlease, Sections 1.2, 2.2, 4.2.5.5, 4.2.7, 4.6, 6.7 and 7.2 and Articles 18, 21, 22 and 23, Exhibits B, G and H, the First Amendment to Office Lease and Sections 2.2, 3.1(a), 3.1(c), 3.2, 4.2, 5.2, 9, 11 and Exhibit B to the Second Amendment.

3.1.3. Amendments for Purposes of Sublease Incorporation of Overlease. For purposes of incorporation herein, only, the following amendments are made to the Overlease:

A. The following sections of the “Summary of Basic Lease Information” in Section 1 of the Overlease are hereby amended and restated in their entirety as follows:

	TERMS OF SUBLEASE	DESCRIPTION

1.	Date:	January 30, 2015

2.	Subpremises:

	2.2 Subpremises:	Approximately 15,784 rentable (14,414 usable) square feet, located on the 6th floor of the Building as depicted on Exhibit S-B attached hereto.

3.	Sublease Term (Article 2):

	3.1 Length of Time:	Approximately five (5) years and two (2) months.

	3.2 Sublease Commencement Date:	The date that is the later of: (i) February 1, 2015, or (ii) one (1) business day after the date when Sublandlord delivers to Subtenant a consent to this Sublease executed by Overlandlord in accordance with Section 6.7 of the Sublease.

	3.3 Sublease Expiration Date:	March 31, 2020.

4.	Base Subrent (Article 3):	As set forth on Exhibit S-C to the Sublease.

5.	Base Year:	2015.

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	TERMS OF SUBLEASE	DESCRIPTION

6.	Tenant’s Share:	Approximately 7.5536%.

8.	[Intentionally Omitted]

9.	Parking Pass Ratio (Article 28, as amended by Paragraph 8 of the Second Amendment):	Four and one-half (4 1⁄2) parking passes for every 1,000 rentable square feet of the Subpremises, fourteen (14) of which may be for use on reserved covered parking spaces individually designated for particular employees of Subtenant and the balance of which may be for use on non-reserved parking spaces, all as more particularly set forth in Article 28 and the Second Amendment. Notwithstanding anything to the contrary contained herein, Sublandlord shall, during the Shared Occupancy Period, retain the exclusive rights to the use of the three (3) parking spaces numbered 1 through 3 as of the date of this Sublease.

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	TERMS OF SUBLEASE	DESCRIPTION

10.	Address of Subtenant (Section 29.18):	Prior to Sublease Commencement Date:

EvoFem Inc.
8910 University Center Lane,
Suite 120
San Diego, CA 92122
Attention: Chief Financial Officer

After Sublease Commencement Date:

EvoFem Inc.
12400 High Bluff, Suite 600
San Diego, California 92130
Attention: Chief Financial Officer

with copy to:

K&L Gates LLP
1 Park Plaza, Twelfth Floor
Irvine, CA 92614
Attn: Adam C. Lenain

11.	Addresses of Sublandlord and Overlandlord:

	11.1 Address of Sublandlord:	Prior to Sublease Commencement Date:

Relational Investors LLC
12400 High Bluff, Suite 600
San Diego, California 92130
Attention: Jay Sitlani

After Sublease Commencement Date:

Relational Investors LLC
12400 High Bluff, Suite 600
San Diego, California 92130
Attention: Jay Sitlani

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	TERMS OF SUBLEASE	DESCRIPTION
	11.2 Address of Overlandlord:	Kilroy Realty Corporation 12200 West Olympic Boulevard, Suite 200 Los Angeles, California 90064 Attention: Legal Department

with copies to:

Kilroy Realty Corporation 12200 West Olympic Boulevard, Suite 200 Los Angeles, California 90064 Attention: Mr. John Fucci

and

Kilroy Realty Corporation 3611 Valley Centre Drive, Suite 250 San Diego, California 92130 Attention: Mr. Brian Galligan

and

Allen Matkins Leek Gamble & Mallory LLP 1901 Avenue of the Stars, Suite 1800 Los Angeles, California 90067 Attention: Anton N. Natsis, Esq.

12.	Broker (Section 29.24):	Cassidy Turley San Diego (Tom van Betten)

B. Section 1.1.1 is hereby amended by deleting the following phrase: “and in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”)” in its entirety.

C. Section 2.1 is hereby amended by deleting the following parentheticals: (i) “(i.e., December 15, 2004)”, (ii) “(i.e., November 30, 2005)”, and (iii) “(i.e., December 1st)”, in their entirety.

D. Article 3 is hereby amended by (i) deleting the phrase “in advance on or before the first day of each and every calendar month during the Lease Term” and replacing it with “in advance on or before the second to last day of the preceding calendar month for each and every Sublease Month during the Sublease Term”; and (ii) deleting the last two sentences in the article.

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E. Section 4.2.4 is hereby amended by deleting the second proviso in clause (iii).

F. The first sentence of Section 4.4.1 is hereby amended and restated in its entirety as follows: “Sublandlord shall give to Subtenant following the end of each Expense Year, but in no event later than thirty (30) days after Sublandlord receives the corresponding statement from Overlandlord under the Overlease, a statement (the “Statement”) which shall state in general major categories the Building Direct Expenses incurred or accrued for the Base Year or such preceding Expense Year, as applicable, and which shall indicate the amount of Excess.”

G. The first sentence of Section 4.4.2 is hereby amended and restated in its entirety as follows: “In addition, Sublandlord shall give Subtenant a yearly expense estimate statement (the “Estimate Statement”), but in no event later than thirty (30) days after Sublandlord receives the corresponding statement from Overlandlord under the Overlease, which shall set forth in general major categories, Overlandlord’s commercially reasonable estimate (the “Estimate”) of what the total amount of Building Direct Expenses for the then-current Expense Year shall be and the estimated excess (the “Estimated Excess”) as calculated by comparing the Building Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Building Direct Expenses for the Base Year.”

H. Section 6.3 is hereby amended by deleting, in its entirety, the final sentence in the Section.”

I. Section 8.1 is hereby amended by deleting the last sentence in the Section in its entirety.

J. Section 8.5 is hereby amended by deleting the following phrase in its entirety “, and/or (ii) remove any “Above Building Standard Tenant Improvements,” as that term is defined in Section 2.4 of the Tenant Work Letter, located within the Premises and replace the same with then existing “Building Standard Tenant Improvements,” as that term is defined in Section 23 of the Tenant Work Letter”.

K. The first sentence of Section 10.1 is hereby amended and restated in its entirety as follows: “To the extent not prohibited by law and except as otherwise expressly provided herein to the contrary, Subtenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Subpremises from any cause whatsoever and agrees that the Sublandlord and Overlandlord, their partners, subpartners and their respective officers, agents, servants employees, and independent contractors (collectively, “Sublandlord and Overlandlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Subtenant or other persons claiming through Subtenant.”

L. Section 10.3.2(ii) is hereby amended by deleting the following phrase: “the “Tenant Improvements,” as that term is defined in Section 2.1 of the Tenant Work Letter” in its entirety.

M. Section 10.4 is hereby amended and restated in its entirety as follows:

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10.4 Form of Policies. The minimum limits of policies of insurance required of Subtenant under this Sublease shall in no event limit the liability of Subtenant under this Sublease. Such insurance shall (i) name the Sublandlord, the Overlandlord, and any other party the Sublandlord or Overlandlord so specify that has a material financial interest in the Project, as an additional insured, including Overlandlord’s managing agent, if any; (ii) specifically cover the liability assumed by Subtenant under this Sublease, including, but not limited to, Subtenant’s obligations under 10.1 of the Overlease; (iii) be issued by an insurance company having a rating of not less than A-X in Best’s Insurance Guide or which is otherwise acceptable to Sublandlord and Overlandlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Sublandlord and Overlandlord is excess and is non-contributing with any insurance requirement of Subtenant; (v) be in form and content reasonably acceptable to Sublandlord and Overlandlord; and (vi) provide that said insurance shall not be cancelled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Sublandlord and Overlandlord and any mortgagee of Overlandlord, the identity of whom has been provided to the Subtenant in writing. Subtenant shall deliver certificates of said policy or policies to the Sublandlord and the Overlandlord on the Execution Date and at least thirty (30) days before the expiration dates thereof. In the event Subtenant shall fail to procure such insurance, or to deliver such policies or certificates, Sublandlord or Overlandlord may, at their option, after written notice to the Subtenant and Subtenant’s failure to obtain such insurance within five (5) days thereafter, procure such policies for the account of the Subtenant, and the cost thereof shall be paid to Sublandlord or Overlandlord, as the case may be, within thirty (30) days after delivery to Subtenant of bills therefor.

N. Section 14.2 is hereby amended by deleting the last paragraph in the Section in its entirety and inserting the following:

“Sublandlord and Subtenant hereby acknowledge that Subtenant intends to sublease portions of the Subpremises to Woman Care Global Trading, Inc., a Delaware corporation (“Woman Care Global”), pursuant to that certain Sublease of even date herewith, a copy of which is attached hereto as Exhibit S-I (“Woman Care Global Sublease”). Sublandlord and Subtenant agree that Woman Care Global shall be allowed to occupy portions of the Subpremises, subject to all the terms and conditions hereof. Subtenant (and Guarantor, by virtue of Guarantor’s delivery of the Guaranty of Lease hereinafter described) shall be solely responsible for any acts or omissions of Woman Care Global and Subtenant further acknowledges that Subtenant’s indemnities contained in this Sublease shall apply to the acts or omissions of Woman Care Global. Woman Care Global’s right to occupy portions of the Subpremises shall be subject and subordinate to the provisions of the Overlease and this Sublease and if this Sublease shall be terminated or if Subtenant is in default hereinafter (after expiration of any applicable notice and cure period), the Woman Care Global Sublease and Woman Care Global’s right to occupy a portion of the Subpremises shall be immediately cancelled at the sole option of Sublandlord.”

O. Article 16 is hereby amended by deleting the first sentence of the Section in its entirety and replacing it with the following:

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“If Tenant holds over after the expiration of the Sublease Term or an earlier termination thereof, with or without the express or implied consent of the Sublandlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term. If Subtenant holds over after the expiration of the Sublease Term or due to an earlier termination of the Sublease, Subrent shall be payable at a monthly rate equal to 150% of the Subrent applicable under the last rental period of the Sublease Term under this Sublease; provided, however, if Subtenant holds over after the Sublease Expiration Date such that Sublandlord will be deemed to be holding over under the Overlease, Subtenant will be responsible as the Subrent due pursuant to this Sublease for any rent due under the Overlease for the Subpremises as a result of such holdover, such rent to include any applicable increases in rent pursuant to Article 16 of the Overlease.”

P. The first sentence of Article 27 is hereby amended and restated in its entirety as follows:

“Landlord and Overlandlord reserve the right at all reasonable times (during Building Hours with respect to items (i) and (ii) below) and upon at least twenty four (24) hours prior written notice to Subtenant (except in the case of an emergency) to enter the Subpremises to (i) inspect them; (ii) show the Subpremises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers, or during the last twelve (12) months of the Sublease Term, for to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Subpremises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment.”

Q. Section 29.18 is hereby amended by (1) deleting the second sentence in the Section in its entirety and replacing it with the following: “Any Notice shall be sent, transmitted, or delivered, as the case may be, to Subtenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Subtenant may from time to time designate in a Notice to Sublandlord, or to Sublandlord at the address set forth in Section 11.1 of the Summary, or to such other places as the Sublandlord may from time to time designate in a Notice to Subtenant.” and (2) deleting the final sentence of the Section and replacing it with the following: “Any notices to the Overlandlord shall be sent, transmitted or delivered, as the case may be, to the address listed in Section 11.2 of the Summary or to such other places as the Sublandlord or Overlandlord may from time to time designate in a Notice to Subtenant.”

R. Section 29.24 is hereby amended and restated in its entirety as follows:

“Sublandlord and Subtenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Sublease, excepting only the real estate broker specified in Section 12 of the Summary (the “Broker”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Sublease. Sublandlord shall pay such Broker pursuant to a separate written agreement between Sublandlord and the Broker. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be

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owing on account of any dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party.

3.1.4. Other. In addition, this Sublease does not incorporate by reference any other terms of the Overlease that, by their nature or purpose, are inapplicable or inappropriate to the subleasing of the Subpremises.

3.1.5. Dispute Resolution. Wherever the Overlease provides a dispute resolution procedure or a procedure to determine any matter relevant to this Sublease, and provided Subtenant is not in default of any provision of this Sublease, Sublandlord and Subtenant shall reasonably cooperate in exercising Sublandlord’s rights under or otherwise complying with such procedure pursuant to the Overlease, and Sublandlord’s rights shall be Sublandlord and Subtenant’s joint rights unless Sublandlord assigns all of its rights to Subtenant. All out of pocket costs (including, but not limited to, attorneys’ fees and costs) reasonably incurred by Sublandlord and Subtenant in complying with such procedure shall be shared equally between Sublandlord and Subtenant unless Sublandlord assigns all of its rights to Subtenant in which case they shall be paid or reimbursed by Subtenant. Subtenant shall have no separate right to invoke such procedure as between Sublandlord and Subtenant.

3.1.6. Representations and Warranties. To the extent that Overlandlord makes any representations and warranties in the Overlease: (a) Sublandlord represents and warrants to Subtenant that Sublandlord is not actually aware of any breach of such representations and warranties; and (b) if any such representations and warranties are breached, then Subtenant shall have no claim against Sublandlord except to the extent of an equitable allocation of any payment, settlement, or rent offset that Sublandlord and Subtenant may obtain from Overlandlord because of such breach. References herein to Sublandlord’s “knowledge” shall refer only to the current actual knowledge of Sublandlord’s Chief Financial Officer, without duty of investigation or further inquiry.

Further, Sublandlord represents and warrants that the Subpremises, including the improvements, fixtures, and furnishings therein, shall be broom clean on the earlier of the Early Access Date and the Sublease Commencement Date.

3.1.7. Interaction of Sublease and Overlease. Wherever this Sublease conflicts with an incorporated term of the Overlease, as incorporated in this Sublease, this Sublease shall govern, but wherever reasonably possible such a conflict shall be resolved by treating Subtenant’s and Sublandlord’s obligations under both documents as cumulative.

3.1.8. Notices. Except as otherwise provided herein, the time limits contained in the Overlease for the giving of notices, curing defaults, making payments, or demands or performing any act, condition or covenant (i) on Overtenant’s part, are changed for the purpose of incorporation herein by reference by shortening the same in each instance by three (3) business days, so that Subtenant shall have less time to observe or perform under this Sublease than Overtenant under the Overlease; provided, however, in no event shall Subtenant have less than two (2) business days to so observe or perform any such act, condition or covenant, and (ii) on Overlandlord’s part, are changed for the purpose of incorporation herein by reference by lengthening the same in each instance by three (3) business days, so that Sublandlord shall have

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more time to observe or perform under this Sublease than Overlandlord under the Overlease. If Sublandlord or Subtenant receives any notice or demand from Overlandlord relating to this Sublease or the Subpremises, said party shall promptly give a copy thereof to the other.

3.2. Compliance with Overlease. Subtenant agrees, solely for the benefit of Sublandlord, to be bound by, and to fully comply with all obligations of Sublandlord arising under, the Overlease, including, but not limited to, all obligations relating to the surrender of the Subpremises to Overlandlord upon the expiration or earlier termination of the Overlease, except to the extent that this Sublease requires Sublandlord to perform any obligation under the Overlease (including Sublandlord’s payment of Sublandlord’s Rent under the Overlease, except as provided otherwise herein). Subtenant shall do nothing that violates the Overlease.

3.3. Abatement Rights. Subtenant may not assert against Sublandlord any right to abate rent that may exist under the Overlease, but if any such right becomes relevant for the Subpremises, then Sublandlord, at Subtenant’s request, shall use reasonable efforts to pursue such abatement. Subtenant shall be entitled to an abatement against Subrent only equal to the lesser of (a) the dollar amount of the abatement that Sublandlord actually recovers on behalf of Subtenant to the extent such abatement arises from Overlandlord’s acts and omissions and is allocated to the Sublease Term or (b) the amount of Subtenant’s Subrent for the portion of the Subpremises Term that such abatement affects.

3.4. Payment of Sublandlord’s Rent. Except to the extent this Sublease requires Subtenant to pay portions of same directly to Overlandlord, and provided that Subtenant complies with its payment obligations and material nonmonetary obligations under this Sublease (including payment of all Subrent when and as due), Sublandlord shall pay Overlandlord all rent required by the Overlease (“Sublandlord’s Rent”) within the applicable cure periods under the Overlease. This does not limit any express obligation of Subtenant in this Sublease to reimburse Sublandlord for any such rent or pay any other sum.

3.5. Rights and Benefits Under Overlease. To the extent not covered specifically in this Sublease and to the extent that they apply to the Subpremises, Subtenant shall have all the rights, privileges, and benefits granted to or conferred upon Sublandlord as Tenant under the Overlease, provided that Subtenant’s exercise of such rights, privileges, and benefits shall not cause Sublandlord to be in default under the Overlease.

3.5.1. Additional Costs. To the extent Subtenant requires services beyond those provided for in this Sublease, Subtenant shall contract directly with and pay Overlandlord for such services. Such services may include additional cleaning; freight car service; and loading dock security services (the “Additional Services”). Subtenant shall indemnify Sublandlord for any costs associated with the Additional Services. If Overlandlord refuses to deal directly with Subtenant about Additional Services, then Sublandlord shall have no liability to Subtenant. Sublandlord shall have no responsibility for Overlandlord’s failure to provide Additional Services except as this Sublease expressly provides.

3.6. Overlandlord’s Performance. Wherever the Overlease (as incorporated by reference in this Sublease) would require Sublandlord to provide any benefit or service, Subtenant shall be entitled to receive such benefit or service directly from Overlandlord under the Overlease, and

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Sublandlord shall have no obligation to provide such benefit or service. Sublandlord shall have no liability to Subtenant, and Subtenant’s obligations under this Sublease shall not be reduced, restricted, diminished, or deferred, if Overlandlord fails to provide any service or benefit required under the Overlease, or to perform any obligation under the Overlease, unless both: (a) Subtenant is not in default under this Sublease; and (b) Overlandlord’s failure results from Sublandlord’s default under the Overlease.

3.7. Preservation of Overlease. Subject to any provision of this Sublease to the contrary, so long as Subtenant is not in default under this Sublease, Sublandlord shall, with respect to all periods within the Sublease Term: (a) preserve the Overlease and keep the Overlease in full force and effect; (b) not, without Subtenant’s written consent, agree to any amendment to the Overlease that would materially adversely affect Subtenant; (c) perform all its obligations under the Overlease, except any obligations Sublandlord contests in good faith in accordance with Sublandlord’s rights under the Overlease; and (d) pay Overlandlord any sums payable to Overlandlord on account of entering into this Sublease. Following any amendment of the Overlease the definition of “Overlease” shall be deemed modified to reflect such amendment. Sublandlord shall continue to have the sole right to exercise any and all rights, privileges, and remedies under the Overlease provided such exercise does not materially and adversely affect the rights of Subtenant pursuant to this Sublease.

3.8. Consents. Wherever the Overlease requires Overlandlord’s consent to any action or matter (including any such consent that would be required to be obtained from Overlandlord if such action or matter arose under the Overlease), Subtenant must obtain both Sublandlord’s and Overlandlord’s consent to such action or matter. If Overlandlord consents to any action or matter requiring Overlandlord’s consent but not otherwise expressly referred to in this Sublease, then Sublandlord shall not unreasonably withhold, condition or delay its consent to such action or matter.

3.9. Representations and Warranties. Sublandlord represents and warrants that the Overlease is the entire agreement between Overlandlord and Sublandlord relating to the Premises and is in full force and effect, and neither Sublandlord nor Overlandlord is in default under the Overlease. Subtenant represents and warrants to Sublandlord that Subtenant has reviewed and is fully familiar with the Overlease and the Subpremises. Except as this Sublease provides, neither party makes any representation or warranty about the Overlease, the Subpremises or any other matter.

4. Interaction of Estates; Effect on Overlandlord.

4.1. Priorities. This Sublease is unconditionally subject and subordinate to: (i) the Overlease, as amended from time to time in compliance with this Sublease; (ii) all estates and interests to which the Overlease is subject and subordinate, including any and all underlying ground leases and mortgages affecting Overlandlord’s estate, all as amended or entered into from time to time; and (iii) all the terms, conditions and covenants of items “i” and “ii.” If, pursuant to the Overlease, Overlandlord or Overlandlord’s ground lessor(s) or mortgagee(s) request(s) additional documentation (consistent with such limitations and requirements, if any, as the Overlease provides) to confirm the foregoing subordination, then Subtenant shall promptly execute it.

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4.2. Event of Default. Upon an Event of Default, as such term is defined in the Overlease, Overlandlord may enforce the provisions of this Sublease, including collection of rent.

4.3. Termination of Overlease, Reentry or Repossession. In the event of termination of the Overlease for any reason, or in the event of any reentry or repossession of the Subpremises by Overlandlord, Overlandlord may, at its option, either (i) terminate this Sublease or (ii) take over all of the right, title and interest of Sublandlord, as sublessor, under such Sublease, in which case Subtenant shall attorn to Overlandlord, but nevertheless Overlandlord shall not (1) be liable for any previous act or omission of Sublandlord under such Sublease (without limiting Overlandlord’s obligation to cure a default under the Sublease by Sublandlord that existed prior to the attornment and which continues after such attornment, to the extent such default is readily curable by Overlandlord once Subtenant has attorned to Overlandlord, and provided that in no event shall Overlandlord be liable to Subtenant for any damages that the Subtenant may have incurred by reason of a prior default by Sublandlord under this Sublease), (2) be subject to any defense or offset previously accrued in favor of the Subtenant against Sublandlord (without limiting Overlandlord’s obligation to cure a default under this Sublease by Sublandlord that existed prior to the attornment and which continues after such attornment, to the extent such default is readily curable by Overlandlord once Subtenant has attorned to Overlandlord, and provided that in no event shall Overlandlord be liable to Subtenant for any damages that Subtenant may have incurred by reason of a prior default by Sublandlord under this Sublease), or (3) be bound by any previous modification of this Sublease made without Overlandlord’s written consent, or by any previous prepayment by Subtenant of more than one month’s rent. This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee, ground lessor or beneficiary, affecting any mortgage now or hereafter in force against the Building or Project (an “Underlying Mortgage”) in order to make such subordination effective. Subtenant, however, shall within ten (10) days of written notice from Overlandlord, execute a commercially reasonable certificate or document that Overlandlord may reasonably request to effectuate, evidence or confirm such subordination, and failure to do so shall be an Event of Default under this Sublease. Notwithstanding the forgoing, the mortgagee, ground lessor or beneficiary of an Underlying Mortgage may elect, at any time by notice given to Subtenant, to subordinate such Underlying Mortgage to this Lease, and no further instrument of subordination shall be required to make such subordination of the Underlying Mortgage effective. Subtenant, however, shall execute promptly any certificate or document requested to effectuate, evidence or confirm such subordination, and failure to do so shall be an Event of Default under this Sublease.

4.4. No Effect on Overlease, Overlandlord. Notwithstanding anything to the contrary in this Sublease, including Overlandlord’s consent to this Sublease: (a) Overlandlord shall have no obligations of any kind to Subtenant; and (b) the Overlease remains in full force and effect between Overlandlord and Sublandlord. Nothing in this Sublease (except upon termination of the Overlease if Overlandlord exercises its right to require Subtenant to recognize and attorn to Overlandlord) shall create any privity or contractual or landlord-tenant relationship of any kind between Overlandlord and Subtenant but Overlandlord shall be a third party beneficiary of Subtenant’s obligations under this Sublease that correspond to obligations of Sublandlord under the Overlease, and shall be entitled to enforce this Sublease.

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4.5. Termination of Overlease. If the Overlease terminates for any reason, then, as between Sublandlord and Subtenant, the Sublease Term shall automatically terminate one minute before such termination unless Overlandlord elects or agrees otherwise in writing. Sublandlord’s and Subtenant’s obligations, as between Sublandlord and Subtenant, under this Sublease shall automatically and immediately cease and terminate upon any such expiration of the Sublease Term, but this shall not limit (1) either party’s obligations and liability that accrued before the date of, or as a result of, such termination or (2) Subtenant’s obligations to vacate the Subpremises and return the Subpremises to Sublandlord in the condition required by this Sublease.

5. Leasing Covenants.

5.1. Delivery; FF&E; Surrender. Sublandlord shall deliver to Subtenant, and Subtenant shall accept, the Subpremises in its current “AS IS” condition and Sublandlord shall have no obligation, either as to payment or performance, to remodel or renovate the Subpremises or any portion thereof for Subtenant’s use. Sublandlord makes no representation or warranty as to the number of rentable square feet that constitute the Subpremises. Sublandlord shall deliver the Subpremises to the Subtenant vacant other than the furniture, fixtures and equipment described on Exhibit S-E attached hereto (the “FF&E”). Any remodeling or renovation of the Subpremises required for Subtenant’s use thereof shall be the sole responsibility of Subtenant. Subtenant shall not perform any work or alterations in preparing the Subpremises for occupancy, or otherwise during the Sublease Term of this Sublease, without the prior written consent of both Sublandlord and Overlandlord.

If the Subpremises are not tendered to Subtenant in the condition required hereby on or before the Sublease Commencement Date, for any reason whatsoever (other than Sublandlord’s willful, intentional and wrongful refusal to deliver such space and subject to the provisions of this Sublease), Sublandlord shall not be liable for any damage thereby, this Sublease shall not be void or voidable thereby, and the Sublease Term shall not commence until Sublandlord tenders possession thereof to Subtenant in the condition required hereby.

During the Sublease Term, Subtenant shall be entitled to the exclusive use of the FF&E (except the portions to be used by Sublandlord within the Sublandlord Office Area and subject to Sublandlord’s rights hereunder to use conference rooms, kitchens, patios and similar areas during such Shared Occupancy Period) for no consideration other than the payment of the Sublease Rent. Subtenant acknowledges that no representations with respect to the condition of any of the FF&E have been made or will be made to Subtenant. Upon the expiration or earlier termination of the Sublease Subtenant shall be obligated to purchase the FF&E from Sublandlord for an amount equal to the lesser of (a) then then-value of the FF&E, as agreed upon by the Sublandlord and Subtenant on or before the expiration or earlier termination of the Sublease, or if no such agreement is reached as determined by a qualified appraiser mutually chosen by Sublandlord and Subtenant and (b) Forty Nine Thousand Dollars ($49,000.00). The appraisal shall be performed no later than thirty (30) days prior to the expiration or earlier termination of this Sublease (except in the case of termination due to a default) and the payment for the purchase shall be made by Subtenant to Sublandlord in cash or other immediately-available funds prior to or concurrently with the expiration or earlier termination of this Sublease. Sublandlord and Subtenant shall share equally the cost of the appraisal.

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At the end of the Sublease Term Subtenant shall remove from the Subpremises all of Subtenant’s furniture, belongings, personal property, trash, debris, and all other movable items of any kind in accordance with the Overlease and shall perform, at its sole cost and expense, all other obligations under the Overlease relating to the surrender of the Subpremises. Without in any way limiting Subtenant’s obligations under Section 3.2 above or the other provisions of this Sublease, Subtenant acknowledges that it will be solely responsible for any holdover rent, indemnification obligations or other penalties or obligations under the Overlease arising from Subtenant’s failure to timely surrender the Subpremises and/or perform any other obligations under the Overlease relating to the surrender of the Subpremises.

5.2. Insurance. Subtenant shall provide all insurance required by Article 10 of the Overlease, as incorporated in this Sublease, for the Subpremises during the Sublease Term and shall deliver to Sublandlord upon execution of this Sublease and at least thirty (30) days before expiration of each insurance policy, certificates of such insurance. Such certificates shall: (a) designate Sublandlord and Overlandlord as additional insureds; and (b) provide that the insurance they evidence shall not be cancelled or terminated without thirty (30) days prior written notice to Sublandlord and Overlandlord. A copy of Subtenant’s initial certificate of insurance is attached hereto as Exhibit S-F.

5.3. Default; Remedies. Notwithstanding anything to the contrary in this Sublease, if Subtenant defaults in performing any obligation under this Sublease or commits a default under this Sublease, including the terms of the Overlease as incorporated in this Sublease, then Subtenant shall remedy such default within the applicable cure period (if any as amended by the Sublease), which period shall automatically commence to run against Subtenant at the same time it commences to run against Sublandlord provided that (in the case of a default by Subtenant under the Overlease) Sublandlord gives Subtenant, with reasonable promptness after receipt by Sublandlord, a copy of Overlandlord’s notice of default. An “Event of Default” shall exist if (a) Subtenant fails to so remedy any such default, (b) an Event of Default occurs under the Overlease as a result of any breach, default or act by Subtenant, or (c) an Event of Default occurs under the Overlease as incorporated into this Sublease. If Subtenant fails to perform its obligations under this Sublease (including the Overlease as incorporated by reference), then Sublandlord shall be entitled to exercise against Subtenant all remedies provided for in the Overlease (as incorporated by reference) in the case of Sublandlord’s default under the Overlease, and any other remedies available at law or in equity. If an Event of Default occurs, then Sublandlord shall be entitled to exercise against Subtenant all remedies provided for in the Overlease (as incorporated by reference) in the case of Sublandlord’s Event of Default under the Overlease, and any other remedies available at law or in equity. To the extent that Subtenant’s default under this Sublease causes Sublandlord to incur liability to Overlandlord or any loss, cost, damage or expense to Overlandlord, including payment of any holdover rent or other damages to Overlandlord, Subtenant shall indemnify, defend, and hold harmless Sublandlord against all such liability, loss, cost, damage, and expense, including the payment of reasonable attorneys’ fees.

5.4. Signage. Subtenant’s sublease of the Sublease Premises includes all of Sublandlord’s rights under the Overlease to signage, subject to the terms and conditions of the Overlease and provided that Sublandlord shall have the right to continue to be listed on one name strip in the Building’s directory during the Shared Occupancy Period. Sublandlord agrees to reasonably

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cooperate with Subtenant in connection with the transfer of Sublandlord’s signage rights to Subtenant pursuant to this Sublease; provided, however, any costs associated with modifications to such signage or costs or fees payable to Overlandlord in connection therewith shall be Subtenant’s sole cost and expense.

5.5 Parking. Except as set forth in the following sentence, Subtenant’s sublease of the Sublease Premises includes all of Sublandlord’s parking rights under the Overlease, subject to the terms and conditions of the Overlease. Notwithstanding the foregoing, Sublandlord shall, during the Shared Occupancy Period, retain the exclusive rights to the use of the three (3) parking spaces numbered 1 through 3 as of the date of this Sublease.

5.6 Refurbishment Allowance. Subtenant’s sublease of the Sublease Premises includes all of Sublandlord’s remaining rights under the Overlease to the “Refurbishment Allowance” referred to in Section 7 of the Second Amendment, subject to the terms and conditions of said Section 7 and any other applicable terms and conditions of the Overlease. Sublandlord represents and warrants that Sublandlord has not yet submitted any request to Overlandlord for payment of any portion of the Refurbishment Allowance, however, Sublandlord has incurred certain costs thus far, which Sublandlord shall have the right to be reimbursed from the Refurbishment Allowance. Further, the Refurbishment Allowance shall be reduced by any amount deducted by Overlandlord therefrom as permitted under the Second Amendment. Notwithstanding the foregoing, Sublandlord agrees that the Refurbishment Allowance made available to Subtenant will equal at least $8.50 per rentable square foot of the Subpremises.

6.	Miscellaneous.

6.1. Defined Terms. Capitalized terms used herein but not defined herein shall have the meanings given to them in the Overlease (as such terms may be modified by this Sublease). Exhibit S-G attached hereto provides a list of the terms defined in this Sublease.

6.2. Attorneys’ Fees. If this Sublease is the subject of any litigation (including litigation to enforce an indemnity), then the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys’ fees.

6.3. Further Assurances. Each party shall execute and deliver such further documents, and perform such further acts, as may be reasonably necessary to achieve the intent of the parties as expressed in this Sublease. In the case of the Overlandlord and Sublandlord, they agree to execute such documents as Subtenant’s lenders may reasonably require to preserve the lenders’ rights to access Subtenant’s personal property under certain circumstances (i.e., Landlord’s Consent to Removal of Personal Property.) Each party shall deliver reasonable estoppel certificates within ten days after request by the other party.

6.4. Interpretation. Although the first draft of this Sublease was prepared by Sublandlord, this Sublease shall not be construed against whichever party was the “drafter” of this Sublease. Wherever either party agrees not to unreasonably withhold consent to any matter, such consent shall not be unreasonably conditioned or delayed. The word “include” and its variants shall in each case be interpreted as if followed by the words: “without limitation.”

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6.5. Execution. This Sublease shall not be effective in any way (or create any obligations of any kind) unless and until it has been executed and delivered by both parties and approved by Overlandlord. This Sublease or any amendment hereto may be executed by facsimile transmission or by email. Any party executing this Sublease or any amendment hereto by facsimile transmission or by email covenants to promptly deliver original executed counterparts of this Sublease (or amendment hereto) to the other party. This Sublease may be executed in counterparts.

6.6. Assignment of Overlease. If Sublandlord assigns the Overlease, then Sublandlord shall simultaneously assign this Sublease to the same assignee and require such assignee to assume Sublandlord’s obligations under this Sublease, and Sublandlord shall be released from all of its obligations hereunder.

6.7. Overlandlord’s Consent. This Sublease shall be of no force or effect unless and until consented to by Overlandlord (which consent shall be deemed to include any consent to the sublease of parking spaces required under Article 28 of the Overlease, consent to the use of the Subpremises by employees of Subtenant’s affiliates as set forth in Section 3.10 hereof, and Subtenant’s rights to any remaining Refurbishment Allowance) by Overlandlord’s executing either: (a) the Overlandlord’s Consent at the end of this Sublease; or (b) Overlandlord’s standard form of sublease consent, if any, provided that such standard form of sublease consent is unconditional (other than a condition requiring execution by Sublandlord or Subtenant) and irrevocable and does not require Subtenant or Sublandlord to make any payment or assume any material obligation not expressly required by this Sublease or by the express terms of the Overlease (the “Standard Overlandlord Consent”). Sublandlord shall promptly submit this fully executed Sublease to Overlandlord for Overlandlord’s consent. Sublandlord shall promptly notify Subtenant if and when Sublandlord’s consent has been obtained. If Sublandlord doesn’t obtain Overlandlord’s consent on or before January 15, 2015, then at any time before such consent has actually been obtained either party may, by notice to the other, terminate this Sublease unless Sublandlord obtains Overlandlord’s consent within ten (10) business days following the receipt of such notice, and upon such termination neither party shall have any further rights or obligations under this Sublease. Sublandlord and Subtenant each agrees to execute the Standard Overlandlord Consent if required by its terms. Notwithstanding anything to the contrary in this Sublease, Subtenant shall not enter into possession of the Subpremises unless and until Overlandlord shall have consented to this Sublease. Nothing in this paragraph shall expand Overlandlord’s right to withhold consent to this Sublease beyond any such rights as Overlandlord may have under the Overlease.

6.8. Guaranty. Concurrently with its execution of this Sublease, and as a condition to Sublandlord’s obligations hereunder, Subtenant shall deliver to Landlord the Sublease Guaranty attached hereto as Exhibit S-H (the “Guaranty”), duly executed by EvoMed LLC, a Delaware limited liability company (“Guarantor”).

6.9. Financial Statements. Subtenant agrees that it shall promptly furnish to Sublandlord, following the expiration of each calendar quarter during this Sublease Term, financial statements reflecting Subtenant’s then financial condition. Such financial statements shall be the quarterly unaudited financial statements Subtenant prepares for its own purposes, and the fiscal year periods shall be prepared in accordance with generally accepted accounting principles and shall

22

be audited by an independent certified public accountant. Notwithstanding the foregoing, in the event that Subtenant becomes a publicly traded corporation, then for so long as Subtenant is a publicly traded corporation with financial information available on-line, Subtenant’s obligations under this Section 6.9 shall be deemed satisfied.

No Further Text on This Page.

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IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the Execution Date.

SUBLANDLORD

RELATIONAL INVESTORS LLC, a Delaware limited liability company

/s/ David H. Batchelder
By:	David H. Batchelder
Its:	Managing Member

Date Executed: January 30, 2015

/s/ Jay N. Sitlani
By:	Jay N. Sitlani
Its:	Chief Financial Officer

Date Executed: January 30, 2015

SUBTENANT

EVOFEM, INC., a Delaware corporation

/s/ Saundra Pelletier
By:	Saundra Pelletier
Its:	Chief Executive Officer

Date Executed: January 30, 2015

/s/ Chad Putnam
By:	Chad Putnam
Its:	Chief Financial Officer

Date Executed: January 30, 2015

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Attachments:

Exhibit S-A -	Overlease
Exhibit S-B -	Depiction of Subpremises
Exhibit S-C -	Subrent Schedule
Exhibit S-D -	Form of Letter of Credit
Exhibit S-E -	Furniture Inventory
Exhibit S-F -	Subtenant’s Initial Certificate of Insurance
Exhibit S-G -	Sublease Defined Terms
Exhibit S-H -	Sublease Guaranty
Exhibit S-I -	Woman Care Global Sublease

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EXHIBIT S-C

BASE SUBRENT SCHEDULE

Period	Monthly Base Subrent
2/1/15 through 12/31/15	$21,875.00 ($2.77/sq. ft.)
1/1/16 through 12/31/16	$28,805.80 ($3.65/sq. ft.)
1/1/17 through 12/31/17	$29,989.60 ($3.80/sq. ft.)
1/1/18 through 12/31/18	$31,173.40 ($3.95/sq. ft.)
1/1/19 through 12/31/19	$32,357.20 ($4.10/sq. ft.)
1/1/20 through 3/31/20	$33,541.00 ($4.25/sq. ft.)

Exhibit S-C

EXHIBIT S-D

SUBTENANT’S INITIAL CERTIFICATE OF INSURANCE

[Attached]

Exhibit S-D

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER. IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(les) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s). PRODUCER Willis of North Carolina, Inc. c/o 26 Century Blvd P.O. Box 305191 Nashville, TN 37230-5191 nam™ct certificates@willis.com R Exti) (877) 945-7378 No: (888) 467-2378 E-MAIL ADDRESS: INSURER(S) AFFORDING COVERAGE NAIC # insurer A: Federal Insurance Company 20281 INSURED WomanCare Global International P.O. Box 768 Cardiff By The Sea, CA 92007 INSURER B: INSURER C : INSURER D : INSURER E : INSURER F: DATE (MM/DD/YYYY) 1/26/2015 CERTIFICATE OF LIABILITY INSURANCE REVISION NUMBER: THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES, LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS. INSR LTR TYPE OF INSURANCE ADDL INSD SUBR WVD POLICY NUMBER POLICY EFF (MM/DD/YYYYl POLICY EXP (MM/DD/YYYY) LIMITS A X COMMERCIAL GE NERAL LIABILITY 3E | X OCCUR X 3587-10-60 10/28/2014 10/28/2015 EACH OCCURRENCE S 1,000,000 | CLAIMS-MAC DAMAGE TO RENTED PREMISES (Ea occurrence) $ 1,000,000 MED EXP (Any one person) s 10,000 PERSONAL & ADV INJURY $ 1,000,000 GEN’L AGGREGATE LIMIT APPLIES PER: GENERAL AGGREGATE s 2,000,000 POLICY OTHER: PRODUCTS—COMP/OP AGG $ 0 s A AUTOMOBILE LIABILITY (14)73559460 10/28/2014 10/28/2015 COMBINED SINGLE LIMIT (Ea accident) S 1,000,000 X ANY AUTO BODILY INJURY (Per person) s ALL OWNED AUTOS HIRED AUTOS X SCHEDULED AUTOS NON-OWNED AUTOS BODILY INJURY (Per accident) $ PROPERTY DAMAGE (Per accident) s s A X UMBRELLA LIAB EXCESS LIAB X OCCUR CLAiMS-MADE 79878551 10/28/2014 10/28/2015 EACH OCCURRENCE $ 2,000,000 AGGREGATE S 2,000,000 DED I X | RETENTIONS ^ $ WOF IKERS COMPENSATION N/A PER OTH- STATUTE ER AND cMrLUYcKa LlrtblU I Y y/N ANY PROPRIETOR/PARTNER/EXECUTIVE 1 1 OFFICER/MEMBER EXCLUDED? (Mandatory in NH) If yes, dascribe under DESCRIPTION OF OPERATIONS below E.L. EACH ACCIDENT $ E.L. DISEASE—EA EMPLOYEE $ E.L. DISEASE-POLICY LIMIT $ COVERAGES CERTIFICATE NUMBER: DESCRIPTION OF OPERATIONS I LOCATIONS I VEHICLES (ACORD 101, Additional Remarks Schedule, may be attached If more space Is required) Re: Effective 2/1/2015; Office located at 12400 High Bluff Dr., Suite 600, San Diego, CA 92130 Relational Investors, LLC and Kilroy Realty Corporation, 3611 Valley Center Dr., Suite 250, San Diego, CA 92130 are included as an Additional Insured as respects to General Liability. CANCELLATION SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS. Relational Investors, LLC Attn: Jay Sitlani 12400 High Bluff Dr., Suite 600 iSan Dieao. CA 92130 AUTHORIZED REPRESENTATIVE ©1988-2014 ACORD CORPORATION. All rights reserved.

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER. IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s). PRODUCER Willis of North Carolina, Inc. c/o 26 Century Blvd P.O. Box 305191 Nashville, TN 37230-5191 name*ct certificates@willis.com ri)?NNEo Extv (877) 945-7378 | ,%c. Noi: (888) 467-2378 E-MAIL ADDRESS: INSURER(S) AFFORDING COVERAGE NAIC it insurer a : Federal Insurance Company 20281 INSURED WomanCare Global International P.O. Box 768 Cardiff By The Sea, CA 92007 INSURER B : INSURER C : INSURERD : INSURER E: INSURER F: DATE (MM/DD/YYYY) 1/30/2015 COVERAGES CERTIFICATE NUMBER: REVISION NUMBER: THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS. INSR LTR TYPE OF INSURANCE ADDL INSD SUBR WVD POLICY NUMBER POLICY EFF fMM/DD/YYYY) POLICY EXP fMM/DD/YYYY) LIMITS A X COMMERCIAL GE NERAL LIABILITY )E X | OCCUR X 3587-10-60 10/28/2014 10/28/2015 EACH OCCURRENCE $ 1,000,00C | claims-ma: DAMAGE TO RENTED PREMISES (Ea occurrence) $ 1,000,00( MED EXP (Any one person) $ 10.00C PERSONAL & ADV INJURY $ 1,000,00C GEN’L AGGREGATE LIMIT APPLIES PER: GENERAL AGGREGATE $ 2,000.00C POLICY | | JECT | | LOC OTHER: PRODUCTS—COMP/OP AGG $ s A AU1 X OMOBILE LIABILITY ANY AUTO (14)73559460 10/28/2014 10/28/2015 COMBINED SINGLE LIMIT (Ea accident) $ 1,000,00( BODILY INJURY (Per person) $ ALL OWNED AUTOS HIRED AUTOS X SCHEDULED AUTOS NON-OWNED AUTOS BODILY INJURY (Per accident) s PROPERTY DAMAGE (Per accident) $ $ A X UMBRELLA LIAB EXCESS LIAB X OCCUR CLAIMS-MADE 79878551 10/28/2014 10/28/2015 EACH OCCURRENCE $ 2,000,00C AGGREGATE $ 2,000,00c DED X RETENTIONS ® $ WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY y 1 N ANY PROPRIETOR/PARTNER/EXECUTIVE 1 1 OFFICER/MEMBER EXCLUDED? 1 (Mandatory in NH) If yes, describe under DESCRIPTION OF OPERATIONS below N/A PER OTH- STATUTE ER E.L. EACH ACCIDENT $ E.L, DISEASE—EA EMPLOYEE $ E.L. DISEASE—POLICY LIMIT $ 0 ACORD’ CERTIFICATE OF LIABILITY INSURANCE DESCRIPTION OF OPERATIONS I LOCATIONS I VEHICLES (ACORD 101, Additional Remarks Schedule, may be attached if more space is required) Re: Effective 2/1/2015; Office located at 12400 High Bluff Dr., Suite 600, San Diego, CA 92130 Kilroy Realty Corporation is included as an Additional Insured as respects to General Liability. CERTIFICATE HOLDER CANCELLATION SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS. Kilroy Realty Corporation Attn: Mr. Brian Galligan 3611 Valley Center Dr., Suite 250 iSan Dieao. CA 92130 AUTHORIZED REPRESENTATIVE © 1988-2014 ACORD CORPORATION. All rights reserved. 1.4^][WoDminnCa0re4aobai_Trading_Inc_Evofemh-eSUb?easDenJa,n<20 of AC°RD WOMAGLO-01CRUNKCO WOMAGLO-01CRUNKCO WOMAGLO-01 THOMPSONNE ..4.obal_Trading_IncEvofem_-Subiease Ja,n 20 2015.pdf 193]arks of ACORD

EXHIBIT S-E

SUBLEASE DEFINED TERMS

The following terms are defined in the Sublease at the pages indicated below (all other capitalized terms used but not defined in the Sublease shall have the meanings given to those terms in the Overlease)

Term	Page No
Additional Consideration	4
Additional Services	15
Additional Subrent	3
Base Subrent	3
Early Access Date	2
Estimated Excess	10
Event of Default	20
Execution Date	1
FF&E	19
Fixturizing	2
Lease Month	3
Overlandlord	1
Overlease	1, 15
Overtenant	1
Overtenant Parties and Overlandlord Parties	11
Second Amendment	1
Security Deposit Laws	5
Sublandlord	1
Sublandlord’s Rent	14
Sublease	1
Sublease Commencement Date	2
Sublease Expiration Date	2
Sublease Term	2
Subpremises	1
Subrent	3
Subtenant	1
Tenant Work Letter	10
Third Amendment	1
Underlying Mortgage	17

Exhibit S-E